AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 1996
                           REGISTRATION NO. 333-_____
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  MOOVIES, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                             7841                       571012733
State or other jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                             201 BROOKFIELD PARKWAY
                              GREENVILLE, SC 29607
                                 (864) 213-1700
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

(Name,  address  including zip code, ande     (The  Commission is
telephone number,  including  area code,       requested  to mail copies
of agent for service:)                         of all orders, notices
                                               and communications to:)

         JOHN L. TAYLOR                        T. CLARK FITZGERALD III, ESQ.
         Moovies, Inc.                         Arnall Golden & Gregory
         201 Brookfield Parkway                1201 West Peachtree Street
         Greenville, SC 29607                  Atlanta, Georgia 30309
         Tel: (864) 213-1700                   Tel: (404) 873-8622
         Fax: (864) 213-1702                   Fax: (404) 873-8501


          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
                    From time to time after the Registration
                           Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.|_|

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
 TITLE OF EACH                      PROPOSED       PROPOSED
 CLASS OF             AMOUNT        MAXIMUM        MAXIMUM          AMOUNT OF
 SECURITIES TO        TO BE         OFFERING       AGGREGATE       REGISTRATION
 BE REGISTERED      REGISTERED      PRICE PER      OFFERING            FEE**
                                    SHARE*          PRICE
- --------------------------------------------------------------------------------

  Common  stock     1,850,000
 $.001 par value     shares         $5.375        $9,943,750        $3,014.00
- --------------------------------------------------------------------------------
* Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c).

** $3,014.00 of the fee previously paid in connection with Registration

Statement No. 333-4270. THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------


367223.4

                 SUBJECT TO COMPLETION, DATED OCTOBER ____, 1996
PROSPECTUS
                                1,850,000 SHARES

                                  MOOVIES, INC.
                                  Common Stock

     This Prospectus related to the offer and sale from time to time by Moovies, Inc., a Delaware corporation ("Moovies" or the "Company"), or its subsidiaries, of up to 1,850,000 shares of Moovies common stock, $.001 par value, (the "Common Stock"), in exchange for shares of capital stock of other companies, or in exchange for assets used in or related to the business of such companies. See "Securities Covered By This Prospectus." Shares offered hereby may generally be resold by the persons acquiring them without further registration under the Securities Act of 1933. For further information on resales, see "Resales" in this Prospectus. The Company's Common Stock is traded and quoted on the Nasdaq Stock Market under the symbol "MOOV." On October 7, 1996, the last reported sale price for the Company's Common Stock on the Nasdaq Stock Market's National Market System (the "Nasdaq Stock Market") was $5.375 per share. See "Price Range of Common Stock."

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MOOVIES. NEITHER THE PROSPECTUS NOR THE PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR IN THE AFFAIRS OF MOOVIES SINCE SUCH DATE.

      The shares to be offered hereby may be sold (i) in transactions of the type specified in paragraph (a) of Rule 145 promulgated by the Securities and Exchange Commission, (ii) in a merger in which the applicable state law would not require the solicitation as of the votes or consents of all the security holders of the company being acquired, (iii) in an exchange offer for securities of the issuer or another security, (iv) in a public reoffering or resale of any such securities acquired pursuant to this offering; or (iv) in more than one of the transactions listed above. If used for reoffering or resale, this prospectus will be amended as required to include information regarding selling stockholders.

               The date of this Prospectus is October ____, 1996.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

367223.4

                                TABLE OF CONTENTS
                                                                           PAGE

Additional Information........................................................2
Prospectus Summary............................................................3
Securities Covered by this Prospectus.........................................6
Plan of Distribution..........................................................6
Resales.......................................................................6
Risk Factors..................................................................7
The Acquisitions.............................................................11
Use of Proceeds..............................................................14
Price Range of Common Stock..................................................14
Dividend Policy..............................................................14
Pro Forma Financial Information..............................................15
Selected Historical and Pro Forma Financial Data.............................25
Management's Discussion and Analysis of Financial
Condition and Results of Operations..........................................27
Business.....................................................................39
Management...................................................................47
Certain Relationships and Related Transactions...............................58
Principal Stockholders.......................................................59
Description of Capital Stock.................................................61
Shares Eligible for Future Sale..............................................63
Legal Matters................................................................64
Experts......................................................................65
Index to Financial Statements...............................................F-1

                             ADDITIONAL INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copies at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock is listed on the Nasdaq Stock Market and such reports, proxy and information statements and other information concerning the Company can be inspected and copied at the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.

      The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a registration statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be examined without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York, 10048 and at Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the fees prescribed by the Commission.

367223.4
                                        2

                               PROSPECTUS SUMMARY

      Moovies, Inc. acquired 76 video specialty stores and certain other related operations concurrently with the consummation of its initial public offering in August 1995 (the "Initial Acquisitions"). Since the initial public offering, Moovies, Inc. has acquired an aggregate of 76 additional video specialty stores in eight acquisitions (the "Recent Acquisitions") (the Initial Acquisitions and the Recent Acquisitions collectively, the "Acquisitions"). The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements and the notes thereto included elsewhere in this Prospectus. Unless the context otherwise requires all references herein to the "Company" include Moovies, Inc., its predecessor, Tonight's Feature Limited Partnership II (the "Predecessor"), and the video specialty stores and related operations acquired in connection with the Acquisitions.

                                   THE COMPANY

      The Company currently owns and operates 203 video specialty stores located in Georgia, South Carolina, North Carolina, Tennessee, Virginia, Pennsylvania, New Jersey, New York, Connecticut, Ohio, Iowa, Colorado, Minnesota, Wisconsin, South Dakota and Nebraska. The Company currently operates 189 of its stores in the "superstore" format (i.e., a video specialty store with more than 7,500 rental videocassettes). The Company believes that, based upon the number of stores operated by it as of September 30, 1996, it was the sixth largest operator of video specialty stores (with 203 specialty stores) and the third largest operator of video superstores (with 189 superstores) in the United States.

      The key elements of the Company's business and expansion strategy are (i) to operate video superstores, which the Company believes is the most profitable format for most locations, (ii) to concentrate store openings and acquisitions in areas where the Company believes it can achieve economies of scale in advertising, management and other overhead expenses, (iii) to open and acquire video specialty stores in desirable locations and (iv) to offer a high level of customer service at each store, including a commitment to provide more copies of the newest releases than many of its competitors. The Company anticipates opening approximately 50 new superstores in 1996 and through September 1996, had opened 32 new superstores and signed leases for 23 new store sites, including 14 stores that were under construction. The Company estimates that the cash investment required to open each new Moovies superstore generally ranges from $250,000 to $300,000.

      The Company has designed a visually appealing, customer-friendly and family-oriented store layout which the Company believes distinguishes Moovies superstores from those of its competitors. The Company currently operates substantially all of its stores under the MooviesTM name and logo, except for stores acquired in the "Premiere Video" acquisition in July 1996, and the Company expects to convert those stores by the end of the first quarter of 1997.

      According to certain publicly available published reports ("Industry Reports") on the video store industry by independent parties, the domestic video rental and sales industry has grown from $0.7 billion in revenues in 1982 to $14.8 billion in 1995 and is projected to reach $19.1 billion in 2000. According to an Industry Report, the home video market was the largest single source of revenue to movie distributors in 1994, accounting for approximately 46% of movie distributors' worldwide revenues. The Company believes that the retail video industry is highly fragmented and is undergoing consolidation. An Industry Report indicated that in 1994 there were approximately 27,400 video specialty stores, including 6,100 video superstores, in the United States. According to an Industry Report, only nine multiple store businesses operated in excess of 100 stores in 1995. The Company believes that the fragmented nature of the industry and the emergence of the superstore format present attractive opportunities to open and acquire video specialty stores.

      The Company's principal executive offices are located at 201 Brookfield Parkway, Greenville, South Carolina 29607, and its telephone number is (864) 213-1700.

                               RECENT DEVELOPMENTS

      Since the Company's initial public offering, the Company has acquired an aggregate of 76 video specialty stores in eight acquisitions. These acquisitions included the acquisition of the "Movies to Go" chain of 13 stores in September 1995, the "Pic-A-Flick" chain of 23 stores in December 1995, the "Movie Store" chain of eight stores in December 1995, the "Showtime" chain of five stores in March 1996, the "Premiere Video" chain of 23 stores in July 1996 and several smaller acquisitions.

      In March 1996, the Company sold its supermarket video business for approximately $1.0 million in order to focus its resources on its video superstores.


367223.4
                                        3

      The Company has had preliminary discussions with numerous video rental store owners at various times regarding the potential acquisition of their stores. Management expects that some of these discussions will result in new acquisitions, although the Company has no agreements or commitments to acquire stores except as described herein. The Company is engaged in negotiations with the owners of a total of 23 video retail stores and franchisor's rights in regard to a total of 45 video retail stores. The Company has not entered into a definitive agreement in regard to the acquisition of any of such stores or franchisor's rights, and there can be no assurance that it will do so.

                               PURPOSE OF OFFERING

      The shares to be offered hereby may be sold (i) in transactions of the type specified in paragraph (a) of Rule 145 promulgated by the Securities and Exchange Commission, (ii) in a merger in which the applicable state law would not require the solicitation of the votes or consents of all the security holders of the company being acquired, (iii) in an exchange offer for securities of the issuer or another security, (iv) in a public reoffering or resale of any such securities acquired pursuant to this offering; or (v) in more than one of the transactions listed above. If used for reoffering or resale, this prospectus will be amended as required to include information regarding selling stockholders.


                                  THE OFFERING

Common Stock offered by the Company.....................  1,850,000 shares
Common Stock to be outstanding after offering........... 13,776,620 shares (1)
Use of Common Stock being offered....................... To constitute all or a portion of purchase
                                                         price of future
                                                         acquisitions.
                                                         See "Use of Proceeds."
Nasdaq Stock Market Symbol.............................. MOOV


      ---------------
(1) As of September 30, 1996. Assumes issuance of all shares registered. Excludes 942,100 shares of Common Stock reserved for issuance pursuant to outstanding options granted under the Company's 1995 Stock Plan and 529,957 shares of Common Stock issuable upon exercise of outstanding warrants.



367223.4
                                        4

            SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA
               (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)

                                                         Historical(1)                                 Pro Forma (2)
                                  -----------------------------------------------------------    -----------------------
                                                                                                    Year Ended    Six Months
                                                   Years Ended                 Six Months Ended      December       Ended June
                                                  December 31,                     June 30,         31, 1995        30, 1996
                                  ----------------------------------   ----------------------
                                           1993        1994        1995        1995       1996 (3)
                                       ----------   ---------   ---------   ---------   ----------  -----------  ----------
                                                                                (unaudited)
STATEMENT OF OPERATIONS DATA:
   Revenues ........................   $  3,889    $  4,392    $ 24,658    $  2,498    $ 37,601     $ 78,959   $ 43,649
   Operating income ................        278         382       2,983         156       2,731        8,085      4,661
   Income before income taxes ......        235         281       2,811          77       2,016        7,613      3,889
   Net income ......................        235         281       1,765          77       1,214        4,568      2,333
   Net income per share ............       --          --      $   0.52        --      $   0.14     $   0.38   $   0.19
   Shares used in computation ......       --          --         3,395        --         8,931       12,180     12,196
OPERATING DATA:
   Number of stores at end of period          8           9         148          11         164          176        187
   Increase (decrease) in same store
revenues (4) .......................        8.2%       10.5%        1.4%        0.0%       (2.4)%       --         --



                                                                                       June 30, 1996

                                                                        ------------------------------------------
BALANCE SHEET DATA:                                                                Actual       As Adjusted (5)
                                                                        --------------------   -------------------
   Cash and cash equivalents............................................              191                 3,249
   Videocassette rental inventory, net..................................           19,144                20,944
   Total assets.........................................................           95,049                89,223
   Line of credit and other short-term debt.............................           13,745                 8,361
   Long-term debt, less current portion.................................            3,604                   104
   Total liabilities....................................................           36,723                27,839
   Stockholders' equity.................................................           58,326                61,384


(1) The historical financial data reflect data for the Predecessor during 1993 and 1994, and for a portion of 1995. The Predecessor was a limited partnership and therefore had no income tax liability.

(2) The pro forma statement of operations data for the year ended December 31, 1995 gives effect to the Acquisitions, the Company's initial public offering and the Company's second offering in July 1996 as if they had occurred as of the beginning of the year. The pro forma statement of operations data for the six months ended June 30, 1996 gives effect to the Company's second offering in July 1996 and the consummation of the Premiere Video acquisition and the Showtime acquisition as if they had occurred as of the beginning of the period. See "Use of Proceeds," "The Acquisitions," "Plan of Distribution" and "Pro Forma Financial Information." The pro forma statement of operations data does not give effect to any Future Acquisitions.

(3) Effective January 1, 1996, the Company adopted an accelerated method of amortizing its videocassette rental inventory, which has been accounted for as a change in accounting estimate effected by a change in accounting principle. The application of the new method of amortizing videocassette rental inventory, including an $860,000 pre-tax charge ($0.06 per share after taxes), increased amortization expense for the six months ended June 30, 1996 by approximately $2.4 million and reduced net income by approximately $1.4 million and earnings per share by $0.16.

(4) The increase (decrease) in same store revenues is computed by comparing on a quarterly basis revenues from stores open during an entire quarter to revenues from stores open during the entire corresponding quarter for the prior year. This calculation includes acquired stores on a pro forma basis, that were owned and operated at the end of the period.

(5) Adjusted to reflect the sale of 3,220,000 shares in the Company's second offering and the proceeds therefrom, including the prepayment of certain outstanding indebtedness and the consummation of the Premiere Video acquisition.




367223.4
                                        5

                      SECURITIES COVERED BY THIS PROSPECTUS

     The shares of Common Stock covered by this Prospectus are available for use in future acquisitions of other businesses or properties, which may be similar or dissimilar to Moovies' present activities. The consideration offered by Moovies in such acquisitions, in addition to the shares of Common Stock offered hereby, may include cash, debt or other securities (which may be convertible into shares of Common Stock covered by this Prospectus), or assumption by Moovies of liabilities of the business being acquired, or a combination thereof. It is contemplated that the terms of acquisitions will be determined by negotiations between Moovies and the owners of the business or properties to be acquired, with Moovies taking into account the quality of management, the past and potential earnings power and growth of the business or properties to be acquired, and other relevant factors, and it is anticipated that shares of Common Stock issued in acquisitions will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

                              PLAN OF DISTRIBUTION

     Shares of Common Stock will be offered in connection with Moovies' or a subsidiary's acquisition ("Future Acquisition") of other businesses or properties from time to time as described above. A maximum of 1,850,000 shares of Common Stock may be sold pursuant to this Prospectus. These shares will ordinarily represent consideration paid directly upon the acquisition of businesses or properties, in some cases together with additional consideration consisting of cash, debt or other securities (which may be convertible into shares covered by this Prospectus) or assumption by the Company of liabilities of the businesses being acquired, or a combination thereof. The shares may also include shares to be delivered upon the exercise or satisfaction of conversion or purchase rights which are created in connection with acquisitions or which were previously created or assumed by the companies whose businesses or properties were acquired.

                                     RESALES

     Shares offered hereby may generally be resold by the persons acquiring them without further registration under the Securities Act of 1933 (the "Act"), unless such persons are "affiliates" or "underwriters" within the meaning of the Act.

     Any person receiving shares offered hereby who is an "affiliate" of Moovies may be subject to certain limitations on resale. Such transfer restrictions are distinct from and in addition to any transfer restrictions which may be contained in the acquisition agreements for all or some future acquisitions. An "affiliate" is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company. In the absence of a special relationship between Moovies and a person who receives shares from Moovies in an acquisition transaction (such as election of such person to Moovies's board of directors or ownership by such person of a significant percentage of Moovies' outstanding Common Stock), such a person generally would not be considered an "affiliate" of Moovies within the meaning of the Act. Therefore, the limitations on resale applicable to affiliates would not apply to such person.

     Any person receiving shares offered hereby who is an "underwriter" of Moovies may also be subject to certain limitations upon resale. An "underwriter" includes a person who purchases Moovies shares with a view to the distribution of such shares. Although an "underwriter" may otherwise be subject to certain resale limitations, if such person complies with the "safe harbor" provisions of Rule 145(d), he or she may freely resell shares so long as certain conditions are met. For example, a person who receives shares of Common Stock from Moovies in a typical acquisition transaction is deemed to be an "underwriter" as defined by the Act, but such person is generally free to sell such shares at any time by complying with Rule 145(d), which requires that the amount of Common Stock which may be sold by such person in any three-month period may not exceed the greater of (i) 1% of the Moovies Common Stock outstanding as shown by the most recent report or statement published by Moovies, or (ii) the average weekly trading volume in Moovies common shares reported on the Nasdaq Stock Market during the four calendar weeks preceding the order to sell. Such sales must also be made in "broker's transactions," which are ordinary sales through a broker acting as agent without special commission arrangements or selling efforts. Persons receiving shares in connection with acquisitions may also be subject to contractual restrictions on resale entered into in connection with such acquisitions.

     In order for affiliates or underwriters not protected by Rule 145(d) to resell shares offered hereby, Moovies would have to agree 1) to provide an opinion to the effect that an exemption applies to such resale, 2) to amend the registration statement of which this prospectus is a part to permit such resales, or 3) to file a new registration statement which includes the shares proposed to be resold. Unless a written agreement obligates Moovies to do so, there is no assurance that Moovies will agree to provide such opinion, amendment or registration.


367223.4
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                                  RISK FACTORS

     The discussion in this Prospectus contains forward looking statements that involve risks and uncertainties. The Company's actual results could differ significantly from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this Prospectus. Statements contained in this Prospectus that are not historical facts are forward looking statements that are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. A number of important factors could cause the Company's actual results for 1996 and beyond to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. These factors include, without limitation, those listed below in "Risk Factors."

ACQUISITION RISKS

     General. The Company's growth strategy emphasizes acquisitions. There can be no assurance that the Company will be able to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired operations into its existing operations or expand into new markets. There can be no assurance that acquisitions will not have a material adverse effect upon the Company's operating results, particularly in the first fiscal quarter immediately following the consummation of such transactions, during which period the operations of such acquired businesses are typically integrated into the Company's operations. Once integrated, acquired operations may not achieve levels of revenues or profitability comparable to those achieved by the Company's existing operations, or otherwise perform as expected. See "The Acquisitions," "Pro Forma Financial Information," and "Business -- Business and Expansion Strategy."

     Limited Knowledge and Operating History. Notwithstanding its own due diligence investigation, management has, and will have, limited knowledge about the specific operating history, trends and customer buying patterns of video specialty stores it acquires. Consequently, there can be no assurance that the Company will make acquisitions at favorable prices, that acquired stores will perform as well as they had performed historically or that the Company will have sufficient information to accurately analyze the markets in which it elects to make acquisitions. Failure to pay reasonable prices for acquisitions or to acquire profitable video specialty stores could have a material adverse effect on the Company's financial condition and results of operations.

     Competition for Acquisitions. Certain of the Company's larger, better capitalized competitors may seek to acquire some of the same video specialty stores that the Company seeks to acquire. Such competition for acquisitions would be likely to increase acquisition prices and related costs and result in fewer acquisition opportunities, which could have a material adverse effect on the Company's growth.

     Misrepresentations and Breaches by Sellers. In consummating acquisitions, the Company relies upon certain representations, warranties and indemnities made by the sellers, as well as its own due diligence investigation. There can be no assurance that such representations and warranties will be true and correct or that the Company's due diligence will uncover all material adverse facts relating to the operations and financial condition of the stores acquired. Any material misrepresentations could have a material adverse effect on the Company's financial condition and results of operations.

     Consideration for Acquired Stores Exceeds Asset Value. Valuations of the video specialty stores acquired in connection with the Acquisitions by the Company were not established by independent appraisers, but through arm's-length negotiations between the Company and the respective sellers. The consideration paid for each of these stores was based primarily on management's estimate of the value of such stores as going concerns and not on the value of the acquired assets. No assurance can be given that the future performance of such stores will justify or be commensurate with the consideration being paid to acquire them. Similar risks apply to future acquisitions.

NEW STORE OPENINGS

     The Company's continued growth will depend in part on its ability to open and operate new stores on a profitable basis. Although the Company intends to increase the number of its stores within its current market areas and believes that adequate sites are currently available in these markets, the rate of new store openings is subject to various contingencies, some of which are beyond the Company's control. These contingencies include the Company's ability to secure suitable store sites on a timely basis and on satisfactory terms, the Company's ability to hire and train competent store management and personnel, the availability of adequate capital resources and the successful integration of new stores into existing operations. There can be no assurance that the Company will be able to achieve its planned expansion or that its expansion will be

367223.4
                                        7
profitable. Failure of the Company to achieve its planned expansion on a profitable basis could have a material adverse effect on the Company's financial condition and results of operations. See "Business -- Business and Expansion Strategy."

FINANCING GROWTH STRATEGY

     As of September 30, 1996, the Company had outstanding borrowings of $13.8 million under its $22.5 million bank line of credit. At September 30, 1996 the Company had $4.6 million available under this line of credit. The Company currently intends to finance new store openings and future acquisitions with cash from operations, borrowings under credit facilities and the net proceeds from the sale of debt or equity securities. If the Company does not have sufficient cash from operations, credit facilities or the ability to raise cash through the sale of debt or equity securities, the Company will be unable to pursue its growth strategy, which would have a material adverse effect on the Company's ability to increase its revenues and net income and could have a material adverse effect on the Company's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- Business and Expansion Strategy."

COMPETITION

     The video retail industry is highly competitive. According to Industry Reports, in 1994 there were approximately 27,400 video specialty stores, including 6,100 video superstores, in the United States. The Company competes with other video specialty stores, including stores operated by regional and national chains, as well as other businesses offering videos and video games such as supermarkets, pharmacies, convenience stores, bookstores, mass merchants, mail order operations and other retailers. Many of the Company's stores compete with stores operated by Blockbuster Entertainment Corporation ("Blockbuster"), the dominant video specialty retailer in the United States. Blockbuster and certain of the Company's other competitors have significantly greater financial and marketing resources, market share and name recognition than the Company. In addition, the Company's stores compete with other leisure-time activities, including movie theaters, network and cable television, programs made available directly by satellite, live theater, sporting events and family entertainment centers. The Company's failure to compete effectively would have a material adverse effect on its financial condition and results of operations. See "Business -- Competition."

NEW MANAGEMENT TEAM

     The Company's management group, including the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer have had only a limited time to work together. The Chief Executive Officer and the Chief Financial Officer have only limited experience operating a company in the retail video industry. As a result, there can be no assurance that the Company's management group will succeed in managing the operations of the Company or effectively implement the Company's business and expansion strategy. Failure of the Company's management group to successfully manage such operations or to effectively implement the Company's business and expansion strategy could have a material adverse effect on the Company's financial condition and results of operations. See "Management."

ABILITY TO MANAGE GROWTH

     The Company is currently experiencing a period of rapid growth and expansion. Such growth and expansion has placed and will continue to place a significant strain on the Company's services and support operations, administrative personnel and other resources. The Company's ability to manage such growth effectively will require the Company to continue to improve its operational, management and financial systems and controls and to train, motivate and manage its employees. In addition, the Company may be unable to retain or hire the necessary personnel or acquire other resources necessary to service such growth adequately. There can be no assurance that the Company will be able to effectively manage this rapid growth and expansion.

LOSS OF CUSTOMERS AND CUSTOMER LOYALTY

     The success of the video specialty stores the Company acquires depends in large part on the Company's ability to successfully convert them to the Moovies(TM) name, logo and format without negatively impacting customer service in these stores or customers' perceptions of these stores. The Company currently operates substantially all of its stores under the MooviesTM name and logo, except for stores acquired in the "Premiere Video" acquisition in July 1996, and the Company expects to convert those stores by the end of the first quarter of 1997. To the extent that customers have developed loyalty to the current names and logos of these stores, such transition could result in a loss of customers. A significant loss of customers would have a material adverse effect on the Company's financial condition and results of operations.


367223.4
                                        8

TECHNOLOGICAL OBSOLESCENCE

     The Company competes with pay-per-view cable television systems ("Pay-Per-View"), in which home subscribers pay a fee to see a movie selected by the subscriber. Existing Pay-Per-View services offer a limited number of channels and movies and are generally available only to households with a converter to unscramble incoming signals. Technologies recently introduced to the consumer market, however, permit certain cable companies, direct broadcast satellite companies, telephone companies and other telecommunications companies to transmit a much greater number of movies to homes in more markets as frequently as every five minutes ("Near Video-on-Demand"). These technologies, by providing alternatives to home video rentals and purchases, could have a material adverse effect on the Company's business. Over the long term, further improvements in these technologies, or the development of other similar technologies, could lead to the availability of a broad selection of movies to consumers on demand ("Video-on-Demand"), which could have a material adverse effect on the Company's financial condition and results of operations. See "Business--Competition." Changes in the manner in which movies are marketed, primarily related to the timing of releases of movie titles to these distribution channels, and the prices charged by those channels, could also substantially decrease the demand for video rentals, resulting in a material adverse effect on the Company's financial condition and results of operations. In addition, the advent of digital video discs, which may occur by the end of 1996, could reduce the demand for video rentals, resulting in a material adverse effect on the Company's financial condition and results of operations. See "--Pricing of Videos," "Business--Video Retail Industry Overview" and "Business--Competition."

DEPENDENCE UPON SUPPLIERS

     The Company acquires approximately 83% of its supply of videos, in the aggregate, from two suppliers. While the Company believes that it can readily purchase sufficient quantities of titles on comparable terms from other suppliers, there can be no assurance that an alternative supplier or suppliers would provide service, support or payment terms as favorable as those currently provided. Failure to obtain comparable service, support or payment terms from an alternative supplier could have a material adverse effect on the Company's financial condition and results of operations. See "Business --Suppliers."

PRICING OF VIDEOS

     Changes in the movie studios' wholesale pricing structure for videos could result in a competitive disadvantage for all video specialty stores, including those of the Company, and could therefore have a material adverse effect on the Company's financial condition and results of operations. Recently, movie studios have begun pricing more of their film releases for sale to the consumer rather than for rental, and to the extent that such sales reduce the volume or prices of rentals, which generally provide higher margins, the Company's profit margins would be reduced, which could have a material adverse effect on the Company's financial condition and results of operations. In addition, the advent of video compact discs, which may occur by the end of 1996 or early 1997, may result in an increase in the ratio of sales to rental revenues and a decrease in the Company's overall profit margins, which could have a material adverse effect on the Company's financial condition and results of operations.

INABILITY TO OBTAIN AND ADEQUATELY MANAGE LEASED INVENTORY

     The Company's ability to compete successfully depends in part on its ability to lease appropriate quantities of the latest and most popular videos on a timely basis and at favorable prices. The Company presently intends to spend approximately 17% of its new release budget to obtain new releases from Rentrak Corporation ("Rentrak") pursuant to a revenue sharing agreement. The Company believes Rentrak is currently the sole supplier of leased videos to video specialty stores. The Company's inability to renew this agreement on comparable terms could have a material adverse effect on its financial condition and results of operations. In order for the Company to obtain the most benefit from the Rentrak revenue sharing arrangement, the Company must correctly identify new release titles that it should lease from Rentrak and the stores which should receive them. Because the Company's percentage share of revenue under the Rentrak agreement is fixed, to the extent that the Company obtains new release videos from Rentrak for too many or the wrong stores, the Company's profits may be adversely affected. See "Business--Suppliers."

NO ASSURANCE OF CONTINUED PROFITABILITY; QUARTERLY FLUCTUATIONS; SEASONALITY AND OTHER FACTORS

     Although the Company has been profitable since its initial public offering, there is no assurance it will continue to be profitable. In addition, many of the Company's stores have a limited operating history. Future operating results may be affected by many factors, including variations in the number and timing of store openings, the quality of new release titles available for rental and sale, acquisition by the Company of existing video stores, additional and existing competition,

367223.4
                                        9
marketing programs, weather, special or unusual events and national, regional and local economic conditions that may affect retailers in general. Any concentration of new store openings and the related new store pre-opening costs near the end of a fiscal quarter could have an adverse effect on the financial results for that quarter and could, in certain circumstances, lead to fluctuations in quarterly financial results. The video and video game rental portions of the Company's business are somewhat seasonal, with revenues in April, May, September and October generally being lower compared to other months of the year.

VOLATILITY OF STOCK PRICE

     The market price of the Company's Common Stock has fluctuated substantially since its initial public offering in August 1995. See "Price Range of Common Stock." There is no assurance that the market price of the Common Stock will not decline. The Common Stock is traded on the Nasdaq Stock Market, which market has experienced and is likely to experience in the future significant price and volume fluctuations, which could adversely affect the market price of the Common Stock without regard to the operating performance of the Company. The Company believes factors such as quarterly fluctuations in financial results, announcements of new technologies in movie distribution or announcements by competitors may cause the market price of the Common Stock to fluctuate, perhaps substantially. These fluctuations, as well as general economic conditions, such as recessions or high interest rates, may adversely affect the market price of the Common Stock.

RELIANCE ON KEY PERSONNEL

     The Company's operations are dependent on the continued efforts of John L. Taylor, its President, Chairman of the Board and Chief Executive Officer, and its other executive officers. If any of these individuals become unwilling or unable to continue their employment or association with the Company, or if the Company is unable to attract and retain other skilled employees when needed, the Company's business could be materially, adversely affected. The Company has obtained key man life insurance covering John L. Taylor in the amount of $1.0 million. See "Management."

CONTROL BY MANAGEMENT

     Assuming the sale of all shares registered in this offering, the Company's executive officers and directors will, in the aggregate, beneficially own 21.0% of the Company's outstanding Common Stock (including 290,833 shares subject to currently options and warrants that are currently exercisable or exercisable in December 1996. These stockholders voting together could delay or prevent a change in control of the Company or a business combination involving the Company that is favored by other stockholders. See "--Anti-Takeover Provisions," "Management," "Principal Stockholders" and "Description of Capital Stock."

SHARES ELIGIBLE FOR FUTURE SALE

     The sale of a substantial number of shares of the Common Stock in the public market following this offering, or the perception that the sale of a substantial number of shares might occur, could have a material adverse effect on the prevailing market price of the Common Stock or the ability of the Company to raise additional capital through a public offering of its equity securities. Upon completion of this offering, the Company will have outstanding 13,776,620 shares of Common Stock, of which 6,842,500 shares will be freely tradeable without restriction or further registration under the Securities Act of 1933 (the "Securities Act"), except for those shares held by "affiliates" (as defined in the Securities Act) of the Company and "underwriters" who are affiliates of acquired companies. The 1,850,000 shares issued in this offering and held by affiliates of acquired companies may be sold subject to the volume requirements of Rule 145(d). See "Resales." In addition, the Company may register such shares for resale. None of the remaining 5,084,120 outstanding shares of Common Stock (the "Restricted Shares") have been registered under the Securities Act, and such shares may be resold only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act. Holders of 461,665 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 under the Securities Act, subject to the manner of sale, volume, notice and information requirements of Rule 144, beginning in December 1996, holders of 349,175 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 beginning in February 1997, holders of 12,879 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 beginning in June 1997, holders of 3,178,185 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 beginning in August 1997, holders of 500,531 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 beginning in September 1997, holders of 11,014 Restricted Shares will be eligible to sell such shares in October 1997, holders of 540,163 Restricted Shares will be eligible to sell such shares in December 1997, holders of 25,000 Restricted Shares will be eligible to sell such shares in March 1998, holders of 1,377 Restricted Shares will be eligible to sell such shares in April 1998 and holders of 4,131 Restricted Shares will be eligible to sell such shares in May 1998. The Securities and Exchange

367223.4
                                       10

Commission has sought public comment on the advisability of shortening the applicable holding periods under Rule 144 by one year. If such a change in Rule 144 were to be effected, the respective dates set forth above would be one year earlier than as stated above. The Company has granted to certain holders of Restricted Shares and warrants for shares of Common Stock certain demand and piggyback registration rights. See "Description of Capital Stock -- Registration Rights," "Shares Eligible for Future Sale," "Management -- Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions."

ANTI-TAKEOVER PROVISIONS

     The Company's Board of Directors has the authority to issue up to one million shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of Preferred Stock that may be issued in the future. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change of control of the Company. In addition, certain provisions in the Company's Certificate of Incorporation and Bylaws relating to dividing the Board of Directors into three classes, restrictions on calling special meetings of stockholders, restrictions on amendments to the Bylaws and prohibitions against action by majority written consent of the stockholders may discourage or make more difficult any attempt by a person or group of persons to obtain control of the Company.

     The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of a corporation's voting stock. See "Description of Capital Stock--Preferred Stock;
- --Certain Charter and Bylaw Provisions."

     In addition, options issued pursuant to the Company's 1995 Stock Plan will vest immediately upon a Change in Control as defined in the option agreements. See "Management--Compensation Committee Interlocks and Insider Participation."


                                THE ACQUISITIONS

THE COMPANY

     The Predecessor owned and operated 11 video specialty stores under the "Moovies" name, logo and format located in South Carolina, North Carolina and Northern Georgia. Concurrently with the completion of its initial public offering in August 1995, the Predecessor's corporate general partner was merged into Moovies, Inc. Moovies, Inc. was incorporated under the laws of the State of Delaware on November 28, 1994.

INITIAL ACQUISITIONS

     Concurrently with its initial public offering in August 1995, the Company acquired 76 video specialty stores located in Georgia, North Carolina, Virginia, Pennsylvania, New Jersey, New York, Connecticut and Ohio, for aggregate consideration of approximately $44.3 million, consisting of approximately $22.4 million in cash, approximately $21.4 million in shares of Common Stock (approximately 1.8 million shares) and a $500,000 promissory note payable to a seller. In addition, pursuant to the terms of the Initial Acquisitions, the Company concurrently repaid approximately $4.2 million of long-term indebtedness assumed in connection with the Initial Acquisitions and $1.4 million of long-term indebtedness of the Predecessor. The Initial Acquisitions were consummated concurrently with the initial public offering in August 1995. The cash portion of the purchase price of the Initial Acquisitions was financed with a portion of the net proceeds of the initial public offering.

     Set forth below is a brief description of each of the Initial Acquisitions:

     First Row. The Company acquired from First Row Video, Inc. and Video Game Trader, Inc. (collectively, "First Row and Game Trader") 24 video specialty stores and certain related operations. All of the stores and outlets are located in Eastern Ohio and Western Pennsylvania.

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




     Movie Stars. The Company acquired from Movie Stars Entertainment Corp. ("Movie Stars") ten video specialty stores. Nine stores are located in Poughkeepsie, New York and its surrounding area and the tenth store is located in Fairfield, Connecticut.

     Video Express. The Company acquired from PARR-Four, Inc. ("Video Express") ten video specialty stores located in the Norfolk, Virginia area.

     Video Stars. The Company acquired from BREM, Inc. ("Video Stars") eight video specialty stores located in the Norfolk, Virginia area.

     Video Warehouse I. The Company acquired from Lott's Video Warehouse of Athens, Inc. and four other related corporations (collectively, "Video Warehouse I") five video specialty stores located in Northern Georgia.

     Video Warehouse II. The Company acquired from Video Warehouse of Augusta #1, Inc. and six related partnerships and corporations (collectively, "Video Warehouse II") seven video specialty stores located in Southern Georgia.

     King Video. The Company acquired from King Video, Inc. ("King Video") five video specialty stores located in Blacksburg, Virginia and its surrounding area.

     L.A. Video. The Company acquired from L.A. Video, L.A. Video of Upper Dublin, Inc. and L.A. Video of Aldan, Inc. (collectively, "L.A. Video") five video specialty stores located in suburban areas of Philadelphia, Pennsylvania.

     Planet Video. The Company acquired from Planet Video, Inc., and a related corporation, XIMPEC, Inc. (collectively, "Planet Video") two video specialty stores located in Drescher, Pennsylvania and Trenton, New Jersey.

RECENT ACQUISITIONS

     Since the Company's initial public offering, the Company has acquired an aggregate of 76 video specialty stores in eight acquisitions. These acquisitions included the acquisition of the "Movies to Go" chain of 13 stores in September 1995, the "Pic-A-Flick" chain of 23 stores in December 1995, the "Movie Store" chain of eight stores in December 1995, the "Showtime Video" chain of five stores in March 1996, the "Premiere Video" chain of 23 stores in July 1996 and several smaller acquisitions.

     Movies to Go. In September 1995, the Company acquired the "Movies to Go" chain of 13 stores and certain related operations located in Iowa ("Movies to Go") through a merger transaction with MoveAmerica, Inc. for aggregate consideration of 344,421 shares of common stock of the Company, the assumption of approximately $685,000 in debt, and approximately $1,420,000 in cash. The Company paid the cash portion of the consideration with proceeds from its initial public offering.

     Pic-A-Flick. In December 1995, the Company acquired the "Pic-A-Flick" chain of 23 stores located in North and South Carolina ("Pic-A-Flick Group") through a merger and asset purchase transaction with eight corporations for aggregate consideration of 336,134 shares of common stock of the Company and notes in the aggregate principal amount of $5,000,000, due January 5, 1996 (which were secured by letters of credit from a bank and subsequently repaid using proceeds from borrowings under the Company's line of credit).

     Movie Store. In December 1995, the Company acquired the "Movie Store" chain of eight stores located in the Atlanta metropolitan area ("Movie Store Group") through merger and asset purchase transactions with four corporations for aggregate consideration of 161,449 shares of the Company's Common Stock, the assumption of approximately $280,000 in debt ($166,000 of which was repaid at closing), $190,000 in cash, a promissory note in the principal amount of $435,000 due January 5, 1996 and a promissory note in the principal amount of $469,000 with five installments of $93,730 each (plus interest at 8% per annum) due quarterly from April 1, 1996 through April 1, 1997. Under the terms of the merger agreement, in October 1996, the Company was required to issue 42,580 additional shares to the former stockholder of the merged corporation. The Company paid the cash portion of the consideration with borrowings under its line of credit with a bank. The $435,000 note was repaid in January 1996 with borrowings under the line of credit.

     Showtime. In March 1996, the Company acquired the "Showtime Video" chain of five stores in an asset purchase transaction for aggregate consideration of approximately $520,000 in cash and a $1.9 million note payable. The Company paid the cash portion of the consideration and repaid the note in April 1996 with borrowings under its line of credit. Showtime operates three stores in Fort Collins, Colorado, one in Boulder, Colorado, and one in Greeley, Colorado.

367223.4
                                       12

     Premiere. In July 1996, the Company acquired the "Premiere Video" chain of 23 stores in Minnesota, Iowa, Wisconsin, South Dakota and Nebraska for a purchase price of approximately $11.5 million, consisting of $8.9 million in cash at closing and a final payment of $2.6 million payable January 1997 which is secured by a bank letter of credit.

FUTURE ACQUISITIONS

     The Company is engaged in negotiations with the owners of a total of 23 video retail stores and franchisor's rights in regard to a total of 45 video retail stores. The Company has not entered into a definitive agreement in regard to the acquisition of any of such stores or franchisor's rights, and there can be no assurance that it will do so.

     The shares of common stock covered by this Prospectus are available for use in Future Acquisitions. See "Securities Covered by this Prospectus" and "Plan of Distribution." As of the date hereof, no definitive agreements have been entered into in connection with such acquisitions, and there can be no assurance that any Future Acquisitions will be consummated.


367223.4
                                       13

                                 USE OF PROCEEDS

     The proceeds of the sale of shares offered hereby, to the extent such proceeds consist of the assets of acquired businesses, will be added to the assets of Moovies or a subsidiary. Cash proceeds from shares sold by the Company, if any, will be added to the general funds of Moovies or a subsidiary and may be used for general corporate purposes, including capital expenditures and working capital requirements. The Company will not receive any of the proceeds from shares registered for resale by selling stockholders. See "Plan of Distribution" and "Resales."

                           PRICE RANGE OF COMMON STOCK

     The Company's Common Stock is traded and quoted on the Nasdaq Stock Market under the symbol "MOOV." The following table shows the high and low sales prices of the Common Stock since the Common Stock began trading publicly on August 4, 1995, as reported through October 7, 1996. The price to the public in the initial public offering which occurred on August 3, 1995 was $12.00 per share.

                                                            High          Low
                                                            ----          ---

YEAR ENDED DECEMBER 31, 1995
   Third Quarter (from August 3, 1995)................   $  22 3/4     $14  3/4
   Fourth Calendar Quarter............................      19 1/2      10
YEAR ENDING DECEMBER 31, 1996
   First Calendar Quarter.............................      15 1/4      11  3/4
   Second Calendar Quarter ...........................      14           7  1/2
   Third Calendar Quarter ............................      8 11/16      5  1/2
   Fourth Calendar Quarter (through October 7, 1996)..      6            5


     As of September 25, 1996, there were approximately 286 record holders and approximately 4,400 beneficial owners of the Company's Common Stock. Approximately 8,499,355 shares were held by brokers, dealers and their nominees on behalf of the beneficial owners. The closing price of the Company's Common Stock as reported on the Nasdaq Stock Market on October 7, 1996 was $5.375.

                                 DIVIDEND POLICY

     The Company has never declared or paid any cash dividends on its Common Stock. However, amounts totalling $22.9 million, reflecting the cash portions of the purchase prices paid and a note issued in connection with the Initial Acquisitions, were treated as deemed dividends pursuant to the accounting treatment accorded to such acquisitions. See Footnote 2 to the Moovies, Inc. Consolidated Financial Statements. The Company currently intends to retain its future earnings, if any, to finance the expansion of its business and for general corporate purposes and currently does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other factors that the Company's Board of Directors deems relevant. In addition, the Company's credit facility with a bank prohibits the payment of any dividends without the prior written consent of the bank. See "The Acquisitions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


367223.4
                                       14

                         PRO FORMA FINANCIAL INFORMATION

               PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)
         YEAR ENDED DECEMBER 31, 1995 AND SIX MONTHS ENDED JUNE 30, 1996

         Concurrently with the completion of the Company's initial public offering, (i) the Predecessor's corporate general partner was merged into Moovies, Inc. and (ii) Moovies, Inc. completed the Initial Acquisitions which resulted in the acquisition of 76 video specialty stores for an aggregate consideration of approximately $44.3 million, consisting of approximately $22.4 million in cash, approximately $21.4 million in shares of Common Stock (approximately 1.8 million shares) and a $500,000 promissory note payable to a seller. See "The Acquisitions" for additional details as to the entities acquired and the date of acquisition. In addition, approximately $4.2 million of indebtedness was assumed by the Company in connection with the Initial Acquisitions and repaid concurrently with the closing of the Company's initial public offering. Since the owners of the video chains acquired pursuant to the Initial Acquisitions were considered promoters as defined under Rule 1-02(s) of Regulation S-X and were stockholders who transferred assets and liabilities to Moovies, Inc. in exchange for Common Stock contemporaneously with the initial public offering, Moovies, Inc. recorded the assets and liabilities acquired at the historical cost basis of the transferors in accordance with the provisions of Securities and Exchange Commission Staff Accounting Bulletin 48. As a result of recording the acquired assets and liabilities at their historical cost basis, no goodwill was recorded by the Company in connection with the Initial Acquisitions.

         In September 1995, the Company acquired MoveAmerica, Inc. for $1.4 million in cash, the issuance of 344,421 shares of Common Stock and the assumption of approximately $685,000 in debt. In December 1995, the Company acquired Pic-A-Flick Group for the issuance of a $5 million note payable and the issuance of 336,134 shares of Common Stock. In December 1995, the Company acquired Movie Store Group for the issuance of approximately $900,000 in notes payable, the issuance of 161,449 shares of Common Stock, the assumption of approximately $270,000 in debt ($166,000 of which was repaid at closing) and $190,000 in cash. Concurrently with the completion of the Company's second public offering in July 1996 the Company acquired Premiere Video for $11.5 million, consisting of $8.9 million in cash at closing and a final payment of $2.6 million payable in January 1997 which was secured by a letter of credit. See "The Acquisitions" for additional details as to the entities acquired and the date of acquisition. These acquisitions were accounted for under the purchase method of accounting and accordingly the assets and liabilities were recorded at their fair market value. The difference between fair market value and the purchase price was recorded as goodwill.

         The unaudited pro forma combined financial statements of the Company reflect (i) the consummation of the Initial Acquisitions and the Recent Acquisitions; (ii) the repayment of approximately $10.5 million of indebtedness assumed in connection with the Acquisitions and $1.4 million of long-term indebtedness of the Predecessor; (iii) the establishment of a deferred tax asset arising from cumulative differences between the book and tax basis of assets acquired; (iv) a provision for income taxes as if the combined operations had been taxed as a C corporation; (v) the completion of the Company's initial public offering, second public offering and the application of the net proceeds therefrom; and (vi) the amortization of the goodwill recorded in the above transactions (collectively, the "Pro Forma Transactions"). The unaudited pro forma combined financial statements for the year ended December 31, 1995 give effect to the Pro Forma Transactions as if each had occurred as of the beginning of the year. The pro forma combined financial statements for the six months ended June 30, 1996 give effect to the consummation of the Showtime acquisition and the Premiere Video acquisition as if each had occurred as of the beginning of the period. The pro forma combined financial statements of the Company do not reflect any Future Acquisitions.

         Effective January 1, 1996, the Company adopted an accelerated method of amortizing its videocassette rental inventory which was accounted for as a change in accounting estimate effected by a change in accounting principle. The new method of amortization has been applied to videocassette rental inventory that was held at January 1, 1996. As a result of the adoption of the change the Company recorded an $860,000 pre-tax charge to operating expenses in the first quarter of 1996. The Company has used the information obtained at the time of adoption and throughout 1996 to estimate the additional amortization expense which would have been recorded had the new method been in effect during 1995.

         In the opinion of the Company's management, all adjustments necessary to present fairly such pro forma combined financial statements have been made based on the terms and structure of the Pro Forma Transactions.

         The pro forma financial statements do not purport to represent what the Company's results of operations or financial position would actually have been had the Pro Forma Transactions actually occurred on any of the dates set forth above or to project the Company's results of operations for any future period.


367223.4
                                       15

         The unaudited pro forma financial information should be read in connection with the accompanying notes and the historical financial statements and notes thereto of Moovies, Inc., Movie Stars, Parr Four, Inc. d/b/a Video Express, Video Stars (a division of BREM, Inc.), Video Warehouse I Group, Video Warehouse II Group, First Row Video, Inc., Video Game Trader, Inc., L.A. Video, Planet Video, Inc., MoveAmerica, Incorporated d/b/a Movies to Go and Games to Go, Pic-A-Flick Group, Movie Store Group, and Certain Stores of American Multi-Entertainment, Inc. d/b/a Premiere Video and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


367223.4
                                       16




                        PRO FORMA COMBINED BALANCE SHEET
                                  June 30, 1996
                                   (unaudited)

                                                         The              Premiere        Pro Forma              The Company
                                                       Company         Acquisition(1)    Adjustments              Pro Forma
                                                     -----------       --------------  ----------------       ------------------
                                                                               (in thousands)
Current assets:                                   $        191  $            11 $        23,442  (2)   $            3,249
    Cash and cash equivalents:..................                                         (8,911) (3)
                                                                                        (11,484) (4)
    Receivables.................................         2,239               --               --                    2,239
    Subscription receivable.....................        20,384               --         (20,384) (2)                   --
    Merchandise inventory.......................         2,707               57             (57) (3)                2,707
    Deferred income tax benefit.................           308               --               --                      308
    Prepaid rent................................         1,071               --               --                    1,071
    Other.......................................         1,744               21             (21) (3)                1,744
                                                   -----------   --------------  ----------------       ------------------
                  Total current assets..........        28,644               89         (17,415)                   11,318
Videocassette rental inventory, net.............        19,144            1,732              68  (3)               20,944
Furnishings and equipment, net..................        16,015            2,244          (1,644) (3)               16,615
Goodwill........................................        30,256               --           9,100  (3)               39,356
Deposits and other assets.......................           990              254            (254) (3)                  990
                                                   -----------   --------------  ----------------       ------------------
                                                  $     95,049  $         4,319 $       (10,145)       $           89,223
                                                   ===========   ==============  ================       ==================

Current liabilities:
    Line of credit..............................  $     12,796  $            -- $        (7,984) (4)   $            4,812
    Notes payable...............................           500               --           2,600  (3)                3,100

    Current portion of long-term debt...........           449               --              --                       449
    Due to AMI corporate........................            --            2,330          (2,330) (3)                   --
    Accounts payable............................         9,788               --              --                     9,788
    Accrued expenses............................         3,664               --              --                     3,664
                                                   -----------   --------------  ----------------       ------------------
                  Total current liabilities.....        27,197            2,330          (7,714)                   21,813
Long-term debt, less current portion............         3,604               --          (3,500) (4)                  104
Deferred income tax payable.....................         5,922               --              --                     5,922
                                                   -----------   --------------  ----------------       ------------------
                                                        36,723            2,330         (11,214)                   27,839
Stockholders' equity:
    Preferred stock.............................            --               --              --                        --
    Common stock................................             9               --               3  (2)                   12
    Common stock subscribed.....................             3               --              (3) (2)                   --
    Additional paid-in capital..................        55,503               --           3,058  (2)               58,561
    Retained earnings...........................         2,811            1,989          (1,989) (3)                2,811
                                                   -----------   --------------  ----------------       ------------------
                  Total stockholders' equity....        58,326            1,989           1,069                    61,384
                                                   -----------   --------------  ----------------       ------------------
                                                  $     95,049   $        4,319 $       (10,145)    $             $89,223
                                                   ===========   ==============  ================       ==================

- ---
(1) See the unaudited financial statements of certain stores of American Multi-Entertainment, Inc. d/b/a Premiere Video.

(2) Reflects the sale of 3,220,000 shares of Common Stock net of underwriting discounts and offering expenses of approximately $600,000.

(3) Reflects the consummation of the Premiere Video Acquisition for $11.5 million, consisting of $8.9 million in cash at closing and a final payment of $2.6 million payable in January 1997 which is secured by a letter of credit. The acquisition was accounted for under the purchase method of accounting and accordingly the assets and liabilities were recorded at their fair market value. The difference between fair market value and the purchase price was recorded as goodwill.



367223.4
                                       17

The estimated allocation of purchase price is as follows (in thousands):

                                  HISTORICAL VALUE    FAIR        PRO FORMA
                                   OF NET ASSETS      VALUE       NET ASSETS
                                       ACQUIRED      ADJUSTMENT    ACQUIRED
                              ------------------ -------------  ----------------
     Cash ..............................   $     11   $    (11)   $   --
     Merchandise inventory .............         57        (57)       --
     Other .............................         21        (21)       --
     Videocassette rental inventory, net      1,732         68       1,800
     Furnishings and equipment, net ....      2,244     (1,644)        600
     Goodwill ..........................       --        9,100       9,100
     Deposits and other assets .........        254       (254)       --
                                           --------   --------    --------
           Total assets ................   $  4,319   $  7,181    $ 11,500
     Notes payable .....................       --         --          --
     Due to AMI Corporate ..............      2,330     (2,330)       --
                                           --------   --------    --------
           Total liabilities ...........   $  2,330   $ (2,330)   $   --
                                           --------   --------    --------
     Equity ............................      1,989     (1,989)       --
                                           --------   --------    --------
           Total .......................   $   --     $ 11,500    $ 11,500
                                           ========   ========    ========
                                                                  --------

(4) The estimated repayment of certain debt with proceeds from the Company's second public offering is as follows (in thousands):
                                                            June 30, 1996
                                                          -----------------
           Line of credit with a bank .....................   $ 7,984
           Subordinated note payable to investment  company     3,500
                                                              -------
           Total debt repaid ..............................   $11,484
                                                              =======



367223.4
                                       18



                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)

                                                            HISTORICAL
                                           --------------------------------------------
                                              THE          INITIAL          RECENT          PROFORMA          THE COMPANY
                                            COMPANY     ACQUISITIONS(1) ACQUISITIONS(2)    ADJUSTMENTS         PRO FORMA
                                           ----------   -------------   ---------------  ---------------  ----------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)
Revenues:
  Rental revenues......................   $  20,309    $     21,288    $       23,542   $            --     $       65,139
  Product sales........................       4,349           5,196             4,275                --             13,820
                                           ----------   -------------   ---------------  ---------------     -------------
                                             24,658          26,484            27,817                --             78,959
Operating costs and expenses:
                                                                                                (2,436) (3)
  Operating expenses...................      15,593          18,178            18,918             1,136 (4)         51,389
  Cost of product sales................       2,979           3,761             3,655           (1,136) (4)          9,259
  General and administrative..................2,955..         3,429             2,658             (805) (5)          8,237
  Amortization of goodwill.............         148              --                --             1,841 (6)          1,989
                                           ----------   -------------   ---------------  ---------------     -------------
                                             21,675          25,368            25,231           (1,400)             70,874
                                           ----------   -------------   ---------------  ---------------     -------------
Operating income.......................       2,983           1,116             2,586             1,400              8,085
Non-operating income (expense):
  Interest income (expense), net.......       (197)           (238)             (365)               308 (7)          (492)
  Other, net...........................          25              26             (130)                99 (8)             20
                                           ----------   -------------   ---------------  ---------------     -------------
Income before income taxes.............       2,811             904              2091             1,807              7,613
Pro forma provision for income taxes...       1,046             350               390             1,259 (9)          3,045
                                           ----------   -------------   ---------------  ---------------     -------------
Pro forma net income...................   $   1,765    $        554    $        1,701   $           548     $        4,568
                                           ==========   =============   ===============  ===============     =============
Pro forma net income per share.........                                                                     $         0.38
                                                                                                             =============
Shares used in conjunction (10)........                                                                             12,180
                                                                                                             =============



367223.4
                                       19



                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                   (UNAUDITED)

                                                          HISTORICAL
                                                 -----------------------------
                                                     THE           RECENT             PRO FORMA            THE COMPANY
                                                   COMPANY     ACQUISITIONS(2)       ADJUSTMENTS            PRO FORMA
                                                 -----------   ---------------    ------------------   -------------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)
Revenues:
    Rental revenues...........................  $    32,634 $          5,247   $                  --               $37,881
    Product sales.............................        4,967              801                      --                 5,768
                                                 -----------   ---------------    ------------------   -------------------
                                                     37,601            6,048                      --                43,649
Operating costs and expenses:
    Operating expenses (3)....................       26,338            3,809                 (1,351)(3)             28,927
                                                                                                 131(4)
    Cost of product sales.....................        3,168              991                   (131)                 4,028
    General and administrative................        4,610              341                      88                 5,039
    Amortization of goodwill..................          754               --                     240                   994
                                                 -----------   ---------------    ------------------   -------------------
                                                     34,870            5,141                 (1,023)                38,988
                                                 -----------   ---------------    ------------------   -------------------
Operating income..............................        2,731              907                   1,023                 4,661
Non-operating income (expense):
    Interest income (expense), net............        (701)             (57)                      --                 (758)
    Other, net................................         (14)               --                      --                  (14)
                                                                          --
                                                 -----------   ---------------    ------------------   -------------------
Pro forma income before income taxes..........        2.016              850                   1,023                 3,889
Pro forma provision for income taxes....................802............   --                     754                 1,556
                                                 -----------   ---------------    ------------------   -------------------

Pro forma net income..........................  $     1,214 $            850   $                 269 $               2,333
                                                 ===========   ===============    ==================   ===================

Pro forma net income per share................                                                       $                0.19
                                                                                                       ===================

Shares used in computation....................                                                                      12,196
                                                                                                       ===================



367223.4
                                       20

(1) The table below sets forth certain information with respect to the Initial Acquisitions for the period from January 1, 1995 through the respective acquisition dates:


                                                                                     INCOME BEFORE       NUMBER OF STORES
                                                                       REVENUES       INCOME TAXES           ACQUIRED
                                                               ----------------    ------------------   ------------------
First Row and Game Trader..................................   $           8,301 $             (755)             24
Movie Stars................................................               2,483               (372)             10
Video Express..............................................               3,783                 151             10
Video Stars................................................               1,796                 151             8
Video Warehouse I..........................................               2,327                 465             5
Video Warehouse II.........................................               3,101                 579             7
King Video.................................................               1,609                 156             5
L.A. Video.................................................               2,502                 476             5
Planet Video...............................................                 582                  53             2

                                                               ----------------    ------------------   ------------------
         Total.............................................   $          26,484 $              $904  $          76
                                                               ================    ==================   ==================

(2) The table below sets forth certain information with respect to the Recent Acquisitions from the beginning of the periods indicated through the respective acquisition dates:

                                              YEAR ENDED                     SIX MONTHS ENDED
                                           DECEMBER 31, 1995                  JUNE 30, 1996
                                     -----------------------------    ------------------------------
                                                     INCOME BEFORE                    INCOME BEFORE     NUMBER OF STORES
                                          REVENUES   INCOME TAXES       REVENUES      INCOME TAXES          ACQUIRED
                                     -------------   -------------    ------------   ---------------   -------------------
Movies to Go......................  $        4,963           $ 368   $          --  $             --           13
Pic-A-Flick Group.................           7,104             316              --                --           23
Movie Store Group.................           3,613             411              --                --            8
Showtime..........................           3,902             156             612                13            5
Premiere Video....................           7,226             672           5,436               894           23
Other Acquisitions................           1,009             168              --                --            4
                                     -------------   -------------    ------------   ---------------   -------------------
    Total.........................  $       27,817$          2,091   $       6,048  $            907           76
                                     =============   =============    ============   ===============   ===================


367223.4
                                       21




                                                                                                             SIX MONTHS
                                                                                  YEAR ENDED                   ENDED
                                                                                  DECEMBER 31, 1995        JUNE 30, 1996
                                                                                  -----------------        -------------
(3)  Adjustments to operating expenses consist of the following:
        To record a decrease in videocassette rental inventory amortization
           expense   resulting  from  the   allocations  of  purchase  price  to
           videocassette rental tapes of the acquired entities, based on current replacement  cost for bulk purchases of used tapes.  Replacement cost for bulk purchases of used tapes is significantly  less than the cost of new tape purchases.  As a result,  future amortization relating to these tapes, on a per tap basis, will be significantly  less than the
           amortization  relating  to  new  tape  purchases.   The  Company  has
           determined that there will be no changes to future revenue associated with  base  stock  inventory  acquired  and  therefore  there  is  no corresponding pro forma adjustment to revenue necessary.  The Company has determined  that its method of  amortization,  as well as that of the entities being  acquired,  results in an appropriate  matching of tape amortization expense with the revenue received from the
           associated rental of such tapes......................................  $(1,700)                $(261)

        To record the estimated increase in videocassette rental inventory amortization  expense  resulting  from the  Company's  adoption of an accelerated  amortization  method. The Company adopted the new method effective  January 1, 1996 and has used the  information  obtained at the time of adoption and  throughout  1996 to estimate the additional amortization expense which would have
           been recorded had the new method been in effect during 1995..........     945                    --

        To record the elimination of the $860,000 operating expense recorded by the Company on January 1, 1996 for the adoption of
           the new method of amortization of videocassette rental inventory.....      --                   (860)

        To record a decrease in fixed asset depreciation expense resulting from the  allocation  of purchase  price to furniture and fixtures of the  acquired  entities,  based  on the fair  value of these  assets.
           Although  their market  value was lower than their book value,  these assets were not necessarily fully depreciated or lacking utility. The
           Company may replace, on an ongoing basis,  certain items or equipment as needed, but there has not been nor is there
           intended to be, a one-time extensive replacement of such assets......     (431)                  (230)

        To eliminate reserves which were established to close Video Game
           Trader video game stores.  In the second quarter of 1995, the Company and the prior owner of Video Game Trader concluded that trading video
           games  was  not  a  highly   profitable   business   and  decided  to
           significantly reduce this operation. Prior to the consummation of the
           Initial Acquisitions, Video Game Trader recorded a one-time charge of
           $1.25 million to reduce the value of its assets, primarily inventory.
           This adjustment,  taken by Video Game Trader in the second quarter of
           1995, was a one-time adjustment in anticipation of the acquisition...    (1,250)                  --
                                                                                    -------              ---------
                  Total.........................................................    $(2,436)              $(1,351)
                                                                                    ========              ========
(4)  Adjustment to operating expense and cost of product sales consist of the following:


367223.4
                                       22




        To record an increase in amortization  expense and a decrease in cost of product  sales  related to the adoption of an  accelerated  method of amortization  videocassette rental inventory.  When the Company sells videocassette  rental inventory it records the remaining  unamortized cost of the  videocassette  as cost of product  sales.  The Company's accelerated method of amortization  reduces the cost of product sales as a  greater  portion  of the  cost of the  videocassette  has  been amortized at the time the  videocassette is sold. This adjustment has
           no impact on operating income........................................      --                   --
                                                                                     -----                -----
(5)  Adjustments to general and administrative expenses consist of the following:

        To record the increase  (decrease)  in  compensation,  including  fringe benefits and bonuses, related to owners/operators of certain entities acquired.  In certain  instances,  owners/operators  of the  acquired
           companies  were  paid  above-market   salary  rates  prior  to  their
           acquisition by the Company.  Several of these individuals  joined the
           Company in  connection  with the  Acquisitions  and entered  into new employment  agreements.  In some  instances,  the individuals did not remain with the Company after the  Acquisition  and the Company hired replacement  officers to fulfill  their  management  duties.  In each instance,  the Company adjusted the pro forma financial statements to reflect the difference between the employment agreement  compensation of the replacement officers'  compensation,  as appropriate,  and the above-market  salary  paid to the former  owner/operator.  In several instances,  the  replacement  salaries were actually  higher than the
           salaries   recorded  by  the  acquired  company  and  the  pro  forma adjustment  increased the Company's  salary expense,  as appropriate.
           The  Company has  determined  that there will be no changes to future revenue  associated with these  individuals and therefore there is no
           corresponding pro forma adjustment to revenue necessary..............    $(489)                  $ 88

        To record the elimination of legal and accounting expenses recorded by the Acquisitions which are directly related to the Pro Forma
           Transactions, including the initial public offering and this
           offering.............................................................      (316)                  --
                                                                                      -----                 -----
                  Total.........................................................    $ (805)              $     88
                                                                                     =======              ========
(6)  Adjustments to amortization of goodwill consist of the following:

        To record goodwill amortization relating to the excess of the estimated  purchase price,  including related  acquisition costs, for
           all   acquisitions   accounted  for  under  the  purchase  method  of
           accounting, over the estimated fair value of assets acquired
           (amortized over 20 years on a straight-line basis)...................       $1,841                $ 240
                                                                                       ======                =====
(7)  Adjustments to interest income (expense), net, consists of the following:

        To eliminate  historical  interest expense of long-term  indebtedness of the Company which was required to be repaid with the proceeds
           of the Initial Public Offering                                                 120                  --

        To eliminate historical interest expense of long-term indebtedness of the Initial Acquisitions.  This indebtedness could not be assumed by the Company and no additional indebtedness was incurred by
           the Company in connection with its repayment.........................          238                  --


367223.4
                                       23




        To record the interest  expense on a $500,000  promissory note issued by the Company to a seller in connection with the Initial
           Acquisitions.........................................................         (50)                   --
                                                                                         ----                   --

                  Total.........................................................         $308                $   --

(8)  To eliminate the loss incurred by a Recent Acquisition as a result of a spinoff of a portion of its assets in anticipation of the business
     combination with the Company...............................................         $ 99                 $  --
                                                                                          ===                  =====
(9)  Adjustments to the provisions for income taxes (at an assumed rate of
     40%) reflect the following:

        Theestimated  effect  as if the  Company  (including  the  Acquisitions, other than Showtime, some of which were formerly operated as
           S Corporations) had been taxed as a C Corporation....................        $ 536                 $ 344
        The income tax effect on the pro forma adjustments in (4) through
           (8) above............................................................          723                   410
                                                                                          ---                   ---

                  Total.........................................................       $1,259                 $ 754
                                                                                       ======                 ======
(10) Computation of number of shares outstanding as follows:
        Existing shareholders...................................................        4,027                 4,027
 Issuance of Common Stock in the initial public offering........................        3,623                 3,623
        Issuance of Common Stock in second public offering......................        3,220                 3,220
        Shares issued in acquisition of Movies to Go stores.....................          344                   344
        Shares issued in acquisition of Pic-A-Flick Group stores................          336                   336
        Shares issued in acquisition of Movie Store Group stores................          162                   162
        Options and  warrants  (assumes as  outstanding  for each of the periods indicated Common Stock equivalents, using the treasury
           stock method for options and warrants)...............................          468                   484
                                                                                        -----                 -----
                  Total.........................................................       12,180                12,196




367223.4
                                       24

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

The selected historical financial data presented under the captions Statement of Operations Data and Balance Sheet Data as of and for the years ended December 31, 1992, 1993 and 1994 have been derived from the financial statements of the Predecessor, which during 1995 was merged into the Company. The selected historical financial data presented under the captions Statements of Operations Data and Balance Sheet Data as of and for the year ended December 31, 1995 were derived from the consolidated financial statements of the Company. Such financial statements were audited by KPMG Peat Marwick LLP, independent certified public accountants. The financial statements of the Company as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 and the accountants' report thereon are also included elsewhere in this Prospectus. The selected financial data presented under the captions Statement of Operations Data and Balance Sheet Data as of and for the year ended December 31, 1991 are derived from the unaudited financial statements of the Predecessor. The selected historical financial data presented under the captions Statement of Operations Data and Balance Sheet Data as of and for the six month periods ended June 30, 1995 and 1996 have been derived from the unaudited financial statements of the Company included elsewhere in this Prospectus. In the opinion of the Company, such unaudited financial statements reflect all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of the results of operations and financial condition for such period. The pro forma Statement of Operations Data and pro forma Balance Sheet Data do not purport to represent what the Company's results of operations and financial position would actually have been had such transactions actually occurred as of the dates indicated or to project the Company's results of operations or financial position for any future period. The Selected Historical and Financial Data and the operating data set forth below should be read in conjunction with the consolidated financial statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Pro Forma Financial Information" included elsewhere in this Prospectus.

                                                            Historical(1)                                         Pro Forma (2)
                                                                                                              ---------------------
                                                                                                                Year      Six Months
                                                                                                                Ended      Ended
                                                                                                              December    June 30,
                                       Years Ended December 31,                  Six Months Ended June 30,    31, 1995     1996
                         -----------------------------------------------------  ----------------------------
                           1991       1992      1993        1994       1995         1995          1996(3)
                         --------   --------  ---------   --------   ---------  -------------  -------------  ---------------------
                                                         (in thousands, except per share and operating data)
Statement of Operations
 Data:
Revenues:
   Rental revenues....  $1,728     $2,857    $ 3,579     $4,070     $20,309    $     2,270    $   32,634     $ 65,139   $  37,881
   Product sales......     244        256        310       322        4,349            228         4,967       13,820       5,768
                         --------   --------  ---------   --------   ---------  -------------  -------------  ---------  ----------
        Total.........   1,972      3,113      3,889      4,392      24,658          2,498        37,601       78,959      43,649
Operating costs
and expenses:
   Operating expenses.   1,387      2,241      2,798      3,121      15,593          1,773        26,338       51,389      28,927
   Cost of product sales   206        127        240       278        2,979            191         3,167        9,259       4,028
   General and
administrative             228        313        573       611        2,955            378         4,610        8,237       5,039
   Amortization of
 goodwill                   --         --         --        --          148             --           755        1,989         994
                         --------   --------  ---------   --------   ---------  -------------  -------------  ---------  ----------
Operating income......     151        432        278       382        2,983            156         2,731        8,085       4,661
Non-operating income
(expense):
   Interest expense, net  (29)       (35)       (43)      (101)       (197)           (79)         (701)        (492)       (758)
   Other, net.........      --         --         --        --           25             --          (14)           20        (14)
                         --------   --------  ---------   --------   ---------  -------------  -------------  ---------  ----------
Income before
income taxes               122        397        235       281        2,811             77         2,016        7,613       3,889
Provision for
 income taxes               --         --         --        --        1,046             --           802        3,045       1,556
                         --------   --------  ---------   --------   ---------  -------------  -------------  ---------  ----------
Net income............  $  122     $  397    $   235     $ 281      $ 1,765    $        77    $    1,214     $  4,568   $   2,333
                         ========   ========  =========   ========   =========  =============  =============  =========  ==========
Net income per share..                                              $     0.52                 $       0.14   $     0.38 $      0.19
                                                                     =========                 =============  =========  ==========
Shares used in
computation                                                           3,395                        8,931       12,180      12,196
                                                                     =========                 =============  =========  ==========
OPERATING DATA:
   Number of stores at
   end of period......     7           8          8         9          148             11           164          176         187
   Increase (decrease) in
same store revenues (4)    18.2%    (6.5%)      8.2%     10.5%         1.4%           0.0%         (2.4%)        --          --



367223.4
                                       25





                                                                    Historical                                 Pro Forma(2)
                                      ----------------------------------------------------------------------   -----------
                                                            December 31,                         June 30, 1996 June 30, 1996
                                      --------------------------------------------------------
                                        1991        1992       1993        1994        1995
                                      ---------    -------   ---------   --------   ----------   -----------   -----------
Balance Sheet Data:
   Cash.............................     $  89   $    151  $      242  $     170  $     3,564  $        191  $      3,249
   Videocassette rental inventory, net     942        969         820        931       16,728        19,144        20,944
   Total assets.....................     1,520      1,660       1,644      2,098       68,219        95,049        89,223
   Line of credit and other
short-term debt                            285        187         377        430        8,916        13,745         8,361
   Long-term debt, less current portion    187         22       1,078      1,309        2,411         3,605           104
   Total liabilities................       797        536       1,953      2,502       30,756        36,723        27,839
   Equity (deficit).................       723      1,124       (309)      (404)       37,463        58,326        61,384


(1) THE STATEMENT OF OPERATIONS DATA REFLECT THE RESULTS OF OPERATIONS OF THE PREDECESSOR FOR 1991 THROUGH 1994 AND FOR A PORTION OF 1995. THE PREDECESSOR WAS A LIMITED PARTNERSHIP AND THEREFORE HAD NO INCOME TAX LIABILITY.

(2) THE PRO FORMA STATEMENT OF OPERATIONS DATA FOR THE YEAR ENDED DECEMBER 31, 1995 FOR THE COMPANY GIVES EFFECT TO THE INITIAL PUBLIC OFFERING, THE SECOND PUBLIC OFFERING AND THE PRO FORMA TRANSACTIONS AS IF THEY HAD OCCURRED AS OF THE BEGINNING OF THE YEAR. THE PRO FORMA STATEMENT OF OPERATIONS DATA FOR THE SIX MONTHS ENDED JUNE 30, 1996 GIVE EFFECT TO THE SECOND PUBLIC OFFERING AND THE CONSUMMATION OF THE PREMIERE VIDEO ACQUISITION AND THE SHOWTIME ACQUISITION AS IF THEY HAD OCCURRED AS OF THE BEGINNING OF THE PERIOD. THE PRO FORMA STATEMENT OF OPERATIONS DATA DOES NOT GIVE EFFECT TO ANY FUTURE ACQUISITIONS. THE PRO FORMA BALANCE SHEET DATA GIVES EFFECT TO THE COMPANY'S SECOND PUBLIC OFFERING IN JULY 1996 AND THE CONSUMMATION OF THE PREMIERE VIDEO ACQUISITION AND THE SHOWTIME ACQUISITION AS IF THEY HAD BEEN COMPLETED AS OF JUNE 30, 1996. SEE "USE OF PROCEEDS" AND "PRO FORMA FINANCIAL INFORMATION."

(3) EFFECTIVE JANUARY 1, 1996, THE COMPANY ADOPTED AN ACCELERATED METHOD OF AMORTIZING ITS VIDEOCASSETTE RENTAL INVENTORY, WHICH HAS BEEN ACCOUNTED FOR AS A CHANGE IN ACCOUNTING ESTIMATE EFFECTED BY A CHANGE IN
        ACCOUNTING PRINCIPLE. THE APPLICATION OF THE NEW METHOD OF AMORTIZING VIDEOCASSETTE RENTAL INVENTORY, INCLUDING AN $860,000 PRE-TAX CHARGE ($0.06 PER SHARE AFTER TAXES), INCREASED AMORTIZATION EXPENSE FOR THE SIX MONTHS ENDED JUNE 30, 1996 BY APPROXIMATELY $2.4 MILLION AND REDUCED NET INCOME BY APPROXIMATELY $1.4 MILLION AND EARNINGS PER SHARE BY $0.16.

(4) THE INCREASE (DECREASE) IN SAME STORE REVENUES IS COMPUTED BY COMPARING ON A QUARTERLY BASIS REVENUES FROM STORES OPEN DURING AN ENTIRE QUARTER TO REVENUES FROM STORES OPEN DURING THE ENTIRE CORRESPONDING QUARTER FOR THE PRIOR YEAR. THIS CALCULATION INCLUDES ACQUIRED STORES ON A PRO FORMA BASIS THAT WERE OWNED AND OPERATED AT THE END OF THE PERIOD.


367223.4
                                       26

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

        The Company opened its first video superstore under the Moovies name, logo and format in June 1992. The Company currently owns and operates 203 video specialty stores, including approximately 180 stores under the Moovies name and logo. The Company's revenues consist of rental revenues and product sales revenues. Rental revenues include revenue from rentals of videos, video games, video players and video game machines. Product sales revenues are derived from sales of videos and video games, including excess rental inventory, and confectionery and other items.

        Operating Costs and Expenses are comprised of operating expenses, cost of product sales, general and administrative expenses and amortization of goodwill. Operating expenses consists of amortization of videos purchased for rental, fees and lease expense for leased videos and all store expenses, including occupancy, payroll, store opening expenses and direct store promotions expenses.

     Effective  January 1, 1996, the Company  adopted an  accelerated  method of
amortizing  its  videocassette   rental  inventory.   See  "--Recent  Accounting
Developments."

        The Company presently spends approximately 17% of its new release budget to obtain new releases from Rentrak. Under its agreement with Rentrak, pursuant to which the Company leases videos for rental to its customers, the Company pays a handling fee of $8 to $10 for each video. During the revenue sharing period, which is generally one year (but does not exceed two years) the movie studio that supplies the video to Rentrak owns the video, and the rental revenues are shared by Rentrak and the Company on a predetermined basis. Generally, the percentage of rental revenue retained by the Company is fixed for the first sixty days of the revenue sharing period and is then set at a higher rate for the remainder of the term. The Company may also sell excess copies of a video title and share the sale proceeds with Rentrak on a predetermined basis. At the end of the revenue sharing period for a video title, the Company may purchase remaining copies of that title generally for less than $5 per copy. The handling fee per video is amortized on a straight-line basis over the revenue sharing period, and revenue sharing payments are expenses when incurred.

        Cost of product sales is comprised of cost of videos sold rather than rented to customers and the cost of confectionery and other products sold in the Company's stores. The cost of a video is measured at its amortized basis when sold, if previously used as a rental video, or at the Company's cost if purchased for sell-through, or at a varying basis if a leased product, depending upon when in the revenue sharing period it is sold.

        General and administrative expense is comprised of corporate office expenses, including office equipment and facilities costs, management salaries and benefits, professional fees and all other items of corporate expense.

        Beginning in January 1996, the Company undertook a program to more actively manage its product sales by removing less profitable merchandise categories from its stores. As a result, the revenue comparison for stores open in the first six months of both 1996 and 1995 was down slightly and same store revenue comparisons in subsequent periods may also show modest declines in part due to these intended reductions in product sales. Correspondingly, rental revenues, from which the Company generally derive a higher profit margin, are increasing as a percentage of total revenues, leading to improvements in the Company's store contribution and operating margin.

        Since the stockholders and owners of each of the video chains acquired pursuant to the Initial Acquisitions were considered promoters as defined under Rule 1-02(s) of Regulation S-X and are stockholders who transferred assets and liabilities to Moovies, Inc. in exchange for Common Stock contemporaneously with the initial public offering, Moovies, Inc. recorded the assets and liabilities acquired in the Initial Acquisitions at the historical cost basis of the transferors in accordance with the provisions of Securities and Exchange Commission Staff Accounting Bulletin 48. As a result of recording the acquired assets at their historical cost basis, no goodwill was recorded by the Company in connection with the Initial Acquisitions. The assets acquired in the Recent Acquisitions were recorded under the purchase method of accounting, and the excess of cost over the estimated fair value of the assets acquired of $40.1 million is being amortized over 20 years on a straight-line basis.

367223.4
                                       27

        The following table sets forth for the periods indicated (i) statement of operations data expressed as a percentage of total revenues and (ii) the number of stores open at the end of each period.


                                                            Historical                                Pro Forma
                                         -------------------------------------------------  ------------------------------
                                                                          Six Months Ended    Year Ended       Six Months
                                                  Years Ended                June 30,        December 31,        Ended
                                                  December 31,                                1995          June 30, 1996
                                         ------------------------------  -----------------

                                           1993      1994       1995      1995      1996
                                         --------  ---------  ---------  -------   -------  -------------   --------------
STATEMENT OF OPERATIONS DATA:
Revenues:
        Rental revenues:..............     92.0%      92.7%      82.4%    90.9%     86.8%          82.5%            86.8%
        Product sales.................      8.0        7.3       17.6      9.1      13.2           17.5             13.2
                                         --------  ---------  ---------  -------   -------  -------------   --------------
           Total......................    100.0      100.0      100.0    100.0     100.0          100.0            100.0
Operating costs and expenses:
        Operating expenses............     71.9       71.1       63.2     71.0      70.0           65.1             66.3
        Cost of product sales.........      6.2        6.3       12.1      7.7       8.4           11.8              9.2
        General and administrative....     14.7       13.9       12.0     15.1      12.3           10.4             11.5
        Amortization of goodwill......      --         --         0.6      --        2.0            2.5              2.3
                                         --------  ---------  ---------  -------   -------  -------------   --------------
           Total......................     92.8       91.3       87.9     93.8      92.7           89.8             89.3
                                         --------  ---------  ---------  -------   -------  -------------   --------------
Operating income......................      7.2        8.7       12.1      6.2       7.3           10.2             10.7
Non-operating income (expense)             (1.1)      (2.3)      (0.7)    (3.1)     (1.9)          (0.6)            (1.8)
                                         --------  ---------  ---------  -------   -------  -------------   --------------
Income before income taxes                  6.1%       6.4%      11.4%     3.1%      5.4%           9.6%             8.9%
Number of stores open at end of period       8          9        148       11       164            176              187


PRO FORMA RESULTS OF OPERATIONS FOR THE COMPANY

        Revenues. Pro forma revenues are comprised of rental revenues and product sales, which were as a percentage of pro forma revenues, 82.5% and 17.5%, respectively, for the year ended December 31, 1995 and 86.8% and 13.2%, respectively, for the six months ended June 30, 1996. Not all of the video specialty stores acquired by the Company have historically used leased product. The Company believes that, because it intends to use leased product in the acquired stores and to use more of its excess rental tapes as inventory in new stores instead of offering such tapes for sale, rental revenues as a percentage of total revenues will be higher for the year ending December 31, 1996 than they were pro forma for the year ended December 31, 1995. The Company anticipates a continued decline in same stores revenues for the third quarter of 1996 due to the impact of the Olympics on its stores in Georgia.

        Operating  Cost  and  Expenses.   Pro  forma  operating  expenses  as  a
percentage of revenues were 89.8% for 1995 and 89.3% for the six months ended June 30, 1996. The Company anticipates a decline in this percentage in 1996 as store operating efficiencies are improved. The Company anticipates that these improvements will be partially offset during 1996 by an increase in amortization of goodwill as additional acquisitions are completed, and by an increase in videotape purchases based on expected increases in demand that did not materialize in the third quarter of 1996. The Company anticipates a slight decrease in general and administrative expenses as a percentage of revenues if all of its planned new store openings and acquisitions are completed.

        Interest Expense, Net. Interest expense for 1996 is expected to increase compared to pro forma interest expense for 1995 due to borrowings under the Company's $22.5 million revolving credit facility in order to fund operations, new store openings and additional acquisitions. This increase is expected to be partially offset by interest income generated by the investment of proceeds from the second public offering.

RECENT ACCOUNTING DEVELOPMENTS

        In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 will be effective for fiscal years beginning after December 31, 1995 and will require the Company to either elect to recognize in its consolidated financial statements costs related to its employee stock-based compensation plans, such as stock options and stock purchase plans, or provide disclosure of such costs in a footnote to the consolidated financial statements. Costs under SFAS No. 123 will be determined using fair value as compared with the intrinsic value method of Accounting Principles Board Opinion No. 25.


367223.4
                                       28

        The Company has determined that it will elect the disclosure only alternative provided by SFAS No. 123 and will make the required pro forma disclosures in a footnote to the consolidated financial statements. The Company has not determined the impact of these pro forma adjustments to its net income or earnings per share.

        Effective January 1, 1996, the Company adopted an accelerated method of amortizing its videocassette rental inventory. Under this new method, videocassette rental inventory, which includes video games, is stated at cost, including the related costs to prepare such videocassettes for rent, and is amortized over its estimated economic life of 36 months, to its estimated salvage value ($6 per videocassette during 1996). All copies of new release videocassettes are amortized on an accelerated basis during their first four months to an average net book value of $15 and then on a straight-line basis to their estimated salvage value over the next 32 months. All copies of new release videocassettes that are purchased for $15 or less are amortized on a straight-line basis to their estimated salvage value of $6 over 36 months. The number of high and low priced new release titles purchased by the Company in any given period depends on the price assigned to each release by the movie studios. Historically, there are fewer low priced new release titles than high priced. Therefore, the Company has historically spent less on low priced new release titles. In 1995, the Company spent less than 10% of its new release budget on low priced titles. After the book value is amortized to its salvage value, it remains in inventory at that value until disposed of, at which time the salvage value is recorded as an element of cost of sales.

        The method for calculating amortization of videocassette rental inventory used in 1995 was as follows: videocassettes that were considered base stock ("catalog titles"), together with related costs to prepare them for rent, were amortized over 36 months on a straight-line basis. New release videocassettes were amortized as follows: the tenth and any succeeding copies of each title per store were amortized over nine months on a straight-line basis; the fourth through ninth copies of each title per store were amortized 40% in the first year and 30% in each of the second and third years; and copies one through three of the titles per store were amortized as base stock. The Company adopted its previous method of amortization for videocassette rental inventory concurrently with its initial public offering of common stock in August 1995. That method was followed by the Company's major competitors and was considered to be the industry standard. Recently, several competitors have announced changes in their amortization methods. The Company adopted the new method of amortization because it believes that accelerating expense recognition for new release videocassettes during the first four months more closely matches the typically higher revenues generated following a title's release, and believes $15 represents a reasonable average carrying value for tapes to be rented or sold after four months and $6 represents a reasonable salvage value for all tapes after 36 months. The Company also believes this method is similar to methods recently adopted by other large video specialty store operators.

        Typically the Company attempts to sell half of its new release tapes between four and six months after the title is released. Half of those remaining tapes are sold between seven and nine months after the release and the stores reduce the remaining inventory to approximately three tapes after a year. After 36 months, a store will generally have one copy of that title in its inventory at a salvage value of $6. At the time of sale, any unamortized cost of the tape is charged to cost of goods sold.

        The new method of amortization was adopted because the Company believes accelerating expense recognition for new release videocassettes during the first four months more closely matches the typically higher revenue generated following a title's release, and believes $15 represents a reasonable average carrying value for tapes to be rented or sold after four months and $6 represents a reasonable salvage value for all tapes after 36 months. During the selection process of its new amortization method, the Company evaluated the revenue stream generated from a typical new release and found this information to be consistent with the information available in August 1995 when the Company selected its previous amortization method.

        The new method of amortization has been applied to videocassette rental inventory that was held in inventory at January 1, 1996. The adoption of the new method of amortization has been accounted for as a change in accounting estimate effected by a change in accounting principle and, accordingly, the Company recorded $860,000 as a pre-tax charge to operating expense in the first quarter.

HISTORICAL RESULTS OF OPERATIONS FOR THE COMPANY

  SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

        The Company's results of operations for the six months ended June 30, 1995 reflect only the operations of the Predecessor. The results of operations for the six months ended June 30, 1996 reflect only the operations of the Company.


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



        Revenues. Revenues for the six months ended June 30, 1996 were $37,601,000 compared to revenues of $2,498,000 for the same period in 1995. The increased revenues were a result of the additional stores acquired and opened by the Company concurrently with and subsequent to the initial public offering in August 1995. Product sales as a percentage of total revenues increased to 13.2% for the six months ended June 30, 1996 compared to 9.1% for the same period in 1995. This increase is the result of greater emphasis by certain acquired companies on product sales, including video game sales.

        During the quarter same store revenues declined by approximately two percent. In the quarter, management has concentrated on the profitability of product sales by making a concerted effort to reduce certain unprofitable products previously sold in some acquired stores, particularly video games. This emphasis and a variety of other factors, including softness in video game rentals, contributed to this decline in same store revenues. The Company anticipates a continued decline in same store revenues for the third quarter of 1996 due to the impact of the Olympics on its stores in Georgia.

        Operating Costs and Expenses. Operating expenses were $26,338,000 for the six months ended June 30, 1996 compared to $1,773,000 for the comparable prior year period. Operating expenses as a percentage of total revenues were 70.0% for 1996 compared to 71.0% for 1995. Excluding the $860,000 pre-tax charge to operating expenses in the first quarter, operating expenses for the six months ended June 30, 1996 would have been $25,478,000 or 67.8% of total revenues. This decrease was primarily the result of increased revenues from product sales in 1996 without a corresponding increase in operating expenses, partially offset by the impact of the change in the method of amortization of videocassette rental inventory as described in Note 2 to the consolidated financial statements included herein. The new method of accounting accelerates the amortization of videocassette rental inventory. The Company anticipates an increase in operating expenses for the second half of 1996 due to increased videotape purchased based on expected increase in demand that did not materialize in the third quarter and delays in the new store opening schedule.

        Cost of product sales increased $2,975,000 to $3,167,000 for the six months ended June 30, 1996. This increase is directly related to the increase in product sales. Cost of product sales as a percentage of product sales were 63.8% for the six months ended June 30, 1996 compared to 84.0% for 1995. This decrease is the result of closer management of product sales by certain acquired companies and increasing the mix of higher margin items.

        General and administrative expenses increased to $4,610,000 for the six months ended June 30, 1996 from $378,000 for the comparable prior year period, reflecting the acquisitions and additional store openings. General and administrative expenses as a percentage of total revenues were 12.3% for 1996 compared to 15.1% for 1995. The percentage decrease, despite the increase in the amount of general and administrative expenses, reflects the effect of spreading these expenses over significantly greater revenues.

        Amortization of goodwill was $754,000 for the six months ended June 30, 1996, which reflects a portion of the amortization of approximately $31.0 million of goodwill over a 20 year period. The Company had no amortization of goodwill in the comparable prior year period.

        Interest Expense, net. Interest expense increased to $701,000 for the six months ended June 30, 1996 from $79,000 for the comparable prior year period. This increase is related primarily to (i) the issuance in April 1995 of a $1.5 million note payable, which was incurred to provide financing for the completion of the Company's initial public offering and (ii) additional borrowings under the Company's line of credit agreements and subordinated credit facility.

        Income Tax Expense. The Company had no income tax expense for the six months ended June 30, 1995 because the Predecessor operated as a partnership for income tax purposes. Income tax expense for the six months ended June 30, 1996 was approximately $802,000, representing an effective income tax rate of 40%.

  YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

        The Company's results of operations for the years ended December 31, 1994 and 1995 reflect only the operations of the Predecessor for the period from January 1, 1994 to August 8, 1995 and include the results of the various Acquisitions from and after their respective acquisition dates.

        Revenues. Revenues increased $20,266,000, or 461.5%, for 1995 to $24,658,000 compared to revenues of $4,392,000 for 1994. The increased revenues were primarily a result of the additional stores acquired and opened by the Company between August 8 and December 31, 1995. Aggregate same store sales for the Company, which includes only the Predecessor's nine stores operated during all of 1994, decreased approximately $276,000, or 6.3%. Same store revenues, computed by comparing on a quarterly basis revenues from stores open during an entire quarter to revenues from stores open during the entire corresponding quarter for the prior year, increased $748,000, or 1.4%. This calculation

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



includes acquired stores on a pro forma basis that were owned and operated at the end of the period. Product sales as a percentage of total revenues increased to 17.6% for 1995 compared to 7.3% for 1994. This increase is the result of greater emphasis by certain acquired companies on product sales, including video game sales. The Company anticipates that this percentage will decrease during 1996. The Company intends to focus its resources on its video specialty superstores. Accordingly, subsequent to the year ended December 31, 1995, the Company sold its supermarket video operation in March 1996, for an amount approximating its book value. The supermarket operation generated approximately $456,000 in revenues in 1995.

        Operating Costs and Expenses. Operating expenses increased $12,472,000 to $15,593,000 for 1995 compared to $3,121,000 for 1994. Operating expenses as a percentage of total revenues were 63.2% for 1995 compared to 71.1% for 1994. The difference in these percentages from 1994 to 1995 primarily reflects increased revenues from product sales in 1995 without a corresponding increase in operating expenses.

        Cost of product sales increased $2,701,000 to $2,979,000 for 1995 compared to $278,000 for 1994. The increase is directly related to the increases in product sales. Cost of product sales as a percentage of product sales was 68.5% for the year ended December 31, 1995 compared to 86.3% for 1994. This decrease is the result of the Acquisitions' closer management of product sales and increasing the mix of higher margin items, including video game sales. The Company anticipates that the cost of product sales as a percentage of product sales for 1996 will be comparable to 1995 results, but may vary according to the mix of products sold.

        General and administrative expenses increased $2,344,000 to $2,955,000 for 1995 compared to $611,000 for 1994, reflecting the Acquisitions (except Showtime and Premiere Video) and additional store openings. General and administrative expenses as a percentage of total revenues were 12.0% and 13.9% for 1995 and 1994, respectively. The percentage decrease, despite the increase in the amount of general and administrative expenses, reflects the effect of spreading these expenses over significantly greater revenues. The Company anticipates that 1996 general and administrative expenses will include incremental costs incurred in connection with the establishment of the corporate infrastructure to support anticipated future growth.

        Interest Expense, Net. Interest expense increased $96,000 to $197,000 for 1995 from $101,000 for 1994. The increase related primarily to the issuance of a $1.5 million note payable in April 1995, which was incurred to provide financing for the completion of the Company's initial public offering of Common Stock, and the issuance of promissory notes in connection with one of the Initial Acquisitions. These expenses were offset by interest income earned on the excess cash received at the initial public offering, which was invested in short-term securities from August 8, 1995 through December 31, 1995. Interest expense for 1996 is expected to increase due to borrowings under the Company's $22.5 million revolving credit facility, obtained in March 1996 in order to fund operations, new store openings and additional acquisitions.

        Income Tax Expense. The Company had no income tax expense for 1994 or for 1995 through August because the Predecessor was operated as a limited partnership. Income tax expense for 1995 was approximately $1,046,000, representing an effective income tax rate of 37.2%. The Company anticipates its effective income tax rate will be approximately 40% in 1996.

      YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

        The Company's results of operations for the year ended December 31, 1994 reflect the operations of the Predecessor's eight stores plus one new store opened during the year. The results of operations for the year ended December 31, 1993 reflect the operations of eight stores during the entire year.

        Revenues. Revenues increased $503,000, or 12.9%, to $4,392,000 for 1994 from $3,889,000 for 1993. Approximately $96,000 of the increase related to the opening of the new store during 1994. The remainder of the increase related to aggregate same store revenues increases of approximately $407,000, or 10.5%, for 1994. The increase in same store revenues in 1994 was attributable to a greater volume of customer transactions, which the Company believes resulted primarily from the ongoing implementation of its program of store upgrades which began in 1992. This program generally involved relocation to more prominent positions in strip centers or to stand-alone locations, improved store design, increased emphasis on more new release inventory and the change to the Moovies name, logo and format.

        Operating Costs and Expenses. Operating expenses increased $323,000 to $3,121,000 for 1994 from $2,798,000 for 1993. This increase corresponded to the increase in revenues in 1994 and was attributable to the new store opened during 1994, the relocation of two stores and the change to the Moovies name, logo and format. During this period, the

367223.4
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



Company changed the mix of inventory purchases, decreasing the use of leased product, which contributed to the reduction in operating expenses as a percentage of revenues from 1993 to 1994.

        Cost of product sales increased to $38,000 to $278,000 for 1994 from $240,000 for 1993, corresponding to the increased revenues from product sales. Cost of sales as a percentage of product sales was 86.3% for 1994 compared to 77.4% for 1993. The increase was the result of a change in the mix of product sales.

        General and administrative expenses increased to $611,000 for 1994 from $573,000 for 1993. General and administrative expenses as a percentage of total revenues decreased to 13.9% for 1994 from 14.7% for 1993. This decrease was the result of the Company's increasing revenues without a similar level of increase in administrative cost.

        Interest Expense. Interest expense was $101,000 for 1994 compared to $43,000 for 1993. This increase primarily resulted from a full year of amortization of the discount on the long-term debt payable to the limited partners in 1994 compared to only four months of discount amortization in 1993.

HISTORICAL RESULTS OF OPERATIONS FOR SELECTED ACQUISITION COMPANIES

        Financial results are discussed below for Movie Store Group, Pic-A-Flick Group, Movies to Go and Premiere Video. These companies collectively accounted for 67 of the 76 video specialty stores acquired in connection with the Recent Acquisitions.

MOVIE STORE GROUP

        Movie Store Group ("Movie Store Group"), opened its first video store in December 1984, and was acquired by the Company in December 1995. At the time of the acquisition, Movie Store Group operated eight video stores in Georgia.

  ELEVEN MONTHS ENDED NOVEMBER 30, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

        Movie Store Group's results of operations for the eleven months ended November 30, 1995 reflect the operations of eight stores. Movie Store Group's results of operations for the year ended December 31, 1994 reflect the operations of six stores.

        Revenues. Revenues increased $411,000, or 12.9%, to $3,613,000 for the eleven months ended November 30, 1995 from $3,202,000 for the year ended December 31, 1994. Approximately $535,000 of the increase related to two new store openings occurring during 1995. This increase was partially offset by a $124,000, or 3.9%, decline in same store revenues, reflecting the shorter 1995 period.

        Operating Costs and Expenses. Operating expenses increased $196,000 to $2,392,000 for the eleven months ended November 30, 1995 from $2,196,000 for the year ended December 31, 1994. This increase corresponded to the increase in revenues in 1995 and was attributable primarily to the opening costs and operating of two new stores and the relocation of one store, and was offset in part by reduced same store expenses reflecting the shorter 1995 period.

        Cost of product sales decreased $4,000 to $301,000 for the eleven months ended November 30, 1995 from $305,000 for the year ended December 31, 1994. The decrease was primarily the result of the shorter 1995 period that did not include December, which is the highest sales month for product sales.

        General and administrative expenses increased $124,000 to $482,000 for the eleven months ended November 30, 1995 from $358,000 for the year ended December 31, 1994. General and administrative expenses as a percentage of total revenues increased to 13.4% for 1995 from 11.2% for 1994. This increase was primarily the result of rent on a corporate office added to centralize operations and office supplies expenses to operate the corporate office.

        Interest Expense. Interest expense increased $8,000 to $34,000 for the eleven months ended November 30, 1995 compared to $26,000 for the year ended December 31, 1994. This increase resulted from borrowings to open the two new stores.

PIC-A-FLICK GROUP

        Pic-A-Flick Video ("Pic-A-Flick Group") opened its first video store in May 1981. Pic-A-Flick Group was acquired by the Company in December 1995. At the time of the acquisition, Pic-A-Flick Group operated 23 video stores, 19 located

367223.4
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



in South Carolina and four located in North Carolina. During 1995, Pic-A-Flick Group opened four new stores and relocated two existing stores. During 1994 Pic-A-Flick Group opened three new stores and relocated one existing store.

  ELEVEN MONTHS ENDED NOVEMBER 30, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

        Pic-A-Flick Group results of operations for the eleven months ended November 30, 1995 reflect the operations of 23 stores. Pic-A-Flick Group results of operations for the twelve months ended December 31, 1994 reflect the operations of 19 stores.

        Revenues. Revenues increased $747,000, or 12.1%, to $6,899,000 for the eleven months ended November 30, 1995 from $6,152,000 for the year ended December 31, 1994. Approximately $506,000 of the increase is attributable to the new store openings in 1995 and 1994. The remaining increase is attributable to aggregate same store revenue increases of approximately $241,000, or 4.5%, for 1995.

        Operating Costs and Expenses. Operating expenses increased $929,000 to $5,227,000 for the eleven months ended November 30, 1995 from $4,298,000 for the year ended December 31, 1994, notwithstanding the shorter 1995 period. The increase was a result of Pic-A-Flick Group opening four new stores and relocating two existing stores in 1995. Operating expenses as a percentage of total revenues increased to 75.8% for the eleven months ended November 30, 1995 from 69.9% for the year ended December 31, 1994, as a result of the new stores generating lower revenues than mature stores while incurring full operating expense amounts.

        Cost of product sales increased $75,000 to $544,000 for the eleven months ended November 30, 1995 from $469,000 for the year ended December 31, 1994, as a result of four new store openings and relocation of two existing stores. Cost of product sales as a percentage of total revenues slightly increased to 7.9% for the eleven months ended November 30, 1995 from 7.6% for the year ended December 31, 1994.

        General and administrative expenses decreased $116,000 to $642,000 for the eleven months ended November 30, 1995 from $758,000 for the year ended December 31, 1994. General and administrative expenses as a percentage of total revenues decreased to 9.3% for the eleven months ended November 30, 1995 from 12.3% for the year ended December 31, 1994. The decreases were a result of a reduction in salary paid to the principal shareholder of Pic-A-Flick Group.

        Interest Expense. Interest expense increased slightly to $59,000 for the eleven months ended November 30, 1995 from $56,000 for the year ended December 31, 1994. Interest expense consists primarily of mortgage interest on a 8,400 square-foot free-standing retail site located in North Carolina. One of the Pic-A-Flick Group corporations owned the retail site until November 1995. In November 1995, the land and building were transferred to the principal shareholder in exchange for a note from such shareholder and his assumption of the other remaining notes payable secured by the property.

MOVIES TO GO

        Movies to Go opened its first video store in November 1984 and its first game store, dba Games to Go, in May 1993. Movies to Go was acquired by the Company in September 1995. At the time of the Acquisition, Movies to Go operated 13 video stores and five game stores located in Des Moines, Ankeny, Davenport, Cedar Rapids and Coralville, Iowa.

 NINE MONTHS ENDED AUGUST 31, 1995 COMPARED TO NINE MONTHS ENDED AUGUST 31, 1994

        Movies to Go results of operations for the nine months ended August 31, 1994 and the nine months ended August 31, 1995 reflect the operations of 13 video stores and five game stores.

        Revenues: Revenues decreased $136,000 to $4,963,000 for the nine months ended August 31, 1995 compared to $5,099,000 for the nine months ended August 31, 1994. This decrease was due to a $253,000 decline in product sales at the game stores which was partially offset by an increase of approximately $117,000, or 2.8%, in aggregate same store revenues at the video stores.

        Operating Costs and Expenses: Operating expenses decreased $2,000 to $3,176,000 for the nine months ended August 31, 1995 compared to $3,178,000 for the nine months ended August 31, 1994. Operating costs and expenses as a percentage of total revenues increased to 64.0% for the nine months ended August 31, 1995 compared to 62.3% for the prior period, as a result of the decline in total revenues.


367223.4
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



        Cost of product sales increased $38,000 to $764,000 for the nine months ended August 31, 1995 from $726,000 for the same period in 1994. Cost of product sales as a percentage of product sales increased to 69.2% for the nine months ended August 31, 1995 from 53.2% for the same period in 1994. The decline in gross margin was the result of lower demand for video games.

        General and administrative expenses decreased $215,000 to $538,000 for the nine months ended August 31, 1995 from $753,000 for the nine months ended August 31, 1994. The decrease was the result of a reduction in advertising expense.

        Interest Expense: Interest expense increased $15,000 to $67,000 for the nine months ended August 31, 1995 from $52,000 for the comparable period in 1994 as a result of increased borrowings to fund the two video stores opened in fiscal 1994.

      YEAR ENDED NOVEMBER 30, 1994 COMPARED TO YEAR ENDED NOVEMBER 30, 1993

        Movies to Go results of operations for the year ended November 30, 1994 reflect the operations of 13 video stores and five game stores. Movies to Go results of operations for the year ended November 30, 1993 reflect the operations of 11 video stores and five game stores.

        Revenues. Revenues increased $1,743,000 to $6,536,000 for the year ended November 30, 1994 from $4,793,000 for the year ended November 30, 1993. Approximately $555,000 of the increase is attributable to the opening of two new video stores in 1994 and $839,000 of the increase is attributable to five new game stores which were open for only part of 1993 but were open for all of 1994. The remaining increase is attributable to aggregate same store revenue increases of approximately $349,000, or 7.7% for 1994.

        Operating Costs and Expenses. Operating expenses increased $1,257,000 to $4,302,000 for the year ended November 30, 1994 from $3,045,000 for the year ended November 30, 1993, as a result of the two new video stores opened in 1994 and the five new games stores opened in 1993. Operating costs and expenses as a percentage of total revenues increased slightly to 65.8% for 1994 from 63.5% for 1993, as operating expenses at new stores are generally a greater percentage of revenues until those stores' revenues fully develop.

        Cost of product sales increased $412,000 to $926,000 for the year ended November 30, 1994 from $514,000 for the year ended November 30, 1993, as a result of the year ended November 30, 1994 being the first full year of operation for the five new game stores. Cost of product sales as a percentage of product sales was 55.7% for 1994 and 55.8% for 1993.

        General and administrative expenses decreased slightly by $29,000 to $727,000 for the year ended November 30, 1994 from $756,000 for the year ended November 30, 1993. No significant changes were made in the general and administrative operations of the company during 1993 or 1994.

        Interest Expense. Interest expense, net, increased by $23,000 to $106,000 for the year ended November 30, 1994 from $83,000 for the year ended November 30, 1993, as a result of increased borrowings to fund the two new video stores and the five new games stores.

PREMIERE VIDEO

        Premiere Video opened its first store in July 1985. At the time of the Acquisition, Premiere Video operated 23 video stores located in Minnesota, South Dakota, Iowa, Nebraska, and Wisconsin.

    SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

        Premiere Video's results of operations for the quarter ended June 30, 1996 reflect the operations of 23 stores. Premiere Video's results of operations for the quarter ended June 30, 1995 reflect the operations of 15 stores.

        Revenues. Revenues increased $2,285,00, or 72.5%, to $5,437,000 for June 30, 1996 from $3,152,000 for June 30, 1995. The increase is attributable to the 8 new stores opened after June 30, 1995, and was partially offset by a $14,000 or 0.5%, decrease in revenues for stores that were open during both periods.


367223.4
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



        Operating Costs and Expenses. Operating expenses increased $1,572,000 to $3,362,000 for the six months ended June 30, 1996 from $1,790,000 for the six months ended June 30, 1995. This increase corresponded to the increase in revenues for the three months ended June 30, 1996 and was attributable to the opening costs and operating of ten new stores. Operating costs and expenses, as a percentage of total revenues, increased to 61.8% for the six months ended June 30, 1996 from 56.8% for the six months ended June 30, 1995.

        Cost of product sales increased $413,000 to $908,000 for the six months ended June 30, 1996 from $495,000 for the six months ended June 30, 1995, corresponding to the increased revenues from product sales. Cost of sales as a percentage of total revenues increased to 16.7% for the six months ended June 30, 1996 from 15.7% for the six months ended June 30, 1995.

        General and administrative expenses increased $151,000 to $272,000 for the six months ended June 30, 1996 from $121,000 for the six months ended June 30, 1995. General and administrative expenses as a percentage of total revenues increased to 5.0% for the six months ended June 30, 1996 from 3.8% for the six months ended June 30, 1995.

        Interest Expense. Interest expense decreased $19,000 to $59,000 for the six months ended June 30, 1996 compared to $76,000 for the six months ended June 30, 1995. This decrease resulted primarily from a refinancing in the third quarter of 1995.

      YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

        Premiere Video's results of operations for the year ended December 31, 1995 reflect the operations of 22 stores. Premiere Video's results of operations for the year ended December 31, 1994 reflect the operations of 12 stores.

        Revenues. Revenues increased $2,057,000 or 39.8% to $7,226,000 for 1995 from $5,169,000 for 1994. Approximately $1,432,000 of the increase related to new stores opened during 1995. The remaining increase is attributable to a $625,000, or 12.1%, increase in revenues from stores that were open all of 1995.

        Operating Costs and Expenses. Operating expenses increased $1,416,000 to $4,765,000 for 1995 from $3,349,000 in 1994. This increase corresponded to the increase in revenues in 1995 and was attributable to the opening costs and operating of ten new stores. Operating costs and expenses, as a percentage of total revenues, increased to 65.9% for the year ended December 31, 1995 from 64.8% for the year ended December 31, 1994.

        Cost of product sales increased $342,000 to $1,252,000 for 1995 from $910,000 in 1994, corresponding to the increased revenues from product sales. Cost of sales as a percentage of total revenues decreased to 17.3% for 1995 from 17.6% for 1994.

        General and administrative expenses increased $120,000 to $397,000 for 1995 from $277,000 in 1994. General and administrative expenses as a percentage of total revenues increased to 5.5% for 1995 from 5.4% for 1994.

        Interest Expense. Interest expense increased $21,000 to $140,000 for 1995 from $119,000 for 1994. This increase resulted primarily from increased borrowings to open the ten new stores.

      YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

        Premiere Video's results of operations for the year ended December 31, 1994 reflect the operations of 12 stores. Premiere Video's results of operations for the year ended December 31, 1993 reflect the operations of 9 stores.

        Revenues. Revenues increased $1,041,000 or 25.3% to $5,169,000 for 1994 from $4,128,000 for 1993. Approximately $947,000 of the increase related to three new stores opened during 1994. The remaining increase is attributable to a $94,000, or 2.3%, increase in revenues for stores that were open all of 1994.

        Operating Costs and Expenses. Operating expenses increased $834,000 to $3,349,000 for 1994 from $2,515,000 in 1993. This increase corresponded to the increase in revenues in 1994 and was attributable to the opening costs and operating expenses of three new stores. Operating costs and expenses, as a percentage of total revenues, increased to 64.8% for the year ended December 31, 1994 from 60.9% for the year ended December 31, 1993.


367223.4
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



        Cost of product sales increased $313,000 to $910,000 for 1994 from $597,000 in 1993, corresponding to the increased revenues from product sales. Cost of sales as a percentage of total revenues increased to 17.6% for 1994 from 14.5% for 1993.

        General and administrative expenses decreased $5,000 to $277,000 for 1994 from $282,000 in 1993. General and administrative expenses as a percentage of total revenues decreased to 5.4% for 1994 from 6.8% for 1993.

        Interest Expense. Interest expense increased $9,000 to $119,000 for 1994 from $110,000 for 1993. This increase resulted primarily from increased borrowings to open the three new stores.

GENERAL ECONOMIC TRENDS, QUARTERLY RESULTS AND SEASONALITY

        The Company's results of operations are affected by economic trends in its market areas. To date, the Company has not operated during a period of high inflation but believes that it would generally be able to pass on increased costs relating to inflation to its customers.

        The video and video game rental portions of the Company's business are somewhat seasonal, with revenues in April, May, September and October generally being lower compared to other months of the year due to the weather in the spring, and the start of school, the football season and the new television season in the fall. Future operating results may be affected by many factors, including variations in the number and timing of store openings, the public acceptance of new release titles available for rental and sale, the timing of the acquisition of existing video specialty retail stores, the extent of competition, marketing programs, weather, special or unusual events and other factors that may affect retailers in general. Any concentration of new store openings and the related pre-opening costs in any particular fiscal quarter could have a material adverse effect on the Company's operating results for that quarter.

LIQUIDITY AND CAPITAL RESOURCES

THE COMPANY

        The Company's primary long-term capital needs are for opening and acquiring new stores. The Company expects to fund such needs through cash flows from operations, borrowing under credit facilities, operating equipment leases and the net proceeds from the sale of debt and equity securities.

        In August 1995 the Company closed its initial public offering and received net proceeds of approximately $37.0 million. The proceeds were initially used (i) to pay the $22.4 million cash portion of the Initial Acquisitions, which were closed concurrently on August 9, 1995, and (ii) to repay approximately $4.2 million of long-term indebtedness assumed in connection with the Initial Acquisitions and $1.4 million of long-term indebtedness of the Predecessor. The remaining amount, $8.9 million, was invested temporarily in short-term securities and was subsequently used to acquire additional superstores ($3.4 million), open new superstores ($1.7 million), purchase computer equipment ($560,000) and for general corporate purposes ($3.2 million).

        In December 1995 and January 1996 the Company borrowed a total of $6.5 million under an existing revolving credit facility from a bank. The proceeds were used to fund a portion of the Recent Acquisitions. In addition, in January 1996 the Company borrowed $2.0 million (the "Subordinated Credit Facility"), which is subordinated to the Company's revolving credit facility. Borrowings outstanding under this Subordinated Credit Facility bear interest at an annual rate equal to 13% and mature in January 2001. In conjunction with this financing, the Company issued the lender a warrant to purchase 20,000 shares of Common Stock at an exercise price of $10.80 per share.

        In March 1996, the Company signed a revolving credit facility (the "Facility") for up to $22.5 million to replace its existing credit facilities. The available amount of the Facility will reduce quarterly beginning on March 31, 1997 with final maturity of June 30, 1998. The interest rate of the Facility is variable based on LIBOR (i.e., the London Inter-Bank Offer Rate) and the Company may repay the Facility at any time without penalty. As of September 30, 1996, the Company had outstanding borrowings of $13.8 million and had $3.6 million available under the Facility. The Company has the option to choose the one-month, the three-month or the six-month LIBOR rate. The rate chosen by the Company will then remain in effect for the period corresponding to that rate. The Company used $2.6 million of the line of credit to support a letter of credit to secure the final payment due in January 1997 in connection with the Premiere Video Acquisition. See "The Acquisitions."


367223.4
                                       36

        In July 1996, the Company completed a public offering of 2.8 million shares and received net proceeds of approximately $19.7 million. On July 31, 1996 the underwriters exercised their over-allotment option for 420,000 additional shares of common stock and the Company received net proceeds of $3.1 million. The proceeds were initially used (i) to fund the $8.9 million cash payable at closing of the Premiere Video acquisition, (ii) to repay $3.5 of long-term indebtedness, (iii) to repay $3.0 million of outstanding borrowings under the Company's bank line of credit, and (iv) the remaining Proceeds were temporarily placed in short-term securities and will be used to finance new store openings and acquisitions of other businesses that are consistent with the Company's growth strategy.

        The Company funds its short-term working capital needs, including the acquisition of videos and other inventory, primarily through cash from operations. The Company expects that cash from operations will be sufficient to fund future video and other inventory purchases and other working capital needs. Under generally accepted accounting principles, rental inventories are treated as non-current assets because they are not assets that are reasonably expected to be completely realized in cash or sold in the normal business cycle. Although the rental of this inventory generates a substantial portion of the Company's revenue, the classification of these assets as noncurrent excludes them from the computation of working capital. The cost of video inventory purchases, however, is reported as a current liability until paid, and accordingly, is included in the computation of working capital. Consequently, the Company believes working capital is not an appropriate measure of its liquidity and it anticipates that it will operate with a working capital deficit during 1996.

        During 1995, net cash provided by operating activities was $9.3 million. Net cash used in investing activities was $17.6 million, consisting primarily of $3.5 million used to pay the cash portion of certain of the Recent Acquisitions, $8.3 million to acquire rental inventory and $5.9 million used to purchase furniture and fixtures. Net cash provided by financing activities was $11.7 million. Financing sources of cash consisted of $36.9 million from the initial public offering ("IPO") and $4.1 million from issuance of long-term debt. The primary financing uses of cash were the payment of $22.4 million in the form of a deemed dividend in connection with the Initial Acquisitions and $9.2 million to repay long-term debt. At December 31, 1995, the Company had cash of $3.6 million.

        For the six months ended June 30, 1996, net cash provided by operating activities was $10.1 million. Net cash used in investing activities was $19.5 million, consisting primarily of $2.4 million used to pay the cash portion of the Showtime acquisition, $10.8 million to acquire rental inventory, and $7.1 million to purchase furniture and fixtures offset by $746,000 received from the sale of the grocery division. Net cash provided by financing activities was $6.0 million consisting of $10.3 million from increased line of credit borrowing and $2.0 million from the issuance of long-term debt offset by $6.3 million of repayments of long-term debt. At June 30, 1996 the Company had cash of $191,000.

        The Company's capital expenditures in 1996 will continue to focus on opening new stores, converting stores to the Moovies name and logo and implementing a new MIS. The Company intends to open approximately 50 superstores in 1996 (including 32 superstores already opened through September 30, 1996). The Company estimates that the total cash required to open a new Moovies superstore, including store fixtures and equipment, leasehold improvements and rental and sale inventory, typically ranges from $250,000 to $300,000 per superstore. In addition, the Company intends to complete the conversion of the remaining stores acquired in connection with the Premiere acquisition to the Moovies name and logo at an estimated aggregate cost of approximately $500,000 to $1.0 million. The Company's MIS is currently being used in approximately all of its video specialty stores except for the 23 stores which were acquired in connection with the Premiere Video acquisition. In early 1997, the Company intends to replace the various systems used by the Premiere Video stores with this system and to improve the computerized information systems at the corporate offices at an estimated aggregate cost of approximately $1.0 million.

        The Company has had preliminary discussions with numerous video rental store owners at various times regarding the potential acquisition of their stores. Management expects that some of these discussions will result in new acquisitions, although the Company has no agreements or commitments to acquire stores except as described herein. The Company is engaged in negotiations with the owners of a total of 23 video retail stores and franchisor's rights in regard to a total of 45 video retail stores. The Company has not entered into a definitive agreement in regard to the acquisition of any of such stores or franchisor's rights, and there can be no assurance that it will do so. See "The Acquisitions."

        The Company believes that cash from operations and borrowing availability under its existing credit facilities will be sufficient to fund its existing operations, including its planned capital expenditures and new store openings, through December 31, 1996.


367223.4
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



SELECTED ACQUISITION COMPANIES

        Movies to Go funded its operations primarily through cash flow from operations. New store openings and other purchases of furnishings and equipment required approximately $1.4 million and $998,000 for the years ended November 30, 1994 and 1993, respectively. Movies To Go borrowed approximately $388,000 and $139,000 for the years ended November 30, 1994 and 1993, respectively, to finance the new store openings and the purchases of the furnishings and equipment and the remaining amounts were funded by cash flows from operations. Movies to Go's cash provided by operations was $1.6 million for the year ended November 30, 1994 compared to $1.3 million for the same period in 1993.

        Pic-A-Flick Group funded its operations primarily through cash flow from operations. New store openings and other purchases of furnishings and equipment required approximately $498,000 for the eleven months ended November 30, 1995 and $363,000 for the year ended December 31, 1994. These new store openings and the purchases of furnishings and equipment were funded entirely by cash flows from operations. Pic-A-Flick Group's cash provided by operations was $2.3 million for the eleven months ended November 30, 1995 compared to $2.0 million for the year ended December 31, 1994.

        Movie Store Group funded its operations primarily through cash flow from operations. New store openings and other purchases of furnishings and equipment required approximately $84,000 for the eleven months ended November 30, 1995 and $78,000 for the year ended December 31, 1994. The Movie Store Group borrowed approximately $25,000 from unrelated parties and $150,000 from related parties during the eleven months ended November 30, 1995 and $128,000 from related parties during the year ended December 31, 1995 to finance the new store openings and the purchases of the furnishings and equipment and to fund its operations. Movie Store Group's cash provided by operations was $1.3 million for the eleven months ended November 30, 1995 compared to $1.6 million for the year ended December 31, 1994.

        Premiere Video funded its operations primarily through cash flow from operations. New store openings and other purchases of furnishings and equipment required approximately $1.5 million and $653,000 for the years ended December 31, 1995 and 1994, respectively. Premiere Video borrowed approximately $1.8 million and $230,000 from related parties during the years ended December 31, 1995 and 1994, respectively, to finance part of the cost of the new store openings and the purchases of furnishings and equipment. The remaining amounts were funded by cash flows from operations. New store openings and other purchases of furnishings and equipment were approximately $401,000 for the six months ended June 30, 1996. These amounts were funded entirely by cash flows from operations. Premiere Video's cash provided by operations was $2.9 million for the year ended December 31, 1995 compared to $2.2 million for the year ended December 31, 1994. Premiere Video's cash provided by operations was $2.2 million for the six months ended June 30, 1996.

367223.4
                                       38

                                    BUSINESS

GENERAL

        The Company currently operates 203 video specialty superstores located in Georgia, South Carolina, North Carolina, Tennessee, Virginia, Pennsylvania, New Jersey, New York, Connecticut, Ohio, Iowa, Colorado, Minnesota, Wisconsin, South Dakota, and Nebraska. The Company's superstores rent and sell a wide range of videos and video games, rent video players and video game equipment, and sell video accessories such as blank cassettes, cleaning equipment and a variety of confectionery items. Tonight's Feature, the Company's predecessor, opened its first store in 1989 and in 1992 introduced the Moovies superstore format which was the prototype for the Company's stores. Substantially all of the Company's stores are now operating under the Moovies name and logo except for stores acquired in the "Premiere Video" acquisition in July 1996, and the Company expects to convert those stores by the end of the first quarter of 1997.

VIDEO RETAIL INDUSTRY

        According to estimates published in an Industry Report, the video rental and sales industry has grown from $0.7 billion in revenues in 1982 to $14.8 billion in 1995 and is projected to reach $19.1 billion in 2000. Annual revenues, according to Industry Reports, increased each year. The industry is highly fragmented. An Industry Report estimates that in 1994 there were approximately 27,400 video specialty stores, including 6,100 superstores, in the United States. Only nine multiple store businesses operated in excess of 100 stores in 1995. Few single store owners are able to expand to multiple store operations, in part due to the difficulty of obtaining working capital financing from banks. Multiple store operations that do exist are generally chains of fewer than 50 stores. Because of a recent trend toward consolidation in the video retail industry, the Company believes, and its experience has been, that many smaller chain operators perceive the need to join larger organizations for enhanced access to working capital, marketing efficiencies and other economies of scale to compete successfully in the future. The Company believes it is well positioned to benefit from this consolidation trend by acquiring successful smaller chain operations.

        Although the domestic video retail industry includes both rentals and sales, consumers primarily rent rather than buy videos. By setting wholesale video prices, movie studios influence the relative levels of video rentals versus sales. Videos released at a relatively high price, typically $60 to $67, are purchased by video specialty stores and are offered primarily as rental titles. Videos released at a relatively low price, typically $8 to $17 and known as "sell-through", are purchased by video specialty stores and are generally offered as both rental and sales titles. Typically, movie studios attempt to maximize total revenue from video releases by maintaining prices at a relatively high level during the first six months to one year after a new release, during which time sales will be made primarily to video specialty stores for rental, and then re-releasing the video at a lower price to promote sales.

        From time to time, however, movies that are believed to have mass appeal, such as Forrest Gump and The Lion King, are initially released as sell-through titles. The Company believes that the studios release videos on a sell-through basis when they estimate that the lower selling price will generate six or more times the unit volume of a higher priced rental tape. Mass appeal sell-through tapes also enable video store operators to purchase large quantities of popular titles that can draw customers into the stores. Sell-through titles are dominated by children's or family videos which are replayed numerous times in the home and are thus more likely to be purchased than rented. These "sell-through" titles are also placed in the rental pool and can generate significant cash flow for the stores since the lower cost of the tapes is recovered in three to six rentals as opposed to 20 to 23 rentals for a typical rental title. The Company believes that the ability to offer more copies of a popular title when it is priced for sell-through combined with the higher profits from rentals that do occur in those titles more than offsets the potential rental revenues lost when such tapes are purchased by some consumers.

        According to an Industry Report, total United States consumer filmed entertainment spending has increased from approximately $4.7 billion in 1980 to approximately $39.6 billion in 1994. According to an Industry Report, in 1994 the home video market was the largest single source of revenue to movie distributors, accounting for approximately 46% of movie distributors' worldwide revenue. The Company believes that home video revenues are important to the success of the studios and could not be easily replaced through other distribution channels. Of the many movies produced by major studios and released in the United States each year, relatively few are profitable for the studios based on box office revenue alone. In addition to purchasing box office hits, video specialty stores typically purchase movies on video that were not successful at the box office as customers will often rent a video that they might not view at a theater. The Company believes the consumer is more likely to view movies that were not box office hits on a rented video than on any other medium because video specialty stores provide an inviting opportunity to browse and make an impulse choice among a very broad selection of movie titles at a relatively low price. Purchases by the video stores provide the major movie studios with a reliable source of revenue for the majority of their movies.

367223.4
                                       39

        Historically, new technologies have led to the creation of additional distribution channels for movie studios. Movie studios seek to maximize their revenues by releasing movies in sequential release date "windows" to various movie distribution channels. These distribution channels currently include, in release date order, movie theaters, video specialty stores, Pay-Per-View, pay television, basic cable television, direct broadcast satellite and network and syndicated television. The Company believes that this method of sequential release has allowed movie studios to increase their total revenue with relatively little adverse effect on the revenue derived from previously established channels and that movie studios will continue the practice of sequential release as new distribution channels become available. The Company believes that video stores with their broad purchases will continue to occupy the first release date window after the box office. Some studios, notably
Disney, have released titles directly to video without exhibiting them at theaters.

BUSINESS AND EXPANSION STRATEGY

        The key elements of the Company's business and expansion strategy are:

        Superstores. The Company believes that focusing on the superstore format will enhance the Company's profitability. Superstores are defined in an Industry Report as stores carrying 7,500 or more rental videocassettes. The Company believes that the superstore format is generally the most profitable format. 189 of the Company's stores are superstores. The most significant advantages of the superstore format include the following:

        o A broader selection of titles and greater availability of new releases, which generate increased customer traffic;

        o Sufficient floor space to develop categories and themes and to create an entertaining environment; and

        o Reduced labor costs (the Company's highest operating expense) as a percentage of revenues.

        These characteristics enable superstores to produce revenues and profit levels sufficient to pay the generally higher lease rates of preferred store locations.

        Customer Service. The Company seeks to provide a high level of customer service at each of its stores. The Company offers a broad selection of new releases and catalog product, is committed to offering more copies of the newest releases than many of its competitors, provides customers with personalized attention and maintains a fun, family-oriented environment centered around the "Moovies" theme.

        Geographic Concentration. The Company prefers to concentrate its new store openings and activities in the areas in which other Moovies stores are located to maximize operating efficiencies. The Company believes that a geographic concentration allows the Company to more easily monitor store operations through its area management structure and to achieve operating efficiencies in inventory management, marketing, distribution, training and store supervision. The Company will move to new geographic areas when it sees an opportunity to be a top competitor in a particular market. A key benefit to operating multiple stores is the Company's ability to receive relatively large aggregate cooperative advertising credits from its distributors and use them more efficiently than smaller competitors. The Company receives cooperative advertising credits for each store it operates, and by operating multiple stores in a single geographic market, the Company can more effectively use cooperative advertising credits to maximize the impact of its advertising.

        Targeted Acquisitions. The Company believes that acquiring clusters of superstores in targeted market areas is often the most cost-effective means of entering a new market, particularly when the stores are in desirable locations. Other than its preference for concentrating new store openings and acquisitions in areas where it already has stores, the Company does not focus its acquisition searches on specific regions of the country, preferring instead to evaluate opportunities as and where they arise. Because of a recent trend toward consolidation in the industry, the Company believes smaller chain operators perceive the need to join larger organizations for enhanced access to working capital, marketing efficiencies and other economies of scale to compete successfully in the future. This has created an opportunity for the Company to grow further through acquisitions, and as a result, the Company believes that it will continue to be presented with attractive acquisition opportunities throughout the U.S. See "Risk Factors--Acquisition Risks," "Risk Factors--Financing Growth Strategy," and "The Acquisitions."

        New Store Development. The Company intends to expand its operations through new store openings. The Company opened 15 new Moovies superstores from the date of the Company's initial public offering to December 31, 1995. Through September 30, 1996 the Company has opened 32 additional stores and closed or sold a total of 5 stores. The Company anticipates opening approximately 18 additional new superstores by the end of 1996, principally in markets with multiple shopping areas and a sufficient population base to support more than one video specialty store operator. The Company generally intends to open these stores in geographic areas where the Company is already operating stores and attractive acquisition opportunities are not available. The Company currently estimates that the total cash required to open a new

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



Moovies   superstore,   including   store  fixtures  and  equipment,   leasehold
improvements and rental and sale inventory, typically ranges from $250,000 to $300,000 per superstore.


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



STORE LOCATIONS

        The following table sets forth the locations of the Company's stores as of September 30, 1996:

CONNECTICUT
   Fairfield

COLORADO
   Boulder
   Brighton
   Greeley
   Fort Collins (4)

GEORGIA
   Athens (2)
   Atlanta (10)
   Augusta (3)
   Dublin
   Gainesville
   Lawrenceville
   Macon (2)
   Milledgeville
   Savannah (2)
   Stockbridge
   Toccoa

IOWA
 Ames (2)
 Ankeny
 Carroll
 Cedar Rapids
 Coralville
 Council Bluffs
 Des Moines (5)
 Iowa City
 Sioux City (2)
 Urbandale
 Waterloo
 West Des Moines(3)

MINNESOTA
  Bemidji
  Brainerd
  Sauk Rapids
  Savage
  St. Cloud

NEBRASKA
  Columbus
  Kearney
  Norfolk
  South Sioux City

NEW JERSEY
  Cinnaminson
  Edgewater
  Ewing
  Mahwah
  Westwindsor

NEW YORK
  Fishkill
  Larchmont
  Middletown
  Nanuet
  Newburgh (2)
  Pleasant Valley
  Port Chester
  Poughkeepsie
  Stony Point
  Wappingers Falls
  White Plains

NORTH CAROLINA
  Asheville (2)
  Charlotte (5)
  Clyde
  Concord
  Elizabeth City
  Gastonia
  Greensboro
  Greenville
  Jacksonville (2)
  Jamestown
  Mooresville
  Pineville
  Raleigh
  Wilmington (3)

OHIO
  Ashland
  Ashtabula
  Austintown
  Boardman
  Calcutta
  Conneaut
  Cortland
  Garrettsville
  Newton Falls
  Niles
  Norwalk
  Ravenna
  Struthers
  Warren (4)
  Youngstown (4)

PENNSYLVANIA
  Altoona
  Drescher
  Du Bois
  Johnstown
  Kittanning
  New Castle
  Philadelphia (11)

SOUTH CAROLINA
  Anderson (2)
  Chester
  Clemson
  Columbia (3)
  Easley (2)
  Greenville (9)
  Greenwood
  Greer (2)
  Lexington (2)
  Newberry
  Orangeburg
  Pickens
  Powdersville
  Seneca
  Spartanburg
  Union
  Williamston

SOUTH DAKOTA
  Brooking
  Sioux Falls (3)
  Yankton

TENNESSEE
  Kingsport

VIRGINIA
  Blacksburg
  Chesapeake (4)
  Christianburg
  Martinsville
  Norfolk (2)
  Poquoson
  Portsmouth
  Radford
  Roanoke
  Salem
  Suffolk
  Tabb
  Virginia Beach (6)

WISCONSIN
  Marshfield
  Plover
  Shawano
  Sturgeon Bay
  Two Rivers

In addition, as of September 30, 1996 the Company had signed leases for 23 new store sites, including 14 new stores under construction.

MERCHANDISING

        A typical Company superstore carries a broad selection of new release titles (videos released in the last 12 months) and approximately 8,500 catalog titles (generally, videos in release for over 12 months). Each store has a few special interest titles, covering subjects such as sports, exercise and education, which are selected to appeal to the customer base in the particular store's market area. Movies are listed and displayed alphabetically within each category. In 1995, over 82% of the Company's pro forma net revenues and 82% of its actual net revenues were derived from the rental of videos and video games. In 1995, over 17% of the Company's pro forma net revenues and 17% of its actual net revenues were derived from the sale of videos, including previously rented videos, video games and other products.

        The Company generally has a three day, two night rental term for both new releases and catalog titles. The Company is committed to offering more copies of popular new releases than its competitors. See "Competition." In the case of a major box office hit offered for rental, the Company typically orders 20 to 40 copies of that title for each store and may order as many as 200 copies for a single store. For each superstore, the Company bases the selection and quantity of videos on demographic data for the region or neighborhood in which the store is located, as well as the past or projected performance of that store. Upon conversion to the Moovies format, the Company will not rent or sell adult movies. The

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



Company is in the process of phasing out the limited number of adult videos that were acquired in connection with the Initial Acquisitions. The Company assesses late fees for videos returned beyond the initial term.

        As of September 30, 1996, substantially all of the Company's stores were operated under the Moovies name and logo except for stores acquired in the "Premiere Video" acquisition in July 1996, and the Company expects to convert those stores by the end of the first quarter of 1997. Moovies stores feature distinctive signs and colorful awnings on the store's exterior and interior. "Moo Releases" (new releases) are displayed alphabetically along the perimeter of each store for easier selection by customers. The Company's new prototype store will incorporate a children's section complete with a monitor playing children's videos.

MARKETING AND ADVERTISING

        The Company markets its stores and merchandise through radio and direct mail and to a lesser extent through newspaper advertising, discount coupons, celebrity appearances and promotional materials. The Company also publishes a proprietary monthly video guide designed to help customers make video selections. The cost of these activities is primarily funded through advertising allowances and market development funds that the Company receives from its video wholesale suppliers. In addition, the Company benefits from the advertising and marketing of studios and theaters in connection with their efforts to promote films and increase box office revenues. The Company's advertising emphasizes the stores' selection and service and also promotes the Company's family orientation.

STORES

        The Company's management structure is designed to enhance the overall performance of the Company's video specialty stores by providing more consistent and supportive supervision of store operations. The Company's operations are divided into eight geographic areas, each of which has district managers responsible for store operations within the area. Each of the Company's stores is managed by a full time store manager, who typically has one assistant manager.

        Management believes that the concentration of the Company's stores in clusters enhances the Company's control of its store operations and enables the Company to respond more quickly to changing market conditions. Because the Company's stores are geographically concentrated, area managers typically visit stores within their respective areas at least twice a month. These visits are made to ensure adherence to Company-specified operating standards and to discern current market information. In addition, area managers meet on a regular basis with other senior management at the Company's headquarters to discuss their operations. The Company believes that these meetings facilitate prompt decision-making and enable the Company to respond rapidly to changing market conditions and consumer demand.

        In choosing new store sites, the Company considers such factors as visibility, access, traffic volume, consumer demographics and convenience to residential neighborhoods, regardless of the proximity of competing video specialty stores. Company superstores are generally located in trade areas with populations of more than 15,000, such as suburbs of metropolitan markets. The Company's stores have generally performed well in close proximity to competing superstores, which the Company believes is due in part to unsatisfied market demand. The Company's stores generally are located in stand-alone sites or strip shopping centers for heightened visibility, with a preference for end-cap locations. The Company's stores range in size from approximately 3,000 to 11,000 square feet, with an average size of approximately 5,700 square feet. Most of the stores are leased pursuant to leases with terms ranging from one to ten years and varying renewal options. The Company is responsible for taxes, insurance and utilities under most of these leases. Generally, the Company's stores are open seven days a week, from 10:00 a.m. to 11:00 p.m.

        In executing its new store development strategy, the Company estimates that its gross investment in each new Moovies superstore, including store fixtures and equipment, leasehold improvements and rental and sale inventory, generally has been and will be approximately $250,000 to $300,000.

        As a result of one of its acquisitions, the Company supplied and managed the video inventory of video departments located in approximately 80 supermarkets in several states. The Company generally received approximately 75% of the revenues from such operations. In 1995, the revenues received by the Company from the supermarket operations of the entity acquired were approximately $456,000. The Company sold this business in March 1996 to enable the Company to focus its resources on the operation of video specialty stores.


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



INVENTORY AND MANAGEMENT INFORMATION SYSTEMS

        The Company aggressively manages its store inventory. In each of its markets, management seeks to maintain the largest selection of new releases and catalog product that is consistent with long-term store profitability. Buying decisions are made centrally and are based on the size of the active customer base, new release dates, box office results, industry newsletters and management's knowledge of the popularity of certain types of movies in its markets. The Company believes that centralized buying allows it to obtain better volume discounts. Rentals are monitored on a daily basis in each store, enabling the Company to reallocate videos and video games among stores to respond to customer demand and enhance profitability.

        The Company is installing a new management information system ("MIS"). As of September 30, 1996, the new system was installed in all stores except the 23 "Premiere Video" stores. The Company expects the new system to be implemented in the Premiere Video stores it now operates by the first quarter of 1997. The new MIS uses a point-of-sale ("POS") computer located at each store that records all rental and sale information upon customer checkout using scanned bar code information and updates such information when the videos and video games are returned. This POS system is tied to a computerized information system at the corporate offices. The Company believes data generated by the MIS will help management monitor store operations and inventory more effectively and at lower cost than the previous systems. The Company also believes its ability to review rental history by title and location will assist it in making purchasing decisions with respect to new releases. The MIS can also enable the Company to perform its periodic physical inventory using bar code recognition, which is more efficient, more accurate and less costly than a manual count.

        While management believes that disruptions caused by the implementation of the new system in the Company's Premiere Video stores have been and will be minor, there can be no assurance that such implementation, which will involve, among other things, the retraining of existing employees, will not cause a significant disruption in store operations that would materially adversely affect the Company's financial condition and results of operations.

SUPPLIERS

        The video inventory in each of the Company's stores consists of catalog and new release titles, which it either purchases or rents. The Company purchases approximately 83% of its new release videos and all of its catalog videos directly from video wholesalers. The Company purchases from such wholesalers rather than directly from movie studios because the Company believes that the cost savings of direct purchases would not offset the expense to the Company of establishing its own distribution system. Currently, the typical cost of new release videos purchased by the Company is approximately $60 to $67 for titles the Company will rent and $8 to $17 for titles acquired for sell-through as well as for rental. Catalog titles also typically cost from $8 to $17. The Company has historically used two primary suppliers, Rentrak, and Baker & Taylor Entertainment, a division of Baker & Taylor ("BTE") to fulfill the majority of its video needs. BTE and Mr. John Taylor, the Company's Chief Executive Officer, are not affiliated. The Company may expand its group of primary suppliers with one or more additional sources. The Company believes that if its relationships with its primary suppliers are terminated, the Company could obtain videos from other suppliers at prices and on terms comparable to those available from its current suppliers.

        The Company also rents new release titles under revenue sharing arrangements. The Company presently spends approximately 17% of its new release budget to obtain new releases from Rentrak pursuant to a long-term revenue sharing agreement. Under this agreement, the Company is obligated to obtain a minimum annual dollar amount of new release titles from Rentrak. The Company may choose which stores offer a title from Rentrak, but if a store obtains a copy of a new release title from Rentrak it must obtain all copies of that title from Rentrak. The Company believes that Rentrak is often a more cost effective source for larger orders of an individual title and typically chooses to use Rentrak titles in newly opened stores or stores with significant competition in order to build customer traffic. Using Rentrak enables the Company to order larger numbers (often 3 times as many) of copies of a particular title to satisfy customer demand than would be cost-effective if the copies were purchased for rental and allows the Company to order a large number of copies for certain stores to meet most of the heavy initial demand that exists during the first few weekends after a title's release. When the Company chooses to offer a title under the Rentrak agreement a minimum number of copies for each store is often established by Rentrak based on prior experience with similar titles. The Company believes that these minimum order requirements have not been burdensome since it typically orders large numbers of copies when it chooses a Rentrak title. The Company is able to obtain a wide variety of titles under this agreement since Rentrak has a supplier relationship with four of the six largest studios.

        During the revenue sharing period, which is generally one year (but does not exceed two years) per title, the movie studio retains ownership of the video and the Company shares the rental revenue with Rentrak rather than purchasing the

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



video for a fixed cost. In addition, the Company must make an initial payment in the form of a handling charge of from $8 to $10 per video obtained pursuant to this agreement. At the end of the revenue sharing period for a title, the Company has the option to purchase the copies of that title, generally for less than $5 per copy. Revenue sharing reduces the risk that the Company will be unable to recover the acquisition cost of a video through rental revenue before the popularity of the title declines significantly. In order to obtain the full benefits of the Rentrak revenue sharing arrangement, the Company must correctly identify the new release titles that it should lease from Rentrak and the stores which should receive them. Because the Company's percentage share of revenue under the Rentrak agreement is fixed, to the extent that the Company obtains new release videos from Rentrak for too many or the wrong stores, the Company's profits may be adversely affected. See "Risk Factors -- Inability to Obtain and Adequately Manage Leased Inventory."

        The Rentrak agreement has an expiration date in August 2005. However, the agreement contains a provision which automatically extends the term of the agreement in the event the Company fails to properly install the point of sale computer system and the interface with Rentrak's computer system within specified time periods. Rentrak has asserted that, because of certain alleged delays by the Company, the agreement has a current term which expires in more than 130 years. Notwithstanding the alleged extensions, the agreement provides that the Company has a right to terminate the agreement on one year's notice if Mr. Ron Berger, age 48, ceases for any reason to be the president and chief executive officer of Rentrak. Rentrak has also asserted that the Company is obligated to pay it a penalty arising from late payments and that the Company is in default under several provisions of the agreement. The Company disputes this assertion. Rentrak and the Company are currently engaged in negotiations with regard to amending the terms of the agreement. Although there can be no assurance that the Company will be able to resolve the dispute with Rentrak on a basis consistent with the Company's current proposals, management of the Company believes that the Company's overall relationship with Rentrak is satisfactory and that resolution of the dispute with Rentrak will not have a material adverse effect on the Company's financial condition or results of operations.

        The Company purchases approximately 60% of its new release titles from BTE pursuant to a letter agreement that expires April 1, 1997. The Company believes that BTE is a major supplier in the wholesale video industry. The BTE agreement provides for purchase of videos at a set discount from manufacturers suggested retail price, and allows the Company to return overstock items for a specified percentage credit against future purchases. The Company believes that it is a major customer of BTE and that the terms of the BTE agreement are competitive within the video wholesale market.

COMPETITION

        The video retail industry is highly competitive. The Company's stores compete with other video specialty stores, including stores operated by regional and national chains, such as Blockbuster, and with other businesses offering videos and video games, such as supermarkets, pharmacies, convenience stores, bookstores, mass merchants, mail order operations and other retailers. Some of the Company's competitors, including Blockbuster, have significantly greater financial and marketing resources, market share and name recognition than the Company. In addition, the Company's stores compete with other leisure-time activities, including movie theaters, network, cable and direct broadcast satellite television, live theater, sporting events and family entertainment centers. However, many of these have a higher per-person cost than the rental of a video. See "Risk Factors--Competition."

        The Company believes the principal competitive factors among participants in the video retail industry are store location and visibility, title selection, the number of copies of each new release available and customer service. While the Company does not believe that price is a significant competitive factor among video retailers, the Company believes that price is a significant factor relative to competition with movie theaters and other forms of entertainment. The Company's goal is to generally offer a high level of service and more titles and more copies of new releases than its competitors.

        The Company's stores also compete with Pay-Per-View cable television systems, in which home subscribers pay a fee to see a movie selected by the subscriber. Existing Pay-Per-View services offer a limited number of channels and movies and are generally available only to households with a converter to unscramble incoming signals. Recently developed technologies, however, permit certain cable companies, direct broadcast satellite companies, telephone companies and other telecommunications companies to transmit a much greater number of movies to homes in more markets as frequently as every five minutes, referred to as "Near Video-on-Demand." These technologies, by providing alternatives to home video rentals and purchases, could have a material adverse effect on the Company's business. None of these technologies, however, currently have penetration in the consumer market as high as the 80% penetration of the VCR nor currently represent as large a percentage of revenue to the movie studios as video specialty stores. Over the long term, further improvement in these technologies could lead to the availability of a broad selection of movies to consumers on demand, referred to as "Video-on-Demand," at a price which is competitive with the price of video rentals, which could have a material adverse effect on the Company's financial condition and results of operations. Although the Company does not

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


believe that these technologies represent a competitive threat to its business within the next five years, technological advances or changes in the manner in which movies are marketed, including the earlier release of movie titles to cable television or other distribution channels, could make these technologies more attractive and economical, which could have a material adverse effect on the business of the Company and on the Company's financial condition and results of operations. See "Risk Factors-- Technological Obsolescence."

EMPLOYEES

        As of September 30, 1996, the Company employed approximately 3,000 persons, of whom 670 were employed on a full-time basis. None of the Company's employees are represented by a labor union, and the Company believes that its relations with its employees are good.

PROPERTIES

        All of the Company's stores are leased pursuant to leases with terms ranging from one to fifteen years, with varying option renewal periods and which range from approximately 3,000 to 11,000 square feet. The Company anticipates that future stores will also be located on leased premises. See "Certain Relationships and Related Transactions."

        The  Company  occupies a leased  corporate  headquarters  located at 201
Brookfield Parkway, Greenville, South Carolina. This facility consists of an aggregate of approximately 27,000 square feet of office space.

INTELLECTUAL PROPERTY

        The Company owns a number of trademarks and service marks that have been registered with the United States Patent and Trademark Office, including MOOVIES(TM). The Company has applied to register CLUB COW A BUBBA(TM), HOLY COW WHATTA VIDEO STORE!(TM) and certain other logos for video rental services and promotional products related to its business.

LEGAL PROCEEDINGS

     The Company is not currently involved in any legal proceedings that management believes is likely to have a material adverse effect on the Company's financial condition or results of operations.


367223.4
                                       46

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

       The executive officers and directors of the Company and their ages as of September 30, 1996 are as follows:

Name                     Age  Position
- ----                     ---  --------
John L. Taylor .......   45   President, Chief Executive Officer,
                              Chairman of the Board
F. Andrew Mitchell ...   43   Chief Financial Officer, Director
Robert J. Klein ......   48   Chief Operating Officer, Director
Victor B. John, III ..   43   Senior Vice President-Real Estate
Ross Miller ..........   42   Senior Vice President, General Counsel, Secretary
Jeffrey L. Plain .....   36   Senior Vice President-Purchasing
Rokki Rogan ..........   38   Vice President-Acquisitions, Director
Michael A. Yeargin ...   48   Vice President-Administration, Director
Theodore J. Coburn ...   43   Director
Arthur F. Greeder, III   49   Director
Douglas M. Raines ....   47   Director
Charles D. Way .......   43   Director


       John L. Taylor has served as President, Chief Executive Officer and a director of the Company since November 1994 and as Chairman of the Board since November 1995. Mr. Taylor became President and Chief Executive Officer of the Predecessor in September 1994. From March 1986 through July 1989 Mr. Taylor was President and Chief Operating Officer, and thereafter through July 1994 was President and Chief Executive Officer, of Ingram Entertainment, Inc., the largest video wholesaler in the United States. Mr. Taylor graduated in 1976 from the University of North Carolina, Charlotte, with a B.S.
in accounting.

       F. Andrew Mitchell has served as Chief Financial Officer and as a Director of the Company since March 1995. From 1987 to March 1995 Mr. Mitchell was a partner with KPMG Peat Marwick LLP and was managing partner of the 70-person Greenville, South Carolina office for his last three and a half years with that firm. During his 20-year career with KPMG he had extensive experience servicing public and privately-held clients in the financial institution, entertainment and franchise restaurant industries. He graduated in 1975 from the University of Cincinnati with a B.B.A. in accounting.

       Robert J. Klein became Chief Operating Officer of the Company in February 1996 and a director of the Company in May 1996. From June 1995 to February 1996, he served as Vice President, Chief Operating Officer--Eastern Pennsylvania and New Jersey Region of the Company. From January 1994 to June 1995, Mr. Klein was President of Planet Video, which sold its two video specialty stores to the Company in August 1995. From March 1990 to May 1993, Mr. Klein was a Senior Vice President of Choices Entertainment Corporation, a video retail company. Mr. Klein received his B.S. from Temple University in 1970 and a M.A. in administration in 1975 from Villanova University.

       Victor B. John, III became Vice President--Real Estate of the Company in June 1995 and Senior Vice President in March 1996. From 1982 to June 1995, Mr. John was a broker with Edens and Avant, Incorporated, a commercial real estate firm in Columbia, South Carolina.

       Ross Miller became Senior Vice President and General Counsel of the Company in January 1996 and became Secretary of the Company in March 1996. From 1994 to December 1995, Mr. Miller was corporate counsel with the Atlanta, Georgia law firm of Rogers & Hardin. From 1991 to 1994, Mr. Miller was a partner in the Chicago law firm of Schwartz, Cooper, Greenberger & Krauss. From 1986 to 1991, Mr. Miller was a partner in the Chicago law firm of Katten Muchin & Zavis. Mr. Miller received an A.B. degree from the University of North Carolina at Chapel Hill, a J.D. from the University of

357291.5
                                       47

Michigan Law School and a L.L.M., in International and Comparative Law, from the University of Brussels. Mr. Miller is a member of the Georgia, Illinois, Texas, and New York bars.

       Jeffrey L. Plain became Vice President--Purchasing in September 1995 and Senior Vice President in March 1996. From 1989 to 1992, Mr. Plain was an Area Manager, and thereafter through September 1995, was Director of Purchasing for the New York Video and New England Video Limited Partnerships, which are Blockbuster Video franchisees operating stores in New York and Connecticut, respectively. Mr. Plain received a Bachelor of Science, Health and Physical Education degree (business concentration) from West Chester University.

       Rokki Rogan became Vice President--Acquisitions of the Company in October 1995 and became a director in August 1995. From June 1995 to October 1995, he was Vice President, Chief Operating Officer--Midwest Region of the Company. From 1983 to June 1995, Mr. Rogan was President of First Row and Game Trader, which merged their 24 video specialty stores and certain other related operations into the Company in August 1995.

       Michael A. Yeargin co-founded the Company in 1985. From June 1995 to March 1996, Mr. Yeargin was Executive Vice President--Purchasing, Secretary and a Director of the Company. In March 1996, Mr. Yeargin resigned as Executive Vice President and Secretary and became Vice President--Administration of the Company.

       Theodore J. Coburn became a director of the Company in June 1995. Since 1991, Mr. Coburn has been a partner and a director of Brown, Coburn & Co., an investment banking firm. From 1986 until 1991, he was a Managing Director of Global Equity Transactions and a member of the Board of Directors of Prudential Securities. From 1983 to 1986 Mr. Coburn served as Managing Director of Merrill Lynch Capital Markets. Mr. Coburn received his B.S. from the University of Virginia in 1975 and an M.B.A. from Columbia University Graduate School of Business in 1978. Mr. Coburn serves as a director of Nicholas-Applegate Growth Equity Fund, the Emerging Germany Fund and Measurement Specialties, Inc. ("MSI"), serves as a trustee of Nicholas-Applegate Mutual Funds, and serves on the compensation committee of MSI.

       Arthur F. Greeder, III became a director in August 1995. From October 1995 to August 1996, Mr. Greeder was Vice President--Store Development--MidAtlantic Region of the Company. From June 1995 to October 1995, Mr. Greeder was Vice President, Chief Operating Officer -- MidAtlantic Region of the Company. From 1981 to June 1995, Mr. Greeder was President of Video Express, which merged its ten stores into the Company in August 1995.

       Douglas M. Raines co-founded the Company in 1985 and managed the business until September 1994. In June 1995, Mr. Raines became Chairman of the Board and Executive Vice President--Real Estate and Development of the Company responsible for site selection and construction for new stores. Mr. Raines resigned as Chairman of the Board in November 1995 and as Executive Vice President in March 1996.

       Charles D. Way became a director of the Company in August 1995. Since June 1988, Mr. Way has been President of Ryan's Family Steakhouses Inc. ("Ryan's"), a chain of restaurants. In October 1989 he was elected Chief Executive Officer, and in October 1992 he was elected Chairman of the Board of Ryan's. He graduated in 1975 from Clemson University with a B.S. in Accounting. Mr. Way serves as a director of World Acceptance Corp. and serves on the compensation committee of Ryan's.

DIRECTOR COMPENSATION

       The Company pays its non-employee directors $5,000 per year plus $1,000 for each board or committee meeting attended in person (plus out-of-pocket expenses). In addition, on August 3, 1995 the Company granted Mr. Way options to purchase 5,000 shares of Common Stock exercisable at the initial public offering price of $12.00 per share, subject to vesting over a 90-day period. These options are exercisable over a period of ten years. The Company reimburses employee directors for out-of-pocket expenses but otherwise pays them no monetary compensation for service as directors.


357291.5
                                       48

BOARD COMMITTEES, STAGGERED BOARD AND EXECUTIVE OFFICERS

       The Board of Directors has established a Compensation Committee and an Audit Committee. The Compensation Committee is currently composed of Mr. Coburn and Mr. Taylor. The Compensation Committee is responsible for, among other things, establishing compensation of the Company's executive officers and for administering the Company's Stock Plan. The Audit Committee is currently composed of Mr. Coburn and Mr. Way. The Audit Committee is responsible for, among other things, recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's accounting policies and control procedures and reviewing and monitoring the provision of non-audit services by the Company's auditors.

       The directors are divided into three classes serving staggered terms that expire at the 1996, 1997 or 1998 annual meeting of stockholders. The terms of the directors will expire as follows: Messrs. Taylor, Mitchell and Klein in 1999, Messrs. Greeder, Rogan and Way in 1997, and Messrs. Raines, Yeargin and Coburn in 1998. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years or until their earlier resignation or removal, or until their successors are elected or qualified. Messrs. Taylor, Mitchell and Klein were elected as directors at the annual meeting of stockholders held on May 15, 1996.

       All executive officers of the Company are elected annually by, and serve at the discretion of, the Board of Directors.

LIMITATION  OF  DIRECTORS'   LIABILITY  AND  INDEMNIFICATION  OF  DIRECTORS  AND
EXECUTIVE OFFICERS

       The Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") limits the liability of its directors. As permitted by the General Corporation Law of the State of Delaware (the "Delaware Code"), directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) any transaction from which such director derives an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

       The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware Code.

EXECUTIVE COMPENSATION

       The following table sets forth the aggregate compensation paid to the Chief Executive Officer and the four highest paid executive officers of the Company who earned more than $100,000 in annual salary and bonus pursuant to employment agreements with Moovies, Inc. in 1995:



357291.5
                                       49

                                                SUMMARY COMPENSATION TABLE

                                                                                                       Long-Term
                                               Annual Compensation                                    Compensation
                                        --------------------------------------------------------------------------------------------

                                                                                                       Securities
                                                                                Other Annual           Underlying         All Other
                                                  Salary          Bonus         Compensation          Options/SARs      Compensation
      Name and Principal Position         Year    ($)(1)          ($)(2)           ($)(3)                 (#)(4)            ($)(5)
- ------------------------------------------------------------------------------------------------------------------------------------
John L. Taylor
    Chairman of the Board of Directors,   1995     200,000              0                   0                      0      1,110
    President and Chief Executive Officer 1994      66,694 (6)          0                   0                      0          0

F. Andrew Mitchell                        1995     190,181         10,000                   0                      0      1,910
    Chief Financial Officer (7)           1994           0              0 (8)               0                      0          0

Robert J. Klein (9)                       1995      97,014              0                   0                 40,000          0
    Chief Operating Officer               1994      53,000              0              11,500 (10)                 0          0

Michael A. Yeargin (11)                   1995      98,207              0                   0                      0    113,853 (12)
    Vice President-Administration         1994      65,000              0                   0                      0    188,148 (12)

Douglas M. Raines (11)(13)                1995      97,380              0                   0                      0    113,853 (12)
    Director                              1994      65,000              0                   0                      0    188,148 (12)



(1) Indetermining the Named Executives, the salaries and other compensation paid by certain executives' acquired video chains prior to August 1995 were not considered. The Named Executives were selected based on annual salary payable pursuant to employment agreements with the Company, as follows: Mr. Taylor $200,000; Mr. Mitchell, $200,000 (plus an additional $2,000 per month for his first 12 months with the Company); Mr. Klein, $150,000; and Messrs. Raines and Yeargin, each $150,000. For Messrs. Klein, Raines and Yeargin, salaries under these agreements were paid from August 9, 1995 through December 31, 1995. For Mr. Taylor and Mr. Mitchell, salaries under these agreements were paid from January 1 and March 1, respectively, through December 31, 1995. See " -- Employment Agreements; Covenants Not to Compete."

(2) Includes bonuses earned by the Named Executives for the periods presented or, for executives hired during the periods, for the period from the date of hire to the end of the applicable year.

(3) Other than for Mr. Klein in 1994, amounts for perquisites and other personal benefits extended to the Named Executives are less than 10% of the total of annual salary and bonus of such Named Executive.

(4) During the periods presented, the only form of long-term compensation utilized by the Company has been the grant of stock options. The Company has not awarded restricted stock or stock appreciation rights, nor has it made any long-term incentive payouts. Accordingly, the columns for "Restricted Stock Award(s)" and "Long Term Incentive Payouts" have been omitted.

(5) In 1995, the Company adopted its supplemental life insurance program for Mr. Taylor and Mr. Mitchell. The Company's contributions to supplemental life insurance program for 1995 were $1,110 for Mr. Taylor and $1,910 for Mr. Mitchell.

(6) Includes $46,774 of deferred salary earned by Mr. Taylor in 1994 but paid in 1995.

(7)   Mr. Mitchell joined the Company in March 1995.

(8)   Mr. Mitchell's bonus represents a signing bonus paid in March 1995.

(9) For Mr. Klein, includes amounts paid by Planet Video, Inc., a video chain acquired by the Company in August 1995. The salary amounts paid by Planet Video, Inc. were $53,000 for 1994 and $41,000 for 1995. The salary amount paid by the Company in 1995 was $56,014.


357291.5
                                       50

(10) Includes professional fees reimbursed of $5,000, auto allowance of $3,500, and travel and entertainment allowance of $3,000, all -- paid to Mr. Klein by Planet Video, Inc.

(11) For Messrs. Yeargin, and Raines, includes salaries paid to the Named Executive from Tonight's Feature Limited Partnership II (the "Predecessor") during the periods presented prior to August 8, 1995, the date the Predecessor was merged with the Company, in the amount of $40,500, and $40,500, respectively.

(12)  Represents capital distributions from the Predecessor.

(13) Mr. Raines served as Chairman prior to November 1995 and Executive Vice President prior to March 1996.

       Grant of Options. During 1995, options were granted to Mr. Klein in recognition of his performance. No options were granted to any of the other Named Executives during 1995. No stock appreciation rights (SARs) have been granted by the Company. The following table sets forth information regarding the grant of options in 1995.


                  OPTION/SAR GRANTS IN LAST FISCAL YEAR (1995)

                                                       Individual Grants
                                                       -----------------

                                       Number of      % of Total
                                       Securities    Options/SARs
                                       Underlying     Granted to
                                       ----------     ----------                                    Potential Realizable Value At
                                      Options/SARs   Employees in   Exercise Price    Expiration       Assumed Annual Rates of
                Name                  Granted (#)    Fiscal Year        ($/Sh)          Date (1)     Appreciation for Option Term
                ----                  -----------    -----------        ------          --------   --------------------------------
                                                                                                         5%($)          10%($)
                                                                                                         -----          ------

Robert J. Klein ...................       40,000         6.0%         $10.875          12/11/05         $273,569       $693,278




(1) Options are subject to earlier termination in the event of death, disability, retirement, or termination of employment.


       Options Exercised. No options were exercised by Named Executives in 1995. The following table sets forth information regarding the number of options held by the Named Executives as listed in the Summary Compensation Table, including the value of unexercised in-the-money options as of December 31, 1995. The closing price of the Company's Common Stock on December 31, 1995 used to calculate such values was $13.50 per share.




357291.5
                                       51

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR (1995) AND FISCAL YEAR-END OPTION/SAR VALUES (AS OF DECEMBER 31, 1995)

                                                                     Number of Securities Underlying   Value of Unexercised In-the-
                                                                      Unexercised Options/SARs at       Money Options/SARs at Year
                                                                             Year End (#)                       End ($)
                                                                       ------------------------------------------------------------
                                              Shares
                                            Acquired on      Value
                   Name                    Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
                   ----                    ------------   ------------   -----------   -------------   -----------   -------------
Robert J. Klein ..............                  0             $0              0           40,000            $0         $105,000


       Option Repricing. The Company did not reprice any stock options in 1994 or 1995 and, to date, has not issued any stock appreciation rights Long Term Incentive Plans. Presently, the Company has no long-term incentive plans.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Since August 1995, compensation decisions for Moovies, Inc. have been made by the Compensation Committee, comprised of Messrs. Taylor and Coburn. Prior to August 1995, (i) compensation decisions for Moovies, Inc. were made by its Board of Directors of which Mr. Taylor is a member, (ii) compensation decisions for Video Express were made by its Board of Directors of which Mr. Greeder was a member, (iii) compensation decisions for L.A. Video were made by Mr. Alan Warshaw as President and owner of L.A. Video, (iv) compensation decisions for First Row were made by its Board of Directors of which Mr. Rogan was a member, (v) compensation decisions for Movie Stars were made by its Board of Directors of which Mr. Alan Daniels was a member, (vi) compensation decisions for Planet Video were made by its Board of Directors of which Mr. Klein was a member and (vii) compensation decisions for the Predecessor were made by Messrs. Raines and Yeargin as general partners.

       In connection with the organization of Moovies, Inc., Mr. Taylor, an executive officer and director of the Company, purchased 461,665 shares of Common Stock of Moovies, Inc., for nominal consideration. Upon completion of the initial public offering, Mr. Taylor beneficially owned 6.0% of the outstanding Common Stock. In addition, in connection with the organization of Moovies, Inc., the Company granted Mr. Taylor certain demand and piggyback registration rights with respect to such Common Stock. See "Description of Capital Stock--Registration Rights."

       In November 1994, the Company granted a warrant to Theodore J. Coburn, a director of the Company, in connection with his providing assistance to the Company in completing its business plan and in selecting underwriters for the initial public offering. Under the warrant, Mr. Coburn may purchase 150,000 shares of Common Stock of the Company at $1.00 per share at any time prior to June 30, 2000. Shares purchased upon exercise of the warrant will be entitled to the benefits of a registration rights agreement providing for certain demand and piggyback registration rights with respect to such Common Stock. See "Description of Capital Stock--Registration Rights." In addition, Mr. Coburn received approximately $140,000 during 1995 for consulting services, primarily in connection with the Company's initial public offering, and continues to receive $4,500 per month as a retainer as an financial consultant to the Company.

  MERGER OF TONIGHT'S FEATURE, INC. INTO MOOVIES, INC.

       In August 1995, Tonight's Feature, Inc. ("TFI") was merged into Moovies, Inc. under an Agreement and Plan of Merger. TFI beneficially owned 90.1% of the outstanding partnership interests of the Predecessor prior to the merger.
Messrs. Raines and Yeargin, both executive officers and directors of the Company, each beneficially owned 50% of the outstanding capital stock of TFI. In connection with the merger of TFI into Moovies, Inc., (i) all of the partnership interests of the Predecessor beneficially owned by Messrs. Raines and Yeargin were converted into 641,149 shares and 641,149 shares, respectively, of Common Stock of the Company (which represented in each case 8.4% of the Common Stock outstanding upon completion of the initial public offering) and (ii) Messrs. Raines and Yeargin were granted certain demand and piggyback registration rights with respect to such Common Stock. See "Description of Capital Stock--Registration Rights."

357291.5
                                       52

  THE INITIAL ACQUISITIONS

       First Row and Game Trader. In August 1995, the Company entered into a Merger Agreement with First Row and Game Trader, pursuant to which the Company acquired 24 video specialty stores and certain other related operations. Prior to these acquisitions, Mr. Rogan, an executive officer and director of the Company, beneficially owned 70% of the outstanding capital stock of First Row and Game Trader. In exchange for such interest, Mr. Rogan received aggregate consideration of $8.4 million, consisting of $3.6 million in cash and $4.8 million in shares of Common Stock (400,000 shares) in the merger. In addition, the Company repaid approximately $2.1 million of indebtedness of First Row and Game Trader. In connection with the merger, the Company granted Mr. Rogan certain demand and piggyback registration rights with respect to his Common Stock. See "Description of Capital Stock--Registration Rights." Pursuant to the Agreement and Plan of Merger, Mr. Rogan agreed to indemnify the Company against certain liabilities arising out of any misrepresentation relating to the agreement subject to a cap of $4.2 million and not including the first $100,000 of indemnified claims. The merger consideration is subject to adjustment based on the indemnification agreement. Potential adjustments to the merger consideration in an aggregate amount of approximately $348,000 are currently pending, subject to further adjustments. In August 1995, the Company granted Mr. Rogan options to purchase 50,000 shares of Common Stock immediately exercisable at the initial public offering price of $12.00 per share.

       In January 1995, First Row and Game Trader loaned $260,804 to an affiliate which is 70% owned by Mr. Rogan pursuant to a demand promissory note with an annual interest rate of 6%. As of December 31, 1995, $268,804 was outstanding under this note. The greatest amount outstanding under notes with similar terms during 1993, 1994, 1995 and the six months ended June 30, 1996 was $129,013, $260,804, $268,804 and $268,804, respectively.

       Video Express. In June 1995, the Company entered into a Merger Agreement with Video Express pursuant to which the Company acquired ten video specialty stores. Mr. Greeder, an executive officer and director of the Company, and his spouse beneficially owned 100% of the outstanding capital stock of Video Express prior to the merger. Pursuant to the Merger Agreement, in exchange for all such outstanding capital stock of Video Express, Mr. Greeder and his spouse, Anne Greeder, received aggregate consideration of approximately $7.1 million, consisting of approximately $2.7 million in cash and approximately $4.4 million in shares of Common Stock (362,500 shares). In addition, the Company repaid approximately $123,000 of indebtedness of Video Express. In connection with the merger, the Company granted Mr. Greeder and his spouse certain demand and piggyback registration rights with respect to their Common Stock. See "Description of Capital Stock -- Registration Rights." Pursuant to the Agreement and Plan of Merger, Mr. Greeder and his spouse agreed to indemnify the Company against certain liabilities arising out of any misrepresentation relating to the agreement or certain liabilities relating to the business or assets of Video Express. The merger consideration is subject to adjustment based on the indemnification agreement. Potential adjustments to the merger consideration in an aggregate amount of approximately $600,000 are currently pending, subject to further adjustments.

       In March 1995, Video Express borrowed $319,314 from Mr. Greeder pursuant to a demand promissory note with annual interest accruing at a rate equal to the applicable federal rate published periodically by the United States Treasury Department. As of December 31, 1995, $319,314 was outstanding under this note. The greatest amount outstanding under notes with similar terms during 1993, 1994, 1995 and the six months ended June 30, 1996 was $260,680, $260,680,
$326,501 and $326,501, respectively. In August 1995, the Company granted to Mr. Greeder options to purchase 50,000 shares of Common Stock, exercisable at the initial public offering price of $12.00 per share, subject to vesting over a one-year period. See "Description of Capital Stock--Registration Rights."

       Movie Stars. In June 1995, the Company entered into an Asset Purchase Agreement with Movie Stars pursuant to which the Company acquired ten video specialty stores. Alan Daniels, a former executive officer and director of the Company, beneficially owned 100% of the outstanding capital stock of Movie Stars. Pursuant to the Asset Purchase Agreement, in exchange for substantially all of the assets of Movie Stars, the Company paid Movie Stars aggregate consideration of approximately $5.3 million, consisting of approximately $1.8 million in cash, a $500,000 promissory note and approximately $3.0 million in shares of Common Stock (252,083 shares). The promissory note was paid in full at its maturity in August 1996 with annual interest at a rate equal to the prime rate as published by NationsBank, N.A., Atlanta, Georgia. In connection with the acquisition, the Company granted Movie Stars certain demand and piggyback registration rights with respect to its Common Stock. See "Description of Capital Stock--Registration Rights." Pursuant to the Asset Purchase

357291.5
                                       53

Agreement, Mr. Daniels agreed to indemnify the Company against liabilities arising out of any misrepresentation relating to the agreement or certain liability relating to the business or assets of Movie Stars. In addition, in connection with the acquisition, the Company repaid approximately $1.1 million of indebtedness of Movie Stars. Upon the completion of the Company's initial public offering, the Company granted to Mr. Daniels options to purchase 250,000 shares of Common Stock exercisable at the initial public offering price of $12.00 per share, of which 100,000 were immediately exercisable and 150,000 were subject to vesting over a three-year period.

       In March 1996, the Company and Mr. Daniels entered into a settlement agreement whereby (i) the Company received approximately $77,000 from escrow and Mr. Daniels received approximately $33,000 as a severance payment, (ii) Mr. Daniels resigned as a director of the Company effective December 1995, and (iii) Mr. Daniels' options were amended to reduce the total number of option shares to 125,000, all of which vested immediately and expire in March 1999.

       In September 1993, Movie Stars borrowed $184,406 from Mr. Daniels. This advance was payable on demand. Beginning in 1994, Movie Stars paid interest on Mr. Daniels' personal borrowings from an unaffiliated bank in consideration for the advances made by Mr. Daniels to Movie Stars. In March 1994, Movie Stars borrowed $52,786 from Mr. Daniels' spouse. This advance was payable on demand and bore interest at a rate of 3.84%. The greatest amount outstanding on these advances during 1993, 1994 and 1995 was approximately $184,406, $235,701 and $194,000, respectively. The interest paid by Movie Stars on these advances for 1993, 1994 and 1995 was approximately $0, $13,161 and $12,000, respectively. In 1994, Mr. Daniels borrowed $182,915 from an unaffiliated bank, which loan was secured by certain assets of Movie Stars and by a Movie Stars guaranty. At March 31, 1995, $161,141 was outstanding under such bank loan, all of which was repaid by Mr. Daniels concurrently with the completion of the Company's offering with a portion of the net proceeds received by Mr. Daniels under the Asset Purchase Agreement. In March 1995, Movie Stars borrowed $225,000 from an unaffiliated bank pursuant to a variable interest demand note, which loan was secured by a guaranty of Mr. Daniels. In May 1995, Movie Stars borrowed an additional $255,000 from this bank, which loan was secured by the same guaranty of Mr. Daniels. These borrowings financed two new stores of Movie Stars. The balance of this loan was paid in full concurrently with the completion of the Company's initial public offering.

       L.A. Video. In June 1995, Moovies, Inc. entered into an Asset Purchase Agreement with L.A. Video pursuant to which the Company acquired five video specialty stores. Alan Warshaw, who was an executive officer of the Company from August 1995 through September 1995, and his spouse, Linda Warshaw, beneficially owned 100% of the outstanding equity interests in L.A. Video. Pursuant to the Asset Purchase Agreement, in exchange for substantially all of the assets of L.A. Video, the Company paid L.A. Video aggregate consideration of approximately $5.1 million consisting of approximately $3.3 million in cash and approximately $1.8 million in shares of Common Stock (149,125 shares). In addition, the Company repaid approximately $360,000 of indebtedness of L.A. Video. In connection with the acquisition, the Company granted L.A. Video certain demand and piggyback registration rights with respect to its Common Stock. See "Description of Capital Stock --Registration Rights." Pursuant to the Asset Purchase Agreement, Mr. Warshaw and his spouse agreed to indemnify the Company against certain liabilities arising out of any misrepresentation relating to the agreement or certain liabilities relating to the business or assets of L.A. Video. In August 1995, the Company granted Mr. Warshaw options to purchase 25,000 shares of Common Stock exercisable at the initial public offering price of $12.00 per share, subject to vesting over a one-year period.

       In December 1994, March 1995 and June 1995, L.A. Video borrowed $198,035, $40,000 and $34,114, respectively, from Mr. Warshaw. These advances are payable on demand and are non-interest bearing. As of December 31, 1995, these amounts had been paid in full. The greatest amounts outstanding under these advances during 1994 and 1995 were $198,035 and $272,149, respectively.

       Planet Video. In June 1995, the Company entered into an Asset Purchase Agreement with Planet Video to acquire two video specialty stores. Mr. Klein, an executive officer of the Company, beneficially owned 100% of the outstanding capital stock of Planet Video. Pursuant to the Asset Purchase Agreement, in exchange for substantially all of the assets of Planet Video, the Company paid Planet Video aggregate consideration of approximately $653,000 consisting of approximately $335,000 in cash and approximately $325,000 in shares of Common Stock (27,083 shares). In addition, the Company repaid approximately $240,000 of indebtedness of Planet Video. In connection with the acquisition, the Company granted Planet Video certain demand and piggyback registration rights with respect to its Common Stock. See "Description of Capital Stock

357291.5
                                       54

- -- Registration Rights." Pursuant to the Asset Purchase Agreement, Mr. Klein agreed to indemnify the Company against certain liabilities arising out of any misrepresentation relating to the agreement or certain liabilities relating to the business or assets of Planet Video.

  LEASES

       In August 1995, the Company entered into a ten year lease with Mr. Daniels and his spouse, Kari Daniels, with annual rental payments ranging from $60,000 in the first year to $78,956 in the tenth year. The Company also entered into a five year lease with Mr. Greeder with annual rental payments of $87,120. For 1995 and the six months ended June 30, 1996 the Company made rental payments of $29,040 and $35,509, respectively, under this lease. The Company continues to pay rent under these leases at these rental rates. In addition, the Company entered into a five year lease with Mr. Rogan with annual rental payments of $29,200. The Company subsequently sold the store subject to this lease and no longer pays rent thereunder. All of such leases pertain to stores acquired by the Company in connection with the acquisition of stores beneficially owned by Messrs. Daniels, Greeder and Rogan.

       Prior to August 1995, the Predecessor leased its office from a partnership owned 100% by Messrs. Raines and Yeargin, and leased one of its store facilities from a partnership which is 50% owned by Messrs. Raines and Yeargin. The partnership sold this store property in October 1995 and thereafter received no further lease payments from the Company. For 1992, 1993 and 1994, the Predecessor made rental payments under this lease aggregating approximately $12,691, $12,691 and $45,849, respectively. The Company assumed these leases in connection with the consummation of the Acquisitions. For the year ended 1995 and the six months ended June 30, 1996, the Company and the Predecessor made rental payments aggregating approximately $90,000 and $0 under these leases.

       Prior to August 1995, First Row and Game Trader leased certain store facilities and a warehouse from an affiliated company. Mr. Rogan owns 70% of this affiliated company. For 1993, 1994 and 1995, First Row and Game Trader made rental payments under this lease aggregating $91,250, $134,610 and $176,812. The Company assumed these leases in connection with the consummation of the Acquisitions. For 1995 and six months ended June 30, 1996 the Company made rental payments under these leases aggregating $105,813 and $194,445, respectively.

       Prior to August 1995, Video Express leased one of its store facilities from Mr. Greeder. For each of the years ended March 31, 1993, 1994 and 1995, Video Express made rental payments under this lease aggregating $85,200, and for the six months ended June 30, 1996, the Company made lease payments aggregating $43,946.

       Prior to August 1995, Movie Stars leased one of its store facilities from Mr. Daniels and his spouse. For 1993, 1994 and 1995, Movie Stars made rental payments under this lease aggregating approximately $24,607, $62,155 and $45,000, respectively. In addition, prior to August 1995, Movie Stars leased one of its store facilities from Herbert Redl, Mr. Daniels' father-in-law. For 1993, 1994 and 1995, Movie Stars made rental payments under this lease aggregating approximately $36,182, $37,629 and $28,000, respectively. The Company assumed these leases in connection with the consummation of the Acquisitions. For the year ended 1995 and the six months ended June 30, 1996, the Company made rental payments aggregating approximately $41,000 and $36,159 under these leases.



357291.5
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



MANAGEMENT FEES

       Prior to August 1995, the Predecessor paid a management fee to its general partner, TFI. TFI was wholly owned by Messrs. Raines and Yeargin. For 1993, 1994 and 1995, such management fees aggregated $187,309, $218,356 and $0, respectively.

       Prior to August 1995, First Row and Game Trader received management fees from certain corporations owned by the stockholders of First Row and Game Trader. For 1993, 1994, and 1995, such management fees aggregated $38,744, $50,704 and $0, respectively.

       Following the consummation of the Initial Acquisitions, the Company did not and does not intend to pay any such management fees.

       With the exception of the Acquisitions, each of which was negotiated between unaffiliated parties, management believes that the transactions described above may not have been on terms as favorable to the Company, the Predecessor or the relevant video store chains, as applicable, as those that could have been obtained from unaffiliated parties; however, it is the Company's policy that all future transactions, if any, with affiliated parties will comply with the requirements of the Delaware General Corporation Law. As a result, any such transactions will be approved by the disinterested members of the Company's Board of Directors (or a committee thereof) or by the stockholders of the Company.

CERTAIN PRIOR RELATIONSHIPS

       Ingram Entertainment, Inc., of which Mr. Taylor was an executive officer from March 1986 through July 1994, was a wholesale video supplier for the Predecessor, Video Stars, Movie Stars, King Video, L.A. Video and Video Warehouse 2 and certain stores owned by one of its owners, Gerald Pryor.

       Prior to joining the Company in March 1995, Mr. Mitchell was a partner with KPMG Peat Marwick LLP ("Peat Marwick"). Mr. Mitchell was involved during October and November 1994 with the proposal to the Predecessor to engage Peat Marwick as the Predecessor's independent auditors. Peat Marwick began its audit of the Predecessor in November 1994. In late November 1994, Mr. Mitchell entered into negotiations with Moovies, Inc. regarding his possible employment. At that time, Mr. Mitchell ceased all involvement with respect to the audit of Moovies, Inc., the Predecessor and each of the video store chains to be acquired pursuant to the Acquisitions.

       Except as set forth above, there were no relationships prior to the discussions which led to the Acquisitions between the Company, the Predecessor, and the principals thereof, and the principals of any of the video chains to be acquired pursuant to the Acquisitions.

EMPLOYMENT AGREEMENTS; COVENANTS NOT TO COMPETE

       Effective September 1994, the Company entered into a three-year employment agreement with Mr. Taylor pursuant to which Mr. Taylor serves as President and Chief Executive Officer at an annual base salary of $200,000 and is eligible for an annual bonus at the discretion of the Board of Directors. The Company also maintains for the benefit of Mr. Taylor a $1.0 million life insurance policy and a $1.0 million life insurance policy for the benefit of the Company.

       Effective March 1995, the Company entered into a two-year employment agreement with Mr. Mitchell pursuant to which he serves as Chief Financial Officer at an annual base salary of $200,000 and a guaranteed additional payment of $2,000 per month through March 1996. The agreement is automatically renewable by both parties on a year-to-year basis, but it may be terminated at any time by Mr. Mitchell or the Company upon 90-days prior written notice. Upon the expiration or termination of the Agreement, except for voluntary termination of employment by Mr. Mitchell or termination for "just cause" by the Company, Mr. Mitchell shall be paid severance compensation equal to twelve months base salary plus an amount equal to the average of any aggregate annual cash bonuses received by him during the prior two calendar years of employment (collectively the "Expiration Payment"). "Just Cause" is defined in the Mitchell employment agreement as one of the following acts by Mr. Mitchell: (a) theft or embezzlement from the Company; (b) knowingly falsifying substantive

357291.5
                                       56

Company records; (c) fraud committed against the Company; (d) death of Mr. Mitchell; or (e) any material breach of the Agreement.

       The Company may terminate the agreement without cause if it pays Mr. Mitchell the Expiration Payment plus, if such termination occurs during the original term of the agreement, an amount equal to the base salary which would have been paid to Mr. Mitchell had he remained an employee through the end of such two-year term. The Company also maintains a $1.5 million life insurance policy for the benefit of Mr. Mitchell.

       In August 1995, the Company entered into two-year employment agreements with Messrs. Raines and Yeargin, as Executive Vice President--Real Estate and Development and as Executive Vice President--Purchasing, respectively, pursuant to which each were paid a base salary at the annual rate of $150,000 and were eligible for an annual bonus granted at the discretion of the Board of Directors. In 1996, Messrs. Raines and Yeargin each resigned as Executive Vice President and terminated their employment agreements.

       In August 1995, the Company entered into three-year employment agreements with Messrs. Daniels and Klein, two-year employment agreements with Messrs. Rogan and Warshaw, and a one-year employment agreement with Mr. Greeder under which their annual base salaries were $100,000 and they were eligible for payment of bonuses granted at the discretion of the Board of Directors. In March 1996, the Daniels' employment agreement was terminated by mutual consent of the parties. See "--The Acquisitions--Movie Stars." In August 1996, the term of Mr. Greeder's employment agreement expired.

       In October 1995, the Company entered into a three-year employment agreement with Mr. Klein under which his annual base salary was $150,000 and he was eligible for payment of bonuses at the discretion of the Compensation Committee. In June 1996, Mr. Klein's employment agreement was amended to increase his annual base salary to $175,000 and to grant Mr. Klein an additional 100,000 stock options.

       Each of the above employment agreements contain covenants not to compete within a five-mile radius of the Company's store locations in existence upon completion of the Company's initial public offering for a period of two years following termination of employment, except that in the case of Messrs.
Mitchell, Rogan, Warshaw, Greeder and Klein such covenants are for a period of one year following termination of employment. Each of the above employment agreements contain nondisclosure provisions that generally provide that the employee will not disclose confidential information or trade secrets of the Company during the term of the agreement and for one year thereafter.

       In May 1996, the Board of Directors of the Company authorized the Company to enter into severance agreements with each of seven officers, including Messrs. John, Plain and Miller, that provide for a severance payment of two times the applicable officer's average annual compensation (including salary and bonus) for the prior two years in the event that a "Change in Control" occurs and the officer either resigns or is terminated without cause by the Company within six months after such Change in Control. In addition, the Board approved a similar severance agreement for Mr. Klein that provides for a severance payment equal to (i) $1,000,000 minus (ii) the aggregate difference between the value of Mr. Klein's outstanding stock options (as measured by the spread between the market value of the Company's common stock and the exercise price) and $2,000,000. All such severance agreements will define "Change of Control" as the occurrence of any of the following events:

       (a) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company, a wholly owned subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 51 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company; or

       (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in

357291.5
                                       57
the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

       (c) the approval of the stockholders of the Company of a plan of liquidation.

       In addition, stock option agreements granted to the employees of the Company, including Messrs. Klein, John, Miller, Plain, Greeder and Rogan, provide for immediate vesting of the options upon a Change of Control as described above. See "--1995 Stock Plan."

1995 STOCK PLAN

       In June 1995, the Board of Directors adopted, and the stockholders approved, the Moovies, Inc. 1995 Stock Plan (the "Plan"). The Plan provides for the award of incentive stock options to officers and employees and the award of non-qualified stock options and other incentive grants to directors, officers, and employees. The Company reserved 560,000 shares of Common Stock for issuance under the Plan. In February 1996, the Board of Directors of the Company approved an amendment to the Plan to increase the shares reserved to 1,200,000 shares, subject to stockholder approval. In April 1996, the Board of Directors and the Stockholders of the Company approved a further amendment to the Plan to increase the shares reserved to 1,500,000 shares. The Board of Directors has granted an aggregate of 942,100 shares (net of forfeitures) under the Plan.

       The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The current Committee members are Messrs. Taylor and Coburn. Subject to the terms of the Plan, the Committee has the authority to determine the employees to whom options or rights may be granted, the exercise price and number of shares subject to each option or right and the time or times when each option shall become exercisable, to interpret the Plan and prescribe and rescind rules and regulations consistent with the Plan and to determine certain other provisions with respect to each option or right.

       The purchase price of Common Stock upon exercise of incentive stock options must not be less than the fair market value of the Common Stock at the date of the grant or, in the case of incentive stock options issued to holders of more than 10% of the outstanding voting securities of the Company, 110% of fair market value on the date of grant. The maximum term of incentive stock options is ten years, or five years in the case of 10% stockholders. The aggregate fair market value on the date of the grant of the stock for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Options are exercisable over a period of time in accordance with the terms of option agreements entered into at the time of grant. Options granted under the Plan are generally nontransferable by the optionee and, unless otherwise determined by the Committee, must be exercised by the optionee during the period of the optionee's employment or service with the Company or within a specified period following termination of employment or service. The option agreements generally provide for immediate vesting in the event of a "Change in Control," as described at "--Employment Agreements; Covenants Not to Compete," provided that the optionee is employed by the Company on the date of such Change in Control.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Moovies, Inc. was incorporated in the State of Delaware in November 1994. In connection with the organization of Moovies, Inc., Messrs. Mitchell and Taylor, both executive officers and directors of the Company, purchased 224,711 shares and 461,665 shares of Common Stock of Moovies, Inc., respectively, for $225 and $462, respectively. Upon completion of this offering, Messrs. Mitchell and Taylor will beneficially own 1.6% and 3.3%, respectively, of the outstanding Common Stock. In addition, in connection with the organization of Moovies, Inc., the Company granted Messrs. Mitchell and Taylor certain demand and piggyback registration rights with respect to such Common Stock. See "Description of Capital Stock--Registration Rights."

       Mortco, Inc. ("Mortco") beneficially owned 9.9% of the outstanding partnership interests of the Predecessor. Mortco acquired its interest in the Predecessor in 1993 for aggregate consideration of $250,000. In connection with the merger of

357291.5
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



the Predecessor into Moovies, Inc., (i) all of the partnership interests beneficially owned by Mortco were converted into 140,897 shares of Common Stock of the Company (which represents approximately 1.0% of the Common Stock outstanding upon completion of this offering) and (ii) Mortco was granted certain demand and piggyback registration rights with respect to such Common Stock. See "Description of Capital Stock--Registration Rights."

       Mortco is a wholly owned subsidiary of Rentrak which leases videos to the Company. For 1993, 1994, 1995 and the six months ended June 30, 1996, the
Predecessor or the Company, as applicable, paid Rentrak lease and revenue sharing payments aggregating approximately $496,902, $667,811, $1.3 million and $1.6 million, respectively. In addition, First Row and Game Trader, Planet Video, Video Express and Video Stars also leased videos from Rentrak. Pursuant to a revolving credit agreement, in November 1994 Mortco provided the Predecessor a revolving line of credit initially having aggregate borrowing availability of $250,000, which was subsequently increased to $750,000 in March 1995. Borrowing under this facility bears interest at a rate equal to the greater of 7% or the prime rate as published by the Wall Street Journal plus 2.0%. During the year ended December 31, 1995, the aggregate amounts owed to Mortco during such period ranged from $150,000 to $750,000 and the aggregate interest paid by the Predecessor or the Company, as applicable, to Mortco during such period was $70,000. The note was paid in full in December 1995. In April 1995 in consideration of Mortco subordinating its revolving line of credit to other financing obtained by the Predecessor from a third party, Moovies, Inc. issued to Mortco a warrant to purchase 40,877 shares of Common Stock of the Company at an exercise price equal to the initial public offering price of $12.00 per share. The registration rights granted to Mortco also apply to the Common Stock subject to this warrant.

       See   "Management--Compensation    Committee   Interlocks   and   Insider
Participation" for a description of certain other transactions among the Company and certain of its affiliates.

       With  the   exception  of   transactions   between  the  Company  or  the
Predecessor, and Mortco and its affiliates, management believes that the transactions described above may not have been on terms as favorable to the Company or the Predecessor, as applicable, as those that could have been obtained from unaffiliated parties; however, it is the Company's policy that all future transactions, if any, with affiliated parties will comply with the requirements of the Delaware General Corporation Law. As a result, any such transactions will be required to be approved by the disinterested members of the Company's Board of Directors (or a committee thereof) or by the stockholders of the Company.




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



                             PRINCIPAL STOCKHOLDERS

       The table below sets forth certain information regarding the beneficial ownership of the Common Stock as of September 30, 1996 by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group, both before and after giving effect to this offering (assuming all shares offered hereby are sold). Except as set forth below, the stockholders listed below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                                    Common Stock          Percentage of      Percentage of
                                                                    Beneficially         Class Prior to       Class After
Name(1)                                                                Owned                Offering           Offering
                                                                 -------------------------------------------------------------
Directors and Executive Officers:
John L. Taylor...................................................          453,740 (2)              3.8%               3.3%
F. Andrew Mitchell...............................................          221,711 (3)              1.9                1.6
Robert J. Klein..................................................           40,416 (4)               *                  *
Victor B. John, III..............................................            6,767 (5)               *                  *
Ross Miller......................................................           13,000 (6)               *                  *
Jeffrey L. Plain.................................................            3,333 (7)               *                  *
Arthur F. Greeder, III...........................................          397,800 (8)              3.3                2.9
Rokki Rogan......................................................          378,400 (9)              3.2                2.7
Michael A. Yeargin...............................................          637,649                  5.3                4.6
Theodore J. Coburn...............................................          150,000 (10)             1.2                1.1
Douglas M. Raines................................................          629,149                  5.3                4.6
Charles D. Way...................................................           29,000 (11)              *                  *
All executive officers and directors as a group (12 persons)...          2,960,965 (12)            24.2%              21.0%



* Less than 1.0%.

(1) The address of the persons listed above is c/o Moovies, Inc., 201 Brookfield Parkway, Greenville, South Carolina 29607.

(2) Includes 7,400 shares held of record by Mr. Taylor as custodian for minor children.

(3) Includes 2,000 shares held of record by Mr. Mitchell's spouse as custodian for minor children.

(4) Includes 27,083 shares held of record by XIMPEC, Inc., a corporation of which Mr. Klein is a director and stockholder. Includes 13,333 shares of Common Stock which are issuable upon the exercise of currently exercisable options.

(5) Includes 6,667 shares of Common Stock which are issuable upon the exercise of currently exercisable options.

(6) Includes 12,500 shares of Common Stock which are issuable upon the exercise of currently exercisable options.

(7) Consists of 3,333 shares of Common Stock which are issuable upon the exercise of currently exercisable options.

(8) Includes 165,150 shares held jointly with Mr. Greeder's spouse and 1,400 shares held by a dependent child. Also includes 50,000 shares of Common Stock which are issuable upon the exercise of currently exercisable options.

357291.5
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




(9) Includes 50,000 shares of Common Stock which are issuable upon the exercise of currently exercisable options.

(10) Consists of 150,000 shares which may be purchased upon exercise of a warrant that is currently exercisable.

(11) Includes 5,000 shares which are issuable upon the exercise of currently exercisable options.

(12) Includes 290,833 shares which may be purchased upon exercise of a warrant and options that are currently exercisable.

357291.5
                                       61

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

       The authorized capital stock of Moovies, Inc. consists of 25,000,000 shares of Common Stock, $.001 par value per share, and 1,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). As of October 3, 1996, Moovies, Inc. had outstanding 11,926,620 shares of Common Stock and no shares of Preferred Stock. Upon completion of this offering, assuming the issuance of all of the shares offered hereby, the Company will have outstanding 13,776,620 shares of Common Stock and no shares of Preferred Stock.

COMMON STOCK

       Except as otherwise required by law or as provided by the Board of Directors with respect to any class or series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share outstanding in his or her name on the books of the Company.

       Subject to such preferential rights as may be granted by the Board of Directors in connection with the future issuance of Preferred Stock, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. The Company has no current plans to pay cash dividends on its Common Stock.

       In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any series of Preferred Stock as provided by the Board of Directors with respect to any such series of Preferred Stock, the remaining assets of the Company available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

       On June 13, 1995 the Company effected a 76.7449-for-one Common Stock split payable as a stock dividend to common stockholders of record on June 13, 1995.

       On August 3, 1995 the Company effected a .0733-for-one Common Stock split payable as a stock dividend to common stockholders of record on August 2, 1995.

PREFERRED STOCK

       The Board of Directors is authorized to issue shares of Preferred Stock at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such shares of Preferred Stock, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares and the number of shares constituting any of such series and the designation thereof, or any of them; and to increase or decrease the number of shares of a series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

       One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. Furthermore, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may have the effect of delaying or preventing a change in control

357291.5
                                       62
of the Company, discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock. The Company has no present plans to issue any shares of Preferred Stock.

CERTAIN CHARTER AND BYLAW PROVISIONS

       Stockholders'  rights and related  matters are  governed by the  Delaware
General Corporation Law, the Company's Certificate of Incorporation and its Bylaws. Certain provisions of the Certificate of Incorporation and Bylaws of the Company, which are summarized below, tend to limit stockholders' ability to influence matters pertaining to corporate governance.

       Classified Board of Directors. The Company's Board of Directors is divided into three classes of directors serving staggered terms of three years each. See "Management--Executive Officers and Directors." As a result, it will be more difficult to change the composition of the Company's Board of Directors, which may discourage or make more difficult any attempt by a person or group of persons to obtain control of the Company.

       Special Meeting Call Restrictions. Under the Company's Bylaws, special meetings of the stockholders may only be called by the Chairman of the Board, a majority of the Board of Directors or upon the written demand of the holders of a majority of the outstanding shares of Common Stock entitled to vote at any such meeting. This provision makes it more difficult for stockholders to require the Company to call a special meeting of stockholders to consider any proposed corporate action, including any sale of the Company, which may be favored by the stockholders.

       Restrictions on Amendments to Bylaws. Under the Company's Certificate of Incorporation, the Company's Bylaws may not be amended by the stockholders and any contrary provision may not be adopted without the affirmative vote of at least two-thirds of the shares entitled to vote generally in the election of directors. This supermajority restriction makes it more difficult for the stockholders of the Company to amend the Bylaws and thus enhances the power of the Company's Board of Directors vis-a-vis stockholders with regard to matters of corporate governance that are governed by the Bylaws.

       Limited Action by Written Consent of Stockholders. In general, stockholder action may only be taken at a special or annual stockholder meeting called for such purpose or with the unanimous written consent of the stockholders. These requirements may delay stockholder action on matters requiring stockholder approval.

WARRANTS

       In November 1994, the Company granted to a director a warrant to purchase 150,000 shares of Common Stock of the Company at $1.00 per share. In March 1995, the Company granted 19 former limited partners of the Predecessor warrants to purchase an aggregate of 74,352 shares of Common Stock of the Company for $.01 per share. In April 1995, the Company's Predecessor granted to Mortco, Inc., in connection with the Company's note payable to Mortco, a warrant to acquire 40,877 shares of Common Stock at an exercise price equal to the initial public offering price per share (i.e. $12.00 per share). In April 1995, the Company granted to Sirrom Capital Corporation a warrant to acquire 156,110 shares of Common Stock at $.01 per share in connection with a loan from Sirrom to the Predecessor. In July 1995, the Company agreed to issue to the managing underwriters in the initial public offering ("IPO Representatives"), warrants to purchase 236,250 shares of Common Stock at a purchase price per share equal to 120% of the initial public offering price per share (i.e. $14.40 per share). In December 1995, the Company issued a warrant for 25,000 shares of Common Stock at a purchase price of $14.875 per share in connection with the Pic-A-Flick acquisition. In January 1996, in connection with the Subordinated Credit Facility, the Company granted to Sirrom Capital Corporation a warrant to purchase 20,000 shares of Common Stock at an exercise price of $10.80 per share. See Footnote 7 to Consolidated Financial Statements, "Underwriting."

REGISTRATION RIGHTS

       The Company has granted piggyback and/or demand registration rights to certain holders of Common Stock (or warrants for shares of Common Stock) including Messrs. Taylor, Raines, Mitchell, Daniels, Yeargin, Greeder, Rogan, Warshaw, Klein and Coburn and certain of their spouses. All of such holders beneficially own an aggregate of approximately

357291.5
                                       63

4.9 million shares of Common Stock. The registration rights are for purposes of resale of shares owned by the holders. In the event the Company proposes to register shares of Common Stock under the Securities Act for its own account or for the account of others, holders of piggyback registration rights will have the right to require the Company to include their shares in the registration, subject to the right of any managing underwriter of the offering to exclude some or all the shares for marketing reasons. Holders of demand registration rights as a group will have the right to require the Company on one occasion only to register shares held by them under the Securities Act at any time between August 9, 1995 and August 9, 2000, provided, however, that such offering must be underwritten on a firm commitment basis and the proposed net offering price of shares to be registered must be at least $2,000,000. The Company is not obligated to effect a demand registration within six months after the effective date of a previous Company registration. The registration expenses of such shares, other than underwriting discounts and filing fees, shall be borne by the Company except to the extent otherwise prohibited by law. See "Certain Transactions." The Company also granted demand and piggyback registration rights to Mortco, Inc. as the beneficial owner of 178,589 shares of Common Stock. Mortco has two demand registration rights exercisable any time beginning one year after August 3, 1995 and unlimited piggyback registration rights exercisable beginning one year after August 3, 1995. In addition, the Company issued to the IPO Representatives warrants to purchase shares of Common Stock in August 1995. See " -- Warrants" and "Underwriting." The shares of Common Stock underlying the warrants are accorded one demand registration right exercisable at any time between one and five years after the warrants are issued and unlimited piggyback registration rights exercisable at any time between one and seven years after the warrants are issued.

DELAWARE BUSINESS COMBINATION STATUTE

       The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"), an anti-takeover law. Section 203 provides, with certain exceptions, that a publicly held Delaware corporation may not engage in a "business combination" with a person, or an affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that made such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder and an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

TRANSFER AGENT AND REGISTRAR

      The Transfer Agent and Registrar for the Common Stock is First Union National Bank of North Carolina.


                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon the sale of all shares offered hereby, and assuming no other sales, the Company will have outstanding 13,776,620 shares of Common Stock. Of these shares, the 3,622,500 shares sold in the Company's initial public offering and the 3,220,000 shares sold in the Company's second public offering, are freely tradeable without restriction or further registration under the Securities Act except for those shares held by "affiliates" (as defined in the Securities Act) of the Company. Pursuant to Rule 145, a recipient of any of the 1,850,000 shares offered hereby may sell within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the order to sell. See "Resales." None of the remaining 5,084,120 outstanding shares of Common Stock (collectively, the "Restricted Shares")

357291.5
                                       64
have been registered under the Securities Act, and they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act. The Company has granted demand and piggyback registration rights to holders of Restricted Shares and warrants to purchase shares of Common Stock.
See "Description of Capital Stock -- Registration Rights."

       Rule 144 provides generally that if two years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company, the acquiror or subsequent holder thereof may sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the later of the date of acquisition of restricted shares of Common Stock from the Company or from any affiliate of the Company and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares under Rule 144(k) without regard to the limitations described above. Holders of 461,665 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 under the
Securities Act, subject to the manner of sale, volume, notice and information requirements of Rule 144, beginning in December 1996, holders of 349,175
Restricted Shares will be eligible to sell such shares pursuant to Rule 144 beginning in February 1997, holders of 12,879 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 beginning in June 1997, holders of 3,178,185 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 beginning in August 1997, holders of 500,531 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 beginning in September 1997, holders of 11,014 Restricted Shares will be eligible to sell such shares in October 1997, holders of 540,163 Restricted Shares will be eligible to sell such shares in December 1997, holders of 25,000 Restricted Shares will be eligible to sell such shares in March 1998, holders of 1,377 Restricted Shares will be eligible to sell such shares in April 1998 and holders of 4,131 Restricted Shares will be eligible to sell such shares in May 1998.

       The underwriters in the June 1996 public offering obtained lock-up agreements whereby the Company, executive officers, directors and certain stockholders of the Company agreed not (directly or indirectly) to offer, sell, offer to sell, contract to sell, assign, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract for sale, assignment, pledge, grant of an option to purchase or other disposition or transfer of) any Common Stock of the Company, or any other security of the Company, convertible into, or exchangeable or exercisable for, Common Stock for a period of 90 days after the effective date of the registration statement (the "Lock-up Period") without the prior written consent of the Underwriters, except that (a) the Company (i) may issue Common Stock or options to purchase Common Stock under the Stock Plan, (ii) may issue Common Stock upon the exercise of presently outstanding warrants and (iii) may issue Common Stock in connection with the Company's express strategy of growth through acquisitions provided that such Common Stock is restricted and is not tradeable prior to the expiration of the Lock-up Period and (b) the executive officers, directors and certain stockholders of the Company may make bona fide gifts to donees who agree to be bound by the foregoing restrictions. The Lock-Up Period expired on September 26, 1996.

       The Company filed registration statements under the Securities Act registering the 1,500,000 shares of Common Stock reserved for issuance under the Stock Plan in December 1995. See "Management -- 1995 Stock Plan." Accordingly, shares registered under such registration statements will be available for sale in the open market, unless such shares are subject to vesting restrictions imposed by the Company.


                                  LEGAL MATTERS

       The validity of the Common Stock offered hereby will be passed upon for the Company by Arnall Golden & Gregory, Atlanta, Georgia.



357291.5
                                       65

                                     EXPERTS

       The financial statements of Moovies, Inc. as of December 31, 1994 and 1995 and for each of the years in the three year period ended December 31, 1995, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

       The financial statements of the Pic-A-Flick Group and the Movie Store Group have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, as of the dates and for the periods indicated in their reports appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

       The financial statements of MoveAmerica, Incorporated d/b/a Movies To Go and Games To Go have been included herein and in the Registration Statement in reliance upon the reports of McGladrey & Pullen, LLP, independent certified public accountants, as of the dates and for the periods indicated in their reports appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

       The financial statements of (i) Movie Stars (a division of Movie Stars Entertainment Corp.); (ii) PARR-Four, Inc. (d/b/a Video Express); (iii) Video Stars (a division of BREM, Inc.); (iv) Video Warehouse I Group; (v) Video Warehouse II Group; (vi) Planet Video; (vii) First Row Video, Inc.; (viii) Video Game Trader, Inc.; and (ix) L.A. Video have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, as of the dates and for the periods indicated in their reports appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting. The report of KPMG Peat Marwick LLP covering the December 31, 1993 and 1994 financial statements of First Row Video, Inc. refers to a change in the method of computing amortization of videocassette rental inventory.

       The financial statements of Certain Stores of American Multi-Entertainment, Inc. d/b/a Premiere Video have been included herein and in the Registration Statement in reliance upon the reports of McMahon, Hartmann, Amundson & Co. LLP, independent certified public accountants, as of the dates and for the periods indicated in their reports appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.



357291.5
                                       66

                                  MOOVIES, INC.
                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page

Moovies, Inc. ............................................................
      Independent Auditors' Report .......................................   F-3
      Consolidated Balance Sheets ........................................   F-4
      Consolidated Statements of Operations ..............................   F-5
      Consolidated Statements of Stockholders'
      Equity and Partners' Equity (Deficit) ..............................   F-6
      Consolidated Statements of Cash Flows ..............................   F-7
      Notes to Consolidated Financial Statements .........................   F-8

Movie Stars (a division of Movie Stars Entertainment Corp.)
      Independent Auditors' Report ...................................      F-19
      Statements of Operating Revenues and Expenses ..................      F-20
      Statements of Cash Flows .......................................      F-21
      Notes to Financial Statements ..................................      F-22

Parr-Four, Inc. (d/b/a Video Express)
      Independent Auditors' Report ...................................      F-25
      Statements of Operations .......................................      F-26
      Statements of Cash Flows .......................................      F-27
      Notes to Financial Statements ..................................      F-28

Video Stars (a division of BREM, Inc.)
      Independent Auditors' Report ...................................      F-32
      Statement of Operating Revenues and Expenses ...................      F-33
      Statement of Cash Flows ........................................      F-34
      Notes to Financial Statements ..................................      F-35

Video Warehouse I Group
      Independent Auditors' Report ...................................      F-38
      Combined Statements of Operating Revenues and Expenses .........      F-39
      Combined Statements of Cash Flows ..............................      F-40
      Notes to Combined Financial Statements .........................      F-41

Video Warehouse II Group
      Independent Auditors' Report ...................................      F-43
      Combined Statements of Operating Revenues and Expenses .........      F-44
      Combined Statements of Cash Flows ..............................      F-45
      Notes to Combined Financial Statements .........................      F-46

Planet Video
      Independent Auditors' Report ...................................      F-48
      Combined Statements of Operating Revenues and Expenses .........      F-49
      Combined Statements of Cash Flows ..............................      F-50
      Notes to Combined Financial Statements .........................      F-51


357291.5

                                                                            Page

First Row Video, Inc. ...................................................
      Independent Auditors' Report ......................................   F-53
      Statements of Income ..............................................   F-54
      Statements of Cash Flows ..........................................   F-55
      Notes to Financial Statements .....................................   F-56
Video Game Trader, Inc. .................................................
      Independent Auditors' Report ......................................   F-61
      Statements of Operations ..........................................   F-62
      Statements of Cash Flows ..........................................   F-63
      Notes to Financial Statements .....................................   F-64

L.A. Video
      Independent Auditors' Report ......................................   F-67
      Combined Statements of Operating Revenues and Expenses ............   F-68
      Combined Statements of Cash Flows .................................   F-69
      Notes to Combined Financial Statements ............................   F-70

MoveAmerica, Incorporated d/b/a Movies To Go and Games To Go
      Independent Auditors' Report ......................................   F-72
      Statements of Income ..............................................   F-73
      Statements of Cash Flows ..........................................   F-74
      Notes to Financial Statements .....................................   F-75

Movie Store Group
      Independent Auditors' Report ......................................   F-77
      Combined Statements of Operating Revenues and Expenses ............   F-78
      Combined Statements of Cash Flows .................................   F-79
      Notes to Combined Financial Statements ............................   F-80

Pic-A-Flick Group
      Independent Auditors' Report ......................................   F-83
      Combined Statements of Operating Revenues and Expenses ............   F-84
      Combined Statements of Cash Flows .................................   F-85
      Notes to Combined Financial Statements ............................   F-86

Certain Stores of American Multi-Entertainment, Inc. d/b/a Premiere Video
      Independent Auditors' Report ......................................   F-90
      Combined Statements of Net Assets .................................   F-91
      Combined Statements of Operations .................................   F-92
      Statement of Changes in Stores' Capital ...........................   F-93
      Combined Statements of Cash Flows .................................   F-94
      Notes to Combined Financial Statements ............................   F-95



357291.5

                          Independent Auditors' Report

The Board of Directors and Shareholders
Moovies, Inc.:

We have audited the accompanying consolidated balance sheets of Moovies, Inc. as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and partners' equity (deficit), and cash flows for each of the years in the three year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Moovies, Inc. as of December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for each of the years in the three year period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                        KPMG Peat Marwick LLP

Greenville, South Carolina
March 1, 1996

                                                    MOOVIES, INC.

                                             Consolidated Balance Sheets


                                                                                                          Six months ended


                                                                                  December 31,                June 30,
     Assets                                                                 1994              1995              1996
     ------                                                                 ----              ----              ----
                                                                                                             (unaudited)
Current assets:
     Cash and cash equivalents                                       $       169,591  $        3,563,788  $        191,095
     Receivables                                                               6,544           2,780,214        22,622,690
     Merchandise inventory                                                     9,985           2,617,496         2,706,695
     Deferred income tax benefit                                                  -              984,136           308,224
     Prepaid rent                                                                 -              739,804         1,071,138
     Other                                                                   116,810           1,243,708         1,744,634
                                                                       -------------    ----------------    --------------
         Total current assets                                                302,930          11,929,146        28,644,476

Videocassette rental inventory, net                                          931,212          16,728,416        19,144,366
Furnishings and equipment, net                                               566,743           9,858,952        16,014,766
Goodwill                                                                         -            29,080,621        30,255,843
Deposits and other assets                                                    297,502             622,361           989,702

                                                                     $     2,098,387  $       68,219,496  $     95,049,153
                                                                       =============    ================    ==============

              Liabilities and Stockholders' Equity

Current liabilities:
     Line of credit                                                 $             -   $        2,500,000  $     12,795,934
     Notes payable                                                                -            5,935,215           500,000
     Current portion of long-term debt                                       430,726             481,064           448,771
     Accounts payable                                                        672,993          10,567,375         9,788,466
     Accrued liabilities                                                      89,573           3,065,603         3,663,864
                                                                       -------------    ----------------    --------------
         Total current liabilities                                         1,193,292          22,549,257        27,197,035

Long-term debt, less current portion                                       1,309,002           2,410,987         3,604,601
Deferred income tax payable                                                     -              5,796,051         5,921,634
                                                                       -------------    ----------------    --------------
                                                                           2,502,294          30,756,295        36,723,270
Commitments

Stockholders' equity (partners' deficit):
     Preferred stock, $.001 par value; 1,000,000 shares
         authorized; no shares issued and outstanding                             -                   -                 -
     Common stock, $.001 par value; 25,000,000 shares
         authorized; issued and outstanding, 8,664,040
         at June 30, 1996, 8,658,532 shares at
         December 31, 1995 and none at December 31, 1994                          -                8,659             8,664
     Common stock subscribed                                                      -                   -              2,800
     Additional paid-in capital                                                   -           35,857,767        55,503,225
     Retained earnings                                                            -            1,596,775         2,811,194
     Partners' deficit                                                      (403,907)                 -                 -
                                                                       -------------    ----------------    -------------
         Total stockholders' equity (partners' deficit)                     (403,907)         37,463,201        58,325,883
                                                                       -------------    ----------------    --------------

                                                                     $     2,098,387  $       68,219,496  $     95,049,153
                                                                       =============    ================    ==============

See accompanying notes to Consolidated Financial Statement.

                                  MOOVIES, INC.

                      Consolidated Statements of Operations


                                                                                                Six months ended
                                                Years ended December 31,                            June 30,
                                 -------------------------------------------------   -----------------------
                                      1993               1994             1995             1995             1996
                                      ----               ----             ----             ----             ----
                                                                                                (unaudited)
Revenues:
     Rental revenues           $      3,578,535  $     4,069,509   $    20,309,185  $     2,269,903   $    32,633,378
     Product sales                      310,458          322,099         4,349,124          228,107         4,967,294
                                 --------------    -------------     -------------    -------------     -------------
                                      3,888,993        4,391,608        24,658,309        2,498,010        37,600,672

Operating costs and expenses:
     Operating expenses               2,798,239        3,120,557        15,592,814        1,772,851        26,337,499
     Cost of product sales              239,426          278,448         2,978,728          191,508         3,167,492
     Selling, general and
         administrative                 573,006          610,471         2,955,493          377,882         4,610,282
     Amortization of
         goodwill                            -                -            148,112               -            754,405
                                 --------------    -------------     -------------    -------------     -------------
                                      3,610,671        4,009,476        21,675,147        2,342,241        34,869,678
                                 --------------    -------------     -------------    -------------     -------------

Operating income                        278,322          382,132         2,983,162          155,769         2,730,994

Interest expense                        (43,134)        (101,030)         (197,236)         (79,049)         (700,518)
Other, net                                   -                -             25,014               -            (14,522)
                                 --------------    -------------     -------------    -------------     -------------

Income before income taxes              235,188          281,102         2,810,940           76,720         2,015,954

Income tax expense                           -                -          1,045,822               -            801,535
                                 --------------    -------------     -------------    -------------     -------------


Net income                     $        235,188  $       281,102   $     1,765,118  $        76,720   $     1,214,419
                                 ==============    =============     =============    =============     =============

Net income per share           $            N/A  $           N/A   $           .52  $           N/A   $           .14
                                 ==============    =============     =============    =============     =============

Weighted average shares
     outstanding                            N/A              N/A         3,395,000              N/A         8,931,000
                                 ==============    =============     =============    =============     =============

See accompanying notes to Consolidated Financial Statement.

                                  MOOVIES, INC.

 Consolidated Statements of Stockholders' Equity and Partners' Equity (Deficit)

                                                            Additional                        Partners'          Total
                                               Common         Paid-In          Retained        Equity        Stockholders'
                                                Stock         Capital          Earnings       (Deficit)         Equity

Balance at December 31, 1992             $        -   $              -   $           -   $     1,124,295 $      1,124,295

    Net income                                    -                  -               -           235,188          235,188

    Limited partner buy-out                       -                  -               -        (1,691,107)      (1,691,107)

    Partner contributions                         -                  -               -            22,910           22,910
                                           ---------    ---------------    ------------    -------------   --------------

Balance at December 31, 1993                      -                  -               -          (308,714)        (308,714)

    Net income                                    -                  -               -           281,102          281,102

    Partner withdrawals                           -                  -               -          (376,295)        (376,295)
                                           ---------    ---------------    ------------    -------------   --------------

Balance at December 31, 1994                      -                  -               -          (403,907)        (403,907)

    Partner withdrawals                           -                  -               -          (227,707)        (227,707)

    Partnership net income,
       through August 8, 1995                     -                  -               -           168,343          168,343

    Net proceeds  from  issuance and
       sale of 3,622,500  shares of
       common stock in connection with
       the initial public offering, net
       of issuance costs of $3,463,770         3,623         36,959,707              -                -        36,963,330

    Issuance of common stock
       to companies acquired
       concurrently with the
       initial public offering
       of common stock                         4,027          9,654,626              -                -         9,658,653

    Payment of deemed dividend                    -         (22,949,114)             -                -       (22,949,114)

    Elimination of partner's deficit              -            (463,271)             -           463,271               -

    Issuance of 842,004 shares of
       common stock in connection
       with acquisitions of video
       rental chains                             842         12,654,315              -                -        12,655,157

    Exercise of warrants for
       167,124 shares                            167              1,504              -                -             1,671

    Net income                                    -                  -        1,596,775               -         1,596,775
                                           ---------    ---------------    ------------    -------------   --------------

Balance at December 31, 1995                   8,659         35,857,767       1,596,775               -        37,463,201

    Subscription of common stock               2,800         19,645,458              -                -        19,648,258

    Exercise of warrants for 5,000 share           5                 -               -                -                 5

    Net income                                    -                  -        1,214,419               -         1,214,419
                                           ---------    ---------------    ------------    -------------   --------------

Balance at June 30, 1996 (unaudited)     $    11,464  $      55,503,225  $    2,811,194  $            -  $     58,325,878

                                            =========    ===============   ============    =============   ==============

See accompanying notes to Consolidated Financial Statements.



                                  MOOVIES, INC.

                      Consolidated Statements of Cash Flows


                                                                                                         Six months ended
                                                                  Years ended December 31,                  June 30,
                                                            1993          1994            1995          1995       1996
                                                                                                          (unaudited)
Operating activities:
     Net income                                      $     235,188    $    281,102  $   1,765,118  $    76,720$   1,214,419
     Adjustments to reconcile net income to net cash
         provided by operating activities:
              Depreciation and amortization                865,330         906,949      4,643,167      454,126    9,937,748
Amortization of discount on
                  long-term debt                            20,849          65,355             -        34,325           -
              Loss on disposal of furnishings
                  and equipment                              4,066           8,837             -            -            -
              Changes in operating assets and liabilities:
                  Receivables                              (10,603)          9,852     (2,543,634)     (39,781)     795,899
Merchandise inventory                                       (1,054)         (2,747)      (847,187)     (20,615)     (89,199)
                  Other current assets                          -               -        (679,401)          -    (1,343,002)
                  Deposits and other assets, net           (31,921)        (56,674)        34,103     (266,342)    (367,341)
                  Accounts payable                         176,890         233,698      4,720,501      716,457     (778,909)
                  Accrued liabilities                       (5,934)         31,473      1,166,108      (63,043)     (26,739)
                  Deferred income taxes                         -               -       1,045,822           -       801,495
                                                       -----------     -----------   ------------   ----------  -----------

                  Net cash provided by operating
                      activities                         1,252,811       1,477,845      9,304,597      891,847   10,144,371
                                                       -----------     -----------   ------------   ----------  -----------

Investing activities:
     Purchases of videocassette rental inventory, net     (622,828)       (890,931)    (8,282,582)    (949,448) (10,765,488)
     Purchases of furnishings and equipment                (95,540)       (217,431)    (5,884,931)    (220,473)  (7,085,103)
     Proceeds from the sale of the grocery division             -               -              -            -       745,625
     Business acquisitions                                      -               -      (3,477,311)          -    (2,434,187)
                                                       -----------     -----------   ------------   ----------  -----------

                  Net cash used in investing activities   (718,368)     (1,108,362)   (17,644,824)  (1,169,921) (19,539,135)
                                                       -----------     -----------   ------------   ----------  -----------

Financing activities:
     Proceeds from line of credit borrowings                    -               -       2,500,000           -    10,295,934
     Proceeds from issuance of long-term debt              550,000         581,646      4,116,151    2,100,000    2,000,000
     Principal payments on long-term debt                 (206,257)       (362,620)    (9,222,697)    (622,117)  (6,273,895)
     Capitalized initial public offering costs                  -         (285,024)            -    (1,071,722)          -
     Proceeds from issuance of common stock, net                -               -      36,963,330           -            -
     Cash paid, in the form of a deemed dividend, for
         the purchase of video chains                           -               -     (22,396,324)          -            -
     Proceeds from the exercise of warrants                     -               -           1,671           -            50
     Payment to limited partners                          (810,000)             -              -            -            -
     Capital/partner contributions (withdrawals), net       22,910        (376,295)      (227,707)    (106,580)          -
                                                       -----------     ------------  ------------   ----------  ----------

                  Net cash (used in) provided by
                      financing activities                (443,347)       (442,293)    11,734,424      299,581    6,022,089
                                                       -----------     -----------   ------------   ----------  -----------

Increase (decrease) in cash and cash equivalents            91,096         (72,810)     3,394,197       21,507   (3,372,693)

Cash and cash equivalents at beginning of year             151,305         242,401        169,591      169,591    3,563,788
                                                       -----------     -----------   ------------   ----------  -----------

Cash and cash equivalents at end of year             $     242,401    $    169,591  $   3,563,788  $   191,908$     191,095
                                                       ===========     ===========   ============   ==========  ===========

Supplemental disclosure of cash flow information:

     Cash paid for interest                           $     22,286    $     35,674  $     161,718  $    76,196$    176,483
                                                       ===========     ===========   ============   ==========  ==========

     Issuance of limited partnership promissory notes  $   881,107    $         -  $           -   $        - $         -
                                                         ===========     ===========  =============   ==========  =========

See accompanying notes to Consolidated Financial Statement.

                                  MOOVIES, INC.

                   Notes to Consolidated Financial Statements


(1)    Summary of Significant Accounting Policies

       Description of Business

       Moovies, Inc. (the "Company") was incorporated in November 1994 for the purpose of entering into agreements to acquire video specialty stores, consummating an initial public offering of stock and operating video specialty stores. Concurrently with the completion of an initial public offering of stock in August 1995, the Company acquired ten other video specialty chains, including Tonight's Feature Limited Partnership II, the Company's predecessor (the "Predecessor" or "Tonight's Feature"). As of December 31, 1995, the Company operated 148 video specialty stores located in South Carolina, North Carolina, Georgia, Iowa, Virginia, Ohio, New Jersey, New York, Connecticut and Pennsylvania. Prior to August 1995, Moovies, Inc. had no operations.

       Basis of Presentation

       The accompanying consolidated financial statements reflect the 1993, 1994 and 1995 results of operations of Tonight's Feature, the Company's predecessor, and from August 1995, the operations of the combined acquisitions (see note 2). In August 1995, Tonight's Feature was merged into the Company. Throughout these consolidated financial statements, references to the Company refer to Tonight's Feature for periods prior to August 1995.

       The consolidated balance sheet as of June 30, 1996 and the consolidated statements of operations, stockholder's equity and partners' equity (deficit) and cash flows for the six months ended June 30, 1995 and 1996 have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial position, results of operations and cash flows as of June 30, 1996 and for the three months ended June 30, 1995 and June 30, 1996, have been included.

       The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries from and after the date of acquisition of each such subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

       Use of Estimates

       The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Cash Equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

       Merchandise Inventory

       Merchandise inventory, consisting primarily of prerecorded videocassettes, children's' books and confectionery items, is stated at the lower of cost or market. Cost is determined using the first-in, first-out method of accounting.

       Videocassette Rental Inventory

       Videocassette rental inventory, which includes video games, is stated at cost, and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock ("catalog titles"), together with related costs to prepare them for rent, are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis; the fourth through ninth copies of each title per store are amortized 40% in the first year and 30% in each of the second and third years; and copies one through three of the titles per store are amortized as base stock.

       Certain videocassettes in the rental inventory are leased under a revenue sharing agreement with a vendor, as broker for various studios. During the revenue sharing period, which does not exceed two years, the studios retain ownership of the videocassette, and the Company shares the rental revenue with the vendor rather than purchasing the videocassette for a fixed cost (typically $60 to $67). Under this agreement, the percentage of rental revenue retained by the Company generally increases during the first 90 days of the revenue sharing period, reaching a fixed percentage at 90 days. The associated handling fee per leased videocassette is amortized on a straight-line basis over the term of the lease. Revenue sharing allows the Company to order a substantially larger number of copies to fill most of the temporarily heavy demand that exists during the first few weekends of a title's release. Revenue sharing reduces the risk that the Company will be unable to recover the acquisition cost of a videocassette through rental revenue before the popularity of the title declines significantly. At the end of the revenue sharing period for a title, the Company may purchase the remaining copies of that title for generally less than $5 per copy. The purchased copies are then amortized as base stock (see Note 10).

       Videocassette rental inventory and related amortization are as follows:

                                         December 31,                 June 30,
                                    1994             1995               1996
                                                                     (unaudited)

Videocassette rental inventory .   $  3,039,992    $ 38,903,293    $ 35,452,007
Accumulated amortization .......     (2,108,780)    (22,174,877)    (16,307,641)
                                   ------------    ------------    ------------

                                   $    931,212    $ 16,728,416    $ 19,144,366
                                   ============    ============    ============

       Amortization expense related to videocassette rental inventory amounted to $772,119, $779,285, and $3,988,296 for the years ended December 31,
       1993,  1994 and 1995,  respectively,  and $383,376 and $7,307,449 for the six months ended June 30, 1995 and 1996 (unaudited), respectively. As videocassette rental inventory is sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts and any related gain or loss is recognized.

       Furnishings and Equipment

       Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (5 to 7 years) for furnishings and equipment and the lesser of the useful lives or lease term (primarily 5 to 10 years) for leased items using the straight-line method.

       Videocassette Revenue

       Revenue is recognized at the time of rental or sale of the videocassette.

       Goodwill

       Goodwill consists of the excess of acquisition costs over the fair market value of assets acquired. Goodwill is amortized over 20 years and is shown net of $148,112 of accumulated amortization at December 31, 1995 and $902,517 at June 30, 1996 (unaudited). If facts and circumstances suggest that the excess of cost over net assets acquired will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the excess cost over net assets acquired will be reduced by the estimated shortfalls of cash flows. In connection with the acquisitions, the Company may obtain certain noncompete agreements. These agreements have minimal value and as such, none of the excess acquisition cost has been allocated to specific noncompete agreements.

       Fair Value of Financial Instruments

       At December 31, 1994 and 1995 and at June 30, 1996 (unaudited), the carrying value of financial instruments such as cash and cash equivalents and accounts payable and notes payable approximated their fair values, based upon the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated using discounted cash flow analysis, based upon the Company's current incremental borrowing rates for similar types of borrowing arrangements. The carrying value of such instruments approximated their fair value at December 31, 1994 and 1995 and at June 30, 1996 (unaudited).

       Income Taxes

       The Predecessor operated as a partnership for income tax purposes through August 1995. Accordingly, income taxes were paid by the Predecessor's general partners and the Predecessor had no income tax liability.

       The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       Net Income Per Share

       Net income per share is computed by dividing net income by the weighted average number of common and common equivalent shares outstanding. Weighted average common and common equivalent shares include common shares, stock options using the treasury stock method and the assumed exercise of the outstanding warrants to purchase common stock.

(2)    Initial Stock Offering and Acquisitions

       Public Offering

       In August 1995, the Company completed its initial public offering of 3,622,500 shares of common stock for $12.00 per share (the "offering"). The net proceeds of the offering, after deducting applicable issuance costs and expenses, were approximately $37.0 million. The proceeds were used to pay the cash portion of the acquisitions of $22.4 million, which together with the issuance of a $500,000 note payable were considered to be deemed dividends, and to repay approximately $4.2 million of long-term indebtedness of the acquisitions and $1.4 million of long-term indebtedness of Tonight's Feature. The remaining proceeds were used to acquire additional video rental chains and to open new stores, acquire new sites, renovate older locations, purchase computer equipment and for general corporate purposes.

       Acquisitions

       Concurrently with the completion of the offering, the Company purchased substantially all of the assets, assumed certain liabilities and acquired the businesses of 76 video specialty stores. As defined under Rule 1-02(s) of Regulation S-X, the shareholders and owners of these video stores were considered promoters who transferred assets and liabilities to the Company in exchange for common stock. As a result, the Company recorded the assets and liabilities acquired at their historical cost bases and no goodwill was recorded in the transaction.

       Subsequent to the initial public offering, the Company acquired 48 video specialty stores from six unrelated sellers for approximately $22.1 million, including the issuance of approximately $5.9 million in notes payable and the issuance of approximately 842,000 shares of common stock. The assigned value of the shares of common stock issued was an aggregate of approximately $13.0 million, based upon the closing price of the common stock on the date of acquisition. These acquisitions were recorded under the purchase method of accounting. The excess of cost over the estimated fair value of the assets acquired of approximately $29.2 million is being amortized over 20 years on a straight-line basis.

       The following unaudited pro forma information presents the results of operations of the Company as though the aforementioned acquisitions had occurred as of the beginning of the year in which the acquisition occurred and the immediately preceding year.

                                                         December 31,
                                                   1994               1995

Pro forma revenue ..........................       $59,709,000       $67,831,000
Pro forma net income .......................       $ 3,296,000       $ 4,339,000
Pro forma net income per share .............       $       .37       $       .48
Pro forma weighted average shares ..........         8,860,000         8,960,000


(3)    Furnishings and Equipment

       Furnishings and equipment consisted of the following at December 31:

                                           December 31,                 June 30,
                                      1994             1995              1996
                                                                     (unaudited)

Building .......................   $       --      $    147,126    $    147,126
Furniture and fixtures .........        772,387       5,381,083       7,221,884
Other equipment ................         29,000       4,824,807       5,595,008
Leasehold improvements .........           --         2,666,848       4,506,809
Vehicles .......................        120,246         216,130         216,967
Construction in progress .......           --         2,190,098       4,739,209
                                   ------------    ------------    ------------
                                        921,633      15,426,092      22,427,003
Accumulated depreciation and
     amortization ..............       (354,890)     (5,567,140)     (6,412,237)
                                   ------------    ------------    ------------

                                   $    566,743    $  9,858,952    $ 16,014,766
                                   ============    ============    ============

       Depreciation and amortization expense on furnishings and equipment was $93,211, $127,664, and $506,759 for the years ended December 31, 1993,
       1994 and 1995, respectively, and $70,750 and $1,012,398 for the six months ended June 30, 1995 and 1996 (unaudited), respectively.

       In December 1995, the Company entered into an ongoing operating lease agreement whereby the Company may lease its computers and phone equipment. As of December 31, 1995, the Company had a receivable from the leasing company for $1,445,029 which was included in receivables. This receivable was $515,907 at June 30, 1996 (unaudited). This receivable represents cash due for equipment sold to the leasing company which will be leased back to the Company.

(4)    Long-term Debt

       Long-term debt consisted of the following:

                                                                                          December 31,         June 30,
                                                                                      1994         1995          1996
                                                                                                              (unaudited)

Note payable to former limited partners ..................................   $   967,311    $      --      $      --

Notes payable  to bank due in  monthly  installments  of  varying  amounts through March 1997, with interest at prime plus 1.5%, secured
    by certain fixed assets ..............................................       552,315           --             --

Notes payable to bank,  due in  monthly  installments  of varying  amounts through November 1999, with interest at 7% to 9%,
    secured by certain fixed assets ......................................        70,102           --             --

Revolving credit agreement with a related party vendor, due in March 1998, with interest payable monthly at prime plus 2%, secured
    by certain fixed assets ..............................................       150,000           --             --

Notepayable  to bank,  due in  monthly  installments  of  varying  amounts through November 2000, with interest at prime plus 1.5%,
    secured by all assets of selected stores .............................          --          629,045           --

Notepayable  to bank,  due in  monthly  installments  of  varying  amounts through November 2000, with interest at 9.75%, secured
    by certain fixed assets ..............................................          --          116,151        112,258

Notepayable to investment  company,  due in monthly  installments  through
    April 2000, with interest at 11%, secured by certain
    fixed assets .........................................................          --          112,011
                                                                                                           -----------

Unsecured note  payable to seller,  due in five equal  principal  payments with the final payment due in April 1997, with
    interest at 8% .......................................................          --          468,650        374,920

Notepayable  to bank,  due in  monthly  installments  of  varying  amounts through June 1996, with interest at 8.5%, secured by all assets
    of selected stores ...................................................          --           66,194
                                                                                                                66,194

Subordinated note payable to investment  company,  due in April 2000, with interest at 13.5%, secured by second lien on assets of
    selected stores ......................................................          --        1,500,000
                                                                                                             3,500,000
                                                                               1,739,728      2,892,051      4,053,372

Less current portion .....................................................      (430,726)      (481,064)      (448,771)
                                                                             -----------    -----------    -----------

                                                                             $ 1,309,002    $ 2,410,987    $ 3,604,601
                                                                             ===========    ===========    ===========


       The Company is required to comply with certain covenants which limit the incurrence of additional debt, restrict the payment of dividends and restrict the disposition of certain assets. At year end, the Company was in compliance with such covenants.

       Scheduled maturities of long-term debt at December 31, 1995 are as follows:

                                                1996                  $  481,064
                                                1997                     300,945
                                                1998                     127,620
                                                1999                     142,950
                                                2000                   1,839,472
                                                                      ----------

                                                                      $2,892,051


       At December 31, 1995, the Company had a commitment from a lender for a $2.0 million term loan which will be subordinated to the Company's revolving credit facility. In January 1996, the Company exercised its commitment and received $2.0 million under the facility. Borrowings outstanding under this loan bear interest at an annual rate of 13% and mature in January 2001. In connection with the borrowing, the Company issued the lender a warrant to purchase 20,000 shares of common stock at an exercise price of $10.80 per share.


(5)    Line of Credit

       The Company has a $6.5 million revolving credit facility with a bank. At December 31, 1995, the Company had outstanding borrowings under the line of $2.5 million. The borrowings bear interest at the bank's prime rate plus 1.25%, with interest payable monthly. The facility terminates in July 1996. Borrowings are secured by substantially all of the Company's assets. The Company is required to comply with certain covenants which limit the incurrence of additional debt, restrict the payment of dividends and restrict the disposition of certain assets. At December 31, 1995, the Company was in compliance with such covenants. (see note 10)


(6)    Notes Payable

       Concurrently with the completion of its initial public offering and the acquisition of 76 video specialty stores, the Company issued a $500,000 unsecured promissory note payable to a seller. The note bears interest at a rate of 10% and matures in August 1996.

       In connection with the acquisition of the Pic-A-Flick Group in December 1995 the Company issued a $5.0 million note payable to the former owners. The note bears interest at a rate of 5.5%. The note and the related interest were repaid by the Company in January 1996.

       In connection with the acquisition of the Movie Store Group in December 1995 the Company issued a $435,215 note payable to the former owners. The note bears interest at a rate of 5.5%. The note and the related interest were repaid by the Company in January 1996.

(7)    Stockholder's Equity

       Preferred Stock

       The Board of Directors is authorized to issue up to 1,000,000 shares of preferred stock in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such stock, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders' of the Company. No shares of preferred stock have been issued.

       Stock Options

       In June 1995, the Board of Directors adopted, and the stockholders' approved, the 1995 Stock Option Plan (the "Plan"). The Plan provides for the award of incentive stock options to officers and employees and the award of non-qualified stock options and other incentive grants to directors, officers and employees. The Company has reserved 1,200,000 shares for issuance under the Plan, subject to stockholder approval. On May 15, 1996, the stockholders approved an increase in the number of shares issuable under the Plan to 1,500,000 (unaudited).

       At December 31, 1995, option grants were as follows:

                                                  Shares           Option Price

Outstanding .............................        700,450        $10.88 to $12.00
Exercisable .............................        155,000        $10.88 to $12.00
Granted .................................        700,450        $10.88 to $12.00
Exercised ...............................           --                      --
Canceled ................................           --                      --
                                                                ----------------
Available for future grants .............        499,550

       At December 31, 1995, options outstanding become exercisable as follows:

                  1996                                                275,567
                  1997                                                150,566
                  1998                                                119,317
                                                                      -------
                                                                      545,450

       All options were granted at an exercise price equal to the closing price as of the date of grant and therefore were not compensatory.

       Warrants

       In November 1994, the Company granted to a director a warrant to purchase 150,000 shares of Common Stock of the Company at $1.00 per share. In March 1995, the Company granted 19 former limited partners of the Predecessor warrants to purchase an aggregate of 74,352 shares of Common Stock of the Company for $.01 per share. In April 1995, the Company's predecessor granted to Mortco, Inc., in connection with the Company's note payable to Mortco, a warrant to acquire 40,877 shares of Common Stock at an exercise price equal to the initial public offering price per share (i.e. $12.00 per share). In April 1995, the Company granted to Sirrom Capital Corporation a warrant to acquire 156,110 shares of Common Stock at $.01 per share in connection with a loan from Sirrom to the Predecessor. In July 1995, the Company agreed to issue to the Underwriters warrants to purchase 236,250 shares of Common Stock at a purchase price per share equal to 120% of the initial public offering price per share (i.e. $14.40 per share). In December 1995, the Company issued a warrant for 25,000 shares of Common Stock at a Purchase Price of $14.875 per share in connection with the Pic-A-Flick acquisition. In January 1996, in connection with issuance of a subordinated note payable, the Company granted to Sirrom Capital Corporation a warrant (the "Sirrom Warrant") to purchase 20,000 shares of Common Stock at an exercise price of $10.80 per share. The warrants will be exercisable during the four year period commencing one year after the date the warrants are issued. Except for the Sirrom Warrant, all warrants were granted at an exercise price equal to the closing price on the date of grant and therefore were not compensatory. The Sirrom Warrant was granted at a price of $1.20 below the closing price and was accounted for in accordance with SFAS No. 123.

       During 1995, warrants for 167,124 shares at $.01 per share were exercised. The Company received proceeds of $1,671.


(8)    Commitments

       The Company leases all of its retail facilities under noncancelable operating leases which contain renewal options and escalation clauses. Future minimum lease payments required under these leases as of December 31, 1995 are as follows:

                                               1996                  $ 9,889,649
                                               1997                    8,749,859
                                               1998                    7,810,513
                                               1999                    7,025,556
                                               2000                    5,498,321
                                                                     -----------

                                                                     $38,973,898

       Rental and related expenses amounted to $368,236, $421,836, and $2,900,697 for the years ended December 31, 1993, 1994 and 1995, respectively, and $251,926 and $5,329,587 for the six months ended June 30, 1996 (unaudited), respectively.

       The Company has a revenue sharing agreement through 2005 whereby it is obligated to obtain a minimum annual dollar amount of new releases from a vendor. During the revenue sharing period, which is generally one year (but does not exceed two years) per title, the movie studio retains ownership of the video and the Company shares the rental revenue with the vendor.

(9)    Income Taxes

       Income tax expense is as follows:

                                             Current        Deferred      Total

Year ended December 31, 1995:
     Federal ..............................   $   --     $  822,580   $  822,580
     State ................................       --        223,242      223,242
                                              --------   ----------   ----------

              Total .......................   $   --     $1,045,822   $1,045,822
                                              ========   ==========   ==========

Six months ended June 30, 1996 (unaudited):
     Federal ..............................   $   --     $  710,260   $  710,260
     State ................................       --         91,275       91,275
                                              --------   ----------   ----------

              Total .......................   $   --     $  801,535   $  801,535
                                              ========   ==========   ==========


       Income tax expense differed from the amounts computed by applying the Federal income tax rate of 34% as a result of the following :

                                                                                                    Six months ended
                                                                  Years ended December 31,              June 30,
                                                             1993           1994             1995         1996
                                                                                                       (unaudited)

           Computed " expected" tax expense             $    80,009    $     95,575   $     955,719   $     648,425
           Increase (decrease) in income taxes
               resulting from:
                  State and local income taxes, net
                     of Federal income tax benefits              -               -          147,340          60,241
                  Goodwill amortization                          -               -               -           55,869
                  Income from partnership, taxable
                     to partners                            (80,009)        (95,575)        (57,237)             -
                                                          ---------      -----------    -----------     ----------

                  Actual tax expense                    $        -     $         -    $   1,045,822   $     801,535
                                                          =========      ==========       =========     ===========

       Deferred   income  taxes   reflect  the  net  tax  effects  of  temporary
       differences  between the carrying  amount of assets and  liabilities  for financial  reporting  purposes  and  the  amounts  used  for  income  tax purposes.  Significant  components of the Company's  deferred  income tax assets and liabilities is as follows:
                                                                              December 31,           June 30,
                                                                                  1995                 1996
                                                                                                    (unaudited)
       Deferred tax assets:
         Net operating loss carryforwards                                      $    789,196    $       705,222
Accrued expenses and allowances deductible
              for books, but not for tax                                            992,848            741,662
                                                                                -----------      -------------
                                                                               $  1,782,044    $     1,446,884
                                                                                -----------      -------------
       Deferred tax liabilities:
         Furnishings and equipment, principally due to
              differences in depreciation                                      $  3,403,544    $     3,821,590
         Intangibles, principally due to differences in basis
              including amortization                                              2,744,969          2,837,650
         Other                                                                      445,446            401,054
                                                                                -----------      -------------
                                                                                  6,593,959          7,060,294
                                                                                -----------      -------------

         Net deferred tax liabilities                                          $  4,811,915    $     5,613,410
                                                                                ===========      =============



       Management believes that a valuation allowance is not considered necessary based upon projections of future taxable income and the reversal of taxable temporary differences over the periods during which the deferred tax assets are deductible.

       At December 31, 1995, the Company has a net operating loss carryforward for Federal income tax purposes of approximately $1,950,000. At June 30, 1996, the Company estimates a net operating loss carryforward for Federal income tax purposes of approximately $1,700,000 (unaudited) which is available to offset future taxable income, if any, through 2010.


(10)   Subsequent Events (unaudited)

       Effective January 1, 1996, the Company adopted an accelerated method of amortizing its videocassette rental inventory. Under this new method, videocassette rental inventory, which includes video games, is stated at cost, including the related costs to prepare such videocassettes for rent, and is amortized over its estimated economic life of 36 months, to its estimated salvage value ($6 per videocassette during 1996). All copies of new release videocassettes are amortized on an accelerated basis during their first four months to an average net book value of $15 and then on a straight-line basis to their estimated salvage value of $6 over the next 32 months. All copies of new release videocassettes that are purchased for less than $15 are amortized on a straight-line basis to the estimated salvage value of $6 over 36 months. The number of high and low priced new release title purchased by the Company in any given period depends on the price assigned to each release by the movie studios. Historically, there are fewer low priced new release titles than high priced. Therefore, the Company has historically spent less on low priced new release titles. In 1995, the Company spent less than 10% of its new release budget on low priced titles. After the book value is amortized to its salvage value, it remains in inventory at that value until disposed of, at which time the salvage value is recorded as an element of cost of sales.

       Typically the Company attempts to sell half of its new release tapes between four and six months after the title is released. Half of those remaining tapes are sold between seven and nine months after the release and the stores reduce the remaining inventory to approximately three tapes after a year. After 36 months, a store will generally have one copy of that title in its inventory at a salvage value of $6. At the time of sale, any unamortized cost of the tape is charged to cost of goods sold.

       The new method of amortization was adopted because the Company believes accelerating expense recognition for new release videocassettes during the first four months more closely matches the typically higher revenue generated following a title's release, and believes $15 represents a reasonable average carrying value for tapes to be rented or sold after four months and $6 represents a reasonable salvage value for all tapes after 36 months. During the selection process of its new amortization method, the Company evaluated the revenue stream generated from a typical new release and found this information to be consistent with the information available in August 1995 when the Company selected its previous amortization method.

       The new method of amortization has been applied to videocassette rental inventory that was held in inventory at January 1, 1996. The adoption of the new method of amortization has been accounted for as a change in accounting estimate effected by a change in accounting principle and, accordingly, the Company recorded $860,000 as a pre-tax charge to operating expense in the first quarter. The charge in the current period related to amortization expense that would have been recorded for tapes had the Company adopted the new amortization method prior to January 1, 1996. The application of the new method of amortizing videocassette rental inventory, including the $860,000 or $0.06 per share charge described above, increased amortization expense for the six months ended March 31, 1996 by approximately $2.4 million and reduced net income by approximately $1.4 million and earnings per share by $0.16.

       In March 1996, the Company acquired five video specialty stores in Colorado for approximately $2.4 million.

       In March 1996, the Company signed a revolving credit facility (the "Facility") for up to $22.5 million to replace its existing revolving credit facility. The available amount of the Facility will reduce quarterly beginning on March 31, 1997 with a final maturity of June 30, 1998. The interest rate of the facility is variable based on LIBOR and the Company may repay the Facility at any time without penalty. Borrowings are secured by substantially all of the Company's assets. The more restrictive covenants under the facility require the Company to maintain certain debt to equity ratios and require the Company to maintain certain cash flow levels. Borrowings under this line of credit amounted to $12,795,934 at June 30, 1996 (unaudited).

       On June 28, 1996 the Company completed a public offering of 2,800,000 shares of common stock. On July 3, 1996 the Company closed this offering of 2,800,000 and on July 30, 1996 the Company closed on 420,000 additional shares issued in accordance with the over-allotment option granted to the underwriters. The net proceeds to the Company from the sale of common stock and the over-allotment, after deducting offering expenses, were approximately $19.7 million ad $3.1 million, respectively. The Company used a portion of the proceeds to fund the Premiere Video acquisition described below.

       On July 3, 1996, the Company acquired certain assets and business of American Multi-Entertainment, Inc. d/b/a Premiere Video ("Premiere Video") in an asset purchase transaction for aggregate consideration of approximately $11.5 million, consisting of $8.9 million in cash at closing and a final payment of $2.6 million payable in January 1997 which has been secured by a bank letter of credit. Premiere Video owned and operated 23 stores in Minnesota, Iowa, Wisconsin, South Dakota and Nebraska.

                                   MOVIE STARS

                 (a division of Movie Star Entertainment Corp.)













                          Independent Auditors' Report


The Board of Directors and Shareholder
Movie Stars Entertainment Corp.:

We have audited the accompanying statements of operating revenues and expenses and cash flows of Movie Stars (a division of Movie Stars Entertainment Corp.) for the years ended December 31, 1993 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the operating revenues and expenses and cash flows of Movie Stars (a division of Movie Stars Entertainment Corp.) for the years ended December 31, 1993 and 1994 in conformity with generally accepted accounting principles.


                                        KPMG Peat Marwick LLP

Greenville, South Carolina
May 19, 1995

                           MOVIE STARS (a division of
                         Movie Star Entertainment Corp.)

                  Statements of Operating Revenues and Expenses



                                                                     Six months
                                                                        ended
                                       Years ended December 31,        June 30,
                                        1993            1994             1995
                                                                     (unaudited)
Revenues:
     Rental revenues ..............   $ 2,373,943    $ 2,805,350    $ 1,577,050
     Product sales ................       693,780        693,321        369,613
                                      -----------    -----------    -----------
                                        3,067,723      3,498,671      1,946,663
                                      -----------    -----------    -----------

Operating costs and expenses:
     Operating expenses ...........     2,168,119      2,134,053      1,442,758
     Cost of product sales ........       515,910        639,234        340,044
     General and administrative ...       274,240        508,326        244,729
     Interest, net ................        12,315         15,410         18,456
     Other (income) expense .......       (19,727)        (9,153)        (1,997)
                                      -----------    -----------    -----------
                                        2,950,857      3,287,870      2,043,990
                                      -----------    -----------    -----------

Operating revenues in excess
     of operating expenses ........   $   116,866    $   210,801    $   (97,327)
                                      ===========    ===========    ===========










See accompanying notes to financial statements.

                           MOVIE STARS (a division of
                         Movie Star Entertainment Corp.)



                            Statements of Cash Flows



                                                                                                    Six months
                                                                                                       ended
                                                                    Years ended December 31,         June 30,
                                                                       1993           1994             1995
                                                                                                    (unaudited)
Operating activities:
     Operating revenues in excess of
        operating expenses                                      $     116,866   $     210,801    $     (97,327)
     Adjustments to reconcile to net cash
        provided by operating activities:
           Depreciation and amortization                              908,250         827,250          564,621
           Changes in operating assets
                  and liabilities:
               Merchandise inventory                                 (115,573)        (25,514)          44,532
               Other current assets                                      (767)        (10,539)         (18,380)
               Deposits and other assets                              (11,334)        (40,720)         (81,850)
               Accounts payable                                       144,525          81,516          257,996
               Accrued liabilities                                     25,295          14,159           (8,382)
                                                                  -----------     -----------      -----------

                  Net cash provided by
                     operating activities                           1,067,262       1,056,953          661,210
                                                                  -----------       ---------      -----------

Investing activities:
     Purchases of videocassette rental
        inventory, net                                               (805,128)       (878,023)        (800,476)
     Purchases of furnishings and equipment                           (54,961)       (168,774)        (537,667)
                                                                  -----------     -----------      -----------

                  Net cash used in
                     investing activities                            (860,089)     (1,046,797)      (1,338,143)
                                                                  -----------     -----------      -----------

Financing activities:
     Increase in advances from shareholder                            115,009          60,265          149,480
     Capital withdrawals                                             (134,353)        (60,954)              -
     Proceeds from issuance of long-term debt                              -               -           475,000
     Principal payments on long-term debt                             (10,971)        (24,021)          (6,980)
                                                                  -----------     -----------      -----------

                  Net cash (used in) provided
                     by financing activities                          (30,315)        (24,710)         617,500
                                                                  -----------     -----------      -----------

Increase (decrease) in cash                                           176,858         (14,554)         (59,433)

Cash at beginning of period                                            22,334         199,192          184,638
                                                                  -----------     -----------      -----------

Cash at end of period                                           $     199,192   $     184,638    $     125,205
                                                                  ===========     ===========      ===========


Supplemental disclosures of cash flow information

     Cash paid during the period for interest                   $      13,518   $      15,488    $      17,811
                                                                  ===========     ===========      ===========


See accompanying notes to financial statements.


                           MOVIE STARS (a division of
                         Movie Star Entertainment Corp.)

                          Notes to Financial Statements

(1)    Accounting Policies

       Basis of Presentation

       The accompanying financial statements of Movie Stars (a division of Movie Star Entertainment Corp.) include substantially all operating revenues and expenses and cash flows of Movie Stars. As of December 31, 1994, Movie Stars owned and operated ten video specialty stores in New York.

       The statements of revenues and expenses and cash flows for the six months ended June 30, 1995 have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the assets and liabilities, operating revenues and expenses and cash flows for the six months ended June 30, 1995 have been included.

       Merchandise Inventory

       Merchandise inventory, consisting of videocassettes, children's books and confectionery items, is stated at the lower of cost or market. Cost is determined using the first-in, first-out method of accounting.

       Videocassette Rental Inventory

       Videocassette rental inventory, which includes video games, is stated at cost, and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock ("catalog titles"), together with related costs to prepare them for rent, are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of the titles per store are amortized as base stock; the fourth through ninth copies of each title per store are amortized 40% in the first year and 30% in each of the second and third years; and the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis.

       Videocassette rental inventory and related amortization are as follows:

       Amortization expense related to videocassette rental inventory totaled $874,728 and $782,009 for the years ended December 31, 1993 and 1994, respectively, and $520,476 for the six months ended June 30, 1995 (unaudited). As videocassette rental inventory is sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts and any related gain or loss is recognized.

       Income Taxes

       Movie Stars operates as a subchapter S corporation for income tax purposes. Accordingly, income taxes are paid by the Corporation's shareholder and Movie Stars has no income tax liability.

                                   (Continued)

                           MOVIE STARS (a division of
                         Movie Star Entertainment Corp.)

                          Notes to Financial Statements

(1)    Accounting Policies, Continued

       Furnishings and Equipment

       Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (five to seven years) for furnishings and equipment and the lesser of the useful lives or lease term (primarily five to 10 years) for leased items using the straight-line method.

       Depreciation  and  amortization  expense on furniture  and  equipment was
       $33,522  and  $45,241  for the years  ended  December  31, 1993 and 1994, respectively and $44,145 for the six months ended June 30, 1995 (unaudited). Maintenance and repair expenditures are expensed as incurred and amounted to $20,324 and $26,405 for the years ended December 31, 1993 and 1994, respectively, and $31,887 for the six months ended June 30, 1995 (unaudited).

       Videocassette Revenue

       Revenue is recognized at the time of rental or sale of the videocassette.


(2)    Commitments

       The Company leases all of its retail facilities under noncancelable operating leases. Future minimum lease payments required under these leases as of December 31, 1994 are as follows:

                                                 1995                 $  360,517
                                                 1996                    317,025
                                                 1997                    279,589
                                                 1998                    242,532
                                                 1999                    229,439
                                             Thereafter                  322,767
                                                                      ----------

                                                                      $1,751,869

       Rental and related expenses totaled $279,151 and $323,014 for the years ended December 31, 1993 and 1994, respectively, and $282,654 for the six months ended June 30, 1995 (unaudited).


(3)    Subsequent Event (unaudited)

       Under an asset purchase agreement, substantially all of the assets, certain liabilities (principally store leases) and the business of Movie Stars were sold to Moovies, Inc. concurrently with the closing of the initial public offering of common stock by Moovies, Inc.

                          Independent Auditors' Report


The Board of Directors and Shareholders
Parr-Four, Inc.:

We have audited the accompanying statements of operations and cash flows of Parr-Four, Inc. (d/b/a Video Express) for the years ended March 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Parr Four, Inc. (d/b/a Video Express) for the years ended March 31, 1994 and 1995 in conformity with generally accepted accounting principles.



                                             KPMG Peat Marwick LLP

Greenville, South Carolina
May 12, 1995

                                 PARR FOUR, INC.
                              (d/b/a Video Express)

                            Statements of Operations



                                                                   Three months
                                                                       ended
                                          Years ended March 31,      June 30,
                                        1994                1995       1995
                                                                    (unaudited)

Revenues:
     Rental revenues ..............   $ 3,771,153    $ 4,657,855    $ 1,197,686
     Product sales ................       580,379        879,361        281,733
                                      -----------    -----------    -----------
                                        4,351,532      5,537,216      1,479,419
                                      -----------    -----------    -----------
Operating costs and expenses:
     Operating expenses ...........     2,577,255      3,097,962        838,270
     Cost of product sales ........       505,682        790,535        196,195
     General and administrative ...     1,005,974      1,411,296        198,486
                                      -----------    -----------    -----------
                                        4,088,911      5,299,793      1,232,951
                                      -----------    -----------    -----------

Operating income ..................       262,621        237,423        246,468

Other income (expense):
     Interest expense .............        (9,706)       (18,191)        (4,701)
     Other income, net ............        19,391         35,979          3,962
                                      -----------    -----------    -----------

Income before income taxes ........       272,306        255,211        245,729

Income taxes ......................       102,000        115,000         98,290
                                      -----------    -----------    -----------

Net income ........................   $   170,306    $   140,211    $   147,439
                                      ===========    ===========    ===========














See accompanying notes to financial statements.

                                 PARR FOUR, INC.
                              (d/b/a Video Express)

                            Statements of Cash Flows


                                                                                                      Three months
                                                                                                          ended
                                                                       Years ended March 31,            June 30,
                                                                     1994              1995               1995
                                                                                                       (unaudited)

Operating activities:
     Net income                                               $      170,306      $      140,211    $       147,439
     Adjustments to reconcile net income to net cash
         provided by operating activities:
              Depreciation and amortization                          733,763           1,098,527            323,658
              Changes in operating assets and liabilities:
                  Accounts receivable                                 (2,165)              2,612                 -
                  Merchandise inventory                              (35,874)            (98,204)            33,306
                  Deferred income tax expense
                      (benefit), net                                 (12,271)            138,575             98,290
                  Income taxes receivable, net                       114,271            (156,086)                -
                  Deposits and other assets                           (8,553)            (53,070)           (19,801)
                  Accounts payable                                    45,742             119,838            (86,731)
                  Accrued officers' bonus                            307,125            (169,998)                -
                  Accrued liabilities                                 40,678              24,685            (25,236)
                                                                ------------       -------------     --------------

                      Net cash provided by
                           operating activities                    1,353,022           1,047,090            470,925
                                                                ------------       -------------     --------------

Investing activities:
     Purchases of videocassette rental inventory, net               (907,818)         (1,228,500)          (347,740)
     Purchases of furnishings and equipment                         (297,025)           (221,425)           (49,013)
                                                                ------------       -------------     --------------

                      Net cash used in
                           investing activities                   (1,204,843)         (1,449,925)          (396,753)
                                                                ------------       -------------     --------------

Financing activities:
     Increase (decrease) in advances from shareholder               (250,816)            309,450            (56,000)
     Proceeds from issuance of long-term debt                        214,000             173,685                 -
     Principal payments on long-term debt                           (100,649)           (164,790)           (38,043)
                                                                ------------       -------------     --------------

                      Net cash provided by (used in)
                           financing activities                     (137,465)            318,345            (94,043)
                                                                ------------       -------------     --------------

Increase (decrease) in cash                                           10,714             (84,490)           (19,871)

Cash at beginning of year                                            104,828             115,542             31,052
                                                                ------------       -------------     --------------

Cash at end of year                                           $      115,542     $        31,052   $         11,181
                                                                ============       =============     ==============

Supplemental disclosures of cash flow information
     Cash paid during the year for interest                   $        9,706     $        18,191   $          2,180
                                                                ============       =============     ==============

     Cash paid during the year for income taxes               $       10,240     $       122,226   $             -
                                                                ============       =============     =============


See accompanying notes to financial statements.

                                 PARR FOUR, INC.
                              (d/b/a Video Express)

                          Notes to Financial Statements


(1)    Accounting Policies

       Basis of Presentation

       As of March 31, 1995, Parr Four, Inc. owned and operated ten video specialty stores in the Norfolk, Virginia area.

       The statements of revenues and expenses and cash flows for the three months ended June 30, 1995 have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the assets and liabilities, operating revenues and expenses and cash flows for the three months ended June 30, 1995 have been included.

       Merchandise Inventory

       Merchandise inventory, consisting of videocassettes, children's books and confectionery items, is stated at the lower of cost or market. Cost is determined using the first-in, first-out method of accounting.

       Videocassette Rental Inventory

       Videocassette rental inventory, which includes video games, is stated at cost, and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock ("catalog titles"), together with related costs to prepare them for rent, are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of the titles per store are amortized as base stock; the fourth through ninth copies of each title per store are amortized 40% in the first year and 30% in each of the second and third years; and the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis.

       Certain videocassettes in the rental inventory are leased under a revenue sharing agreement with a vendor, as broker for various studios. During the revenue sharing period, which is generally one year (but does not exceed two years), the studios retain ownership of the videocassette and Parr Four, Inc. shares the rental revenue with a vendor rather than purchasing the videocassette for a fixed cost (typically $60 to $67). Under this agreement, the percentage of rental revenue retained by Parr Four, Inc. generally is fixed for the first sixty days of the revenue sharing period and is then set at a higher rate for the remainder of the term. The associated handling fee per leased videocassette is amortized on a straight-line basis over the term of the lease. Revenue sharing allows Parr Four, Inc. to order a larger number of copies to meet most of the temporarily heavy demand that exists during the first few weekends of a title's release. Revenue sharing reduces the risk that Parr Four, Inc. will be unable to recover the acquisition cost of a videocassette through rental revenue before the popularity of the title declines significantly. At the end of the revenue sharing period for a title, Parr Four, Inc. may purchase the remaining copies of that title for generally less than $5 per copy. The purchased copies are then amortized as base stock.

       Amortization expense related to videocassette rental inventory totaled $640,716 and $969,721 for the years ended March 31, 1994 and 1995, respectively, and $303,408 for the three months ended June 30, 1995 (unaudited). As videocassette rental inventory is sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts and any related gain or loss is recognized.

       Furnishings and Equipment

       Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (five to seven years) for furnishings and equipment and the lesser of the useful lives or lease term (primarily five to 10 years) for leased items using the straight-line method.

                                   (Continued)

       Depreciation  and  amortization  expense on furnishings and equipment was
       $93,047 and $128,806 for the years ended March 31, 1994 and 1995, respectively, and $20,250 for the three months ended June 30, 1995 (unaudited). Maintenance and repair expenditures are expensed as incurred and amounted to $76,911 and $92,766 for the years ended March 31, 1994 and 1995, respectively, and $6,760 for the three months ended June 30, 1995 (unaudited).

       Videocassette Revenue

       Revenue is recognized at the time of rental or sale of the videocassette.

       Income Taxes

       The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(2)    Commitments

       Retail facilities are leased under noncancelable operating leases. Future minimum lease payments required under these leases as of March 31, 1995 are as follows:

           1995          $  654,595
           1996             591,857
           1997             490,214
           1998             300,812
           1999             200,840
           Thereafter        70,500
                        -------------

                         $2,308,818

       Rental and related expenses amounted to $527,975 and $600,612 for the years ended March 31, 1994 and 1995, respectively, and $159,997 for the three months ended June 30, 1995 (unaudited).










                                   (Continued)

(3)    Income Taxes

       Income tax expense (benefit) is as follows:

                                             Current        Deferred       Total

Year ended March 31, 1994:
     Federal ...........................    $  95,843     $ (10,604)    $ 85,239
     State .............................       18,428        (1,667)      16,761
                                            ---------     ---------     --------
         Total .........................    $ 114,271     $ (12,271)    $102,000
                                            =========     =========     ========

Year ended March 31, 1995:
     Federal ...........................    $ (15,575)    $ 116,767     $101,192
     State .............................       (8,000)       21,808       13,808
                                            ---------     ---------     --------
         Total .........................    $ (23,575)    $ 138,575     $115,000
                                            =========     =========     ========

Three months ended June 30, 1995
   (unaudited):
     Federal ...........................    $ 138,392     $ (55,638)    $ 82,754
     State .............................       25,981       (10,445)      15,536
                                            ---------     ---------     --------
         Total .........................    $ 164,373     $ (66,083)    $ 98,290
                                            =========     =========     ========


       Income tax expense differed from the amounts computed by applying the Federal income tax rate of 34% as a result of the following:

                                                                    Three months
                                                                          ended
                                               Years ended March 31,    June 30,
                                                  1994         1995      1995
                                                                     (unaudited)

Computed "expected" tax expense ..............   $  92,584    $ 86,765   $83,548
Increase (decrease) in income taxes
resulting from:
     State and local income taxes, net of
         Federal income tax benefits .........      11,062       9,113    10,253
     Increase (decrease) for surtax
         exemption ...........................      (1,764)     18,111      --
     Other, net ..............................         118       1,011     4,489
                                                 ---------    --------   -------

Actual tax expense ...........................   $ 102,000    $115,000   $98,290
                                                 =========    ========   =======



                                   (Continued)

(4)    Related Party Transactions

       Parr-Four, Inc. leases one of its retail locations from its sole stockholder. Rental expense relating to the lease amounted to $85,200 annually for each of the years ended March 31, 1994 and 1995 and was $21,300 for the three months ended June 30, 1995 (unaudited).


(5)    Subsequent Event (unaudited)

       Under a merger agreement, all of the assets, liabilities and the business of Parr-Four, Inc. were sold to Moovies, Inc. concurrently with the closing of the initial public offering of common stock by Moovies, Inc.

                          Independent Auditors' Report


The Board of Directors and Shareholders
BREM, Inc.:

We have audited the accompanying statements of operating revenues and expenses and cash flows of Video Stars (a division of BREM, Inc.) for the nine months ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the operating revenues and expenses and cash flows of Video Stars (a division of BREM, Inc.) for the nine months ended March 31, 1995 in conformity with generally accepted accounting principles.


                                        KPMG Peat Marwick LLP

Greenville, South Carolina
May 5, 1995

                           VIDEO STARS (a division of
                                   BREM, Inc.)

                  Statement of Operating Revenues and Expenses



                                                     Nine months    Three months
                                                      ended               ended
                                                       March 31,        June 30,
                                                        1995               1995
Revenues:
     Rental revenues .................................   $1,796,272   $  557,294
     Product sales ...................................      415,066      148,570
                                                         ----------   ----------
                                                          2,211,338      705,864
                                                         ----------   ----------
Operating costs and expenses:
     Operating expenses ..............................    1,596,643      560,481
     Cost of product sales ...........................      282,658       35,124
     General and administrative ......................      150,769       74,346
     Interest, net ...................................        3,966          759
                                                         ----------   ----------
                                                          2,034,036      670,710
                                                         ----------   ----------

Operating revenues in excess of operating expenses ...   $  177,302   $   35,154
                                                         ==========   ==========











See accompanying notes to financial statements.

                           VIDEO STARS (a division of
                                   BREM, Inc.)

                             Statement of Cash Flows



                                                                                Nine months             Three months
                                                                                   ended                  ended
                                                                                  March 31,              June 30,
                                                                                   1995                   1995

Operating activities:
     Operating revenues in excess of operating expenses                        $    177,302        $      35,154
     Adjustments to reconcile to net cash
         provided by operating activities:
              Depreciation and amortization                                         471,360              174,461
              Changes in operating assets and liabilities:
                  Merchandise inventory                                              (2,244)                  -
                  Deposits and other assets                                         (42,693)              (4,547)
                  Accounts payable                                                   40,330                4,225
                  Accrued liabilities                                                (8,722)              22,293
                                                                                 ----------          -----------

                      Net cash provided by operating activities                     635,333              231,586
                                                                                 ----------          -----------

Investing activities:
     Purchases of videocassette rental inventory, net                              (497,842)            (215,221)
     Purchases of furnishings and equipment                                         (29,899)                (120)
                                                                                 ----------          -----------

                      Net cash used in investing activities                        (527,741)            (215,341)
                                                                                 ----------          -----------

Financing activities:
     Proceeds from issuance of long-term debt                                         7,673                   -
     Principal payments on long-term debt                                           (11,018)              (1,678)
     Principal payments on capital lease                                            (17,509)             (17,118)
     Capital withdrawals                                                            (62,450)                  -
                                                                                 ----------          ----------

                      Net cash used in financing activities                         (83,304)             (18,796)
                                                                                 ----------          -----------

Increase (decrease) in cash                                                          24,288               (2,551)

Cash at beginning of period                                                         118,475              142,763
                                                                                 ----------          -----------

Cash at end of period                                                          $    142,763              140,212
                                                                                 ==========          ===========

Supplemental disclosures of cash flow information
     Cash paid during the period for interest                                  $      5,974                1,138
                                                                                 ==========          ===========

     Non-cash financing activity related to capital lease                      $     23,850        $          -
                                                                                 ==========          ==========

See accompanying notes to financial statements.

                           VIDEO STARS (a division of
                                   BREM, Inc.)

                          Notes to Financial Statements




(1)    Accounting Policies

       Basis of Presentation

       The accompanying financial statements of Video Stars (a division of BREM, Inc., "BREM") include substantially all operating revenues and expenses and cash flows of Video Stars. As of March 31, 1995, Video Stars owned and operated eight video specialty stores in the Norfolk, Virginia area.

       Video Stars' fiscal year end is June 30; the financial statements presented reflect operations for the nine months ended March 31, 1995 and the three months ended June 30, 1995.

       The statements of revenues and expenses and cash flows for the three months ended June 30, 1995 have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the assets and liabilities, operating revenues and expenses and cash flows for the three months ended June 30, 1995 have been included.

       Merchandise Inventory

       Merchandise inventory, consisting of videocassettes, children's books and confectionery items, is stated at the lower of cost or market. Cost is determined using the first-in, first-out method of accounting.

       Videocassette Rental Inventory

       Videocassette rental inventory, which includes video games, is stated at cost, and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock ("catalog titles"), together with related costs to prepare them for rent, are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of the titles per store are amortized as base stock; the fourth through ninth copies of each title per store are amortized 40% in the first year and 30% in each of the second and third years; and the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis.

       Certain videocassettes in the rental inventory are leased under a revenue sharing agreement with a vendor, as broker for various studios. During the revenue sharing period, which generally is one year (but does not exceed two years), the studios retain ownership of the videocassette and Video Stars shares the rental revenue with a vendor rather than purchasing the videocassette for a fixed cost (typically $60 to $67). Under this agreement, the percentage of rental revenue retained by Video Stars generally is fixed for the first sixty days of the revenue sharing period and is then set at a higher rate for the remainder of the term. The associated handling fee per leased videocassette is amortized on a straight-line basis over the term of the lease. Revenue sharing allows Video Stars to order a larger number of copies to meet most of the temporarily heavy demand that exists during the first few weekends of a title's release. Revenue sharing reduces the risk that Video Stars will be unable to recover the acquisition cost of a videocassette through rental revenue before the popularity of the title declines significantly. At the end of the revenue sharing period for a title, Video Stars may purchase the copies of that title for generally less than $5 per copy. The purchased copies are then amortized as base stock.

                                   (Continued)

       Amortization expense related to videocassette rental inventory totaled $440,754 and $167,091, for the nine months ended March 31, 1995 and the three months ended June 30, 1995 (unaudited), respectively. As videocassette rental inventory is sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts and any related gain or loss is recognized.

       Income Taxes

       Video Stars operates as a subchapter S corporation for income tax purposes. Accordingly, income taxes are paid by the Corporation's shareholder and Video Stars has no income tax liability.

       Furnishings and Equipment

       Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (five to seven years) for furnishings and equipment and the lesser of the useful lives or lease term (primarily five to 10 years) for leased items using the straight-line method.

       Depreciation and amortization expense on furniture and equipment was $30,606 and $7,370 for the nine months ended March 31, 1995 and the three months ended June 30, 1995 (unaudited), respectively. Maintenance and repair expenditures are expensed as incurred and amounted to $20,425 and $7,207 for the nine months ended March 31, 1995 and the three months ended June 30, 1995 (unaudited), respectively.

       Videocassette Revenue

       Revenue is recognized at the time of rental or sale of the videocassette.

(2)    Capital Lease Obligation

       Video Stars has capital lease obligations with monthly principal and interest payments of approximately $2,200. All lease arrangements expire during fiscal 1996.

(3)    Commitments

       The Company leases all of its retail facilities under noncancelable operating leases. Future minimum lease payments required under these leases as of March 31, 1995 are as follows:

           1996         $ 179,654
           1997           160,366
           1998           122,432
           1999            73,593
           2000            71,477
           Thereafter     215,820
                        -----------

                        $ 823,342

       Rental and related expenses amounted to $174,660 and $64,821 for the nine months ended March 31, 1995 and the three months ended June 30, 1995 (unaudited), respectively.
                                   (Continued)

                           VIDEO STARS (a division of
                                   BREM, Inc.)

                          Notes to Financial Statements



(4)    Subsequent Event (unaudited)

       Under a merger agreement, substantially all of the assets, liabilities and the business of Video Stars were sold to Moovies, Inc. concurrently with the closing of the initial public offering of common stock by Moovies, Inc.

                          Independent Auditors' Report


The Board of Directors and Shareholders
Video Warehouse I Group:

We have audited the accompanying combined statements of operating revenues and expenses and cash flows of Video Warehouse I Group for the years ended December 31, 1993 and 1994. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the operating revenues and expenses and cash flows of Video Warehouse I Group for the years ended December 31, 1993 and 1994 in conformity with generally accepted accounting principles.




                                   KPMG Peat Marwick LLP
Greenville, South Carolina
May 17, 1995

                             VIDEO WAREHOUSE I GROUP

             Combined Statements of Operating Revenues and Expenses



                                                                      Six months
                                      Years ended December 31,    ended June 30,
                                          1993           1994            1995
                                                                     (unaudited)

Revenues .............................    $2,800,471    $3,348,190    $1,917,651

Operating costs and expenses:
     Operating expenses ..............     1,568,015     2,035,877     1,056,553
     Cost of product sales ...........       592,572       705,117       400,611
     General and administrative ......       382,583       386,182       158,078
     Interest, net ...................         1,004          --            --
                                          ----------    ----------    ----------
                                           2,544,174     3,127,176     1,615,242
                                          ----------    ----------    ----------
Operating revenues in excess
     of operating expenses ...........    $  256,297    $  221,014    $  302,409
                                          ==========    ==========    ==========









See accompanying notes to combined financial statements.

                                              VIDEO WAREHOUSE I GROUP

                                         Combined Statements of Cash Flows


                                                                                             Six months
                                                           Years ended December 31,        ended June 30,
                                                              1993            1994              1995
                                                                                             (unaudited)
Operating activities:
     Operating revenues in excess
         of operating expenses                       $        256,297  $       221,014  $        302,409
     Adjustments to reconcile net cash
         provided by operating activities:
              Depreciation and amortization                   728,913        1,013,167           505,731
              Changes in operating
                  assets and liabilities:
                  Accounts payable                             72,797          (84,657)           74,954
                  Accrued liabilities                          50,853           82,160           (25,098)
                                                       --------------    -------------    --------------

                  Net cash provided by
                      operating activities                  1,108,860        1,231,684           857,996
                                                       --------------    -------------    --------------

Investing activities:
     Purchases of videocassette rental
         inventory, net                                      (793,687)      (1,093,482)         (526,785)
     Purchases of furnishings and
         equipment                                             (8,858)         (50,464)           (5,500)
                                                       --------------    -------------    --------------

                  Net cash used in
                      investing activities                   (802,545)      (1,143,946)         (532,285)
                                                       --------------    -------------    --------------

Financing activities:
     Capital withdrawals                                     (152,370)        (340,157)         (339,100)
                                                                                                        -
     Principal payments on long-term debt                      (5,008)              -                 -
                                                       --------------    -------------    -------------
                  Net cash used in
                      financing activities                   (157,378)        (340,157)         (339,100)
                                                       --------------    -------------    --------------

Increase (decrease) in cash                                   148,937         (252,419)          (13,389)

Cash at beginning of period                                   150,425          299,362            46,943
                                                       --------------    -------------    --------------

Cash at end of period `                              $        299,362  $        46,943  $         33,554
                                                       ==============    =============    ==============

Supplemental disclosures of cash flow
     information

     Cash paid during the period for interest        $          1,072  $            -   $             -
                                                       ==============    =============    =============


See accompanying notes to combined financial statements.

                             VIDEO WAREHOUSE I GROUP


                     Notes to Combined Financial Statements
                             VIDEO WAREHOUSE I GROUP

                     Notes to Combined Financial Statements

(1)    Accounting Policies

       Basis of Presentation

       The accompanying combined financial statements of Video Warehouse I Group include substantially all operating revenues and expenses and cash flows of the following subchapter S corporations, all commonly controlled by two shareholders; Lott's Video Warehouse of Athens, Inc., No. 1, Lott's Video Warehouse of Athens, Inc., No. 2, Lott's Video Warehouse of Dublin, Inc., Lott's Video Warehouse of Gainesville, Inc. and Lott's Video Warehouse of Milledgeville, Inc. As of December 31, 1994 Video Warehouse I Group owned and operated five video specialty stores in Georgia.

       The combined statements of operating revenues and expenses and cash flows for the six months ended June 30, 1995 have been prepared by the Group without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the operating revenues and expenses and cash flows for the six months ended June 30, 1995 have been included.

       Videocassette Rental Inventory

       Videocassette rental inventory, which includes video games, is stated at cost, and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock ("catalog titles"), together with related costs to prepare them for rent, are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of the titles per store are amortized as base stock; the fourth through ninth copies of each title per store are amortized 40% in the first year and 30% in each of the second and third years; and the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis.

       Amortization expense related to videocassette rental inventory amounted to $713,758 and $996,696 for the years ended December 31, 1993 and 1994, respectively, and $496,181 for the six months ended June 30, 1995 (unaudited). As videocassette rental inventory is sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts and any related gain or loss is recognized.

       Income Taxes

       Each of the corporations of Video Warehouse I Group operates as a subchapter S corporation for income tax purposes. Accordingly, income taxes are paid by the shareholders and Video Warehouse I Group has no income tax liability.

       Furnishings and Equipment

       Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (five to seven years) for furnishings and equipment and the lesser of the useful lives or lease term (primarily five to 10 years) for leased items using the straight-line method.

                                                                     (continued)

       Depreciation and amortization expense on furnishings and equipment was $15,155 and $16,471 for the years ended December 31, 1993 and 1994, respectively and $9,550 for the six months ended June 30, 1995 (unaudited). Maintenance and repair expenditures are expensed as incurred and amounted to $16,698 and $17,739 for the years ended December 31, 1993 and 1994, respectively, and $17,788 for the six months ended June 30, 1995 (unaudited).

       Videocassette Revenue

       Revenue is recognized at the time of rental or sale of the videocassette.


(2)    Commitments

       Video Warehouse I Group leases all of its retail facilities under noncancelable operating leases. Future minimum payments under these leases as of December 31, 1994 are as follows:

           1995          $ 133,296
           1996             80,990
           1997              3,117
                         ---------

                     $     217,403

       Rent and related expenses totaled approximately $143,793 and 177,493, for the years ended December 31, 1993 and 1994, respectively, and $104,118 for the six months ended June 30, 1995 (unaudited).


(3)    Related Party Transactions

       Video Warehouse I Group pays a fee to BEL management for management advisory services. Expense for these services amounted to $317,686 and $338,078 for the years ended December 31, 1993 and 1994, respectively, and $196,200 for the six months ended June 30, 1995 (unaudited).


(4)    Subsequent Events (unaudited)

       Under an asset purchase agreement, substantially all of the assets, certain liabilities (principally store leases) and the business of Video Warehouse I Group were sold to Moovies, Inc. concurrently with the closing of the initial public offering of common stock by Moovies, Inc.

                          Independent Auditors' Report


The Board of Directors and Shareholders
Video Warehouse II Group:

We have audited the accompanying combined statements of operating revenues and expenses and cash flows of Video Warehouse II Group for the years ended December 31, 1993 and 1994. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the operating revenues and expenses and cash flows of Video Warehouse II Group for the years ended December 31, 1993 and 1994 in conformity with generally accepted accounting principles.







Greenville, South Carolina
May 19, 1995

                            VIDEO WAREHOUSE II GROUP

             Combined Statements of Operating Revenues and Expenses




                                                  Years ended         Six months
                                                 December 31,     ended June 30,
                                              1993        1994            1995
                                              ----        ----            ----
                                                                     (unaudited)

Revenues .............................    $3,369,577    $4,551,324    $2,487,462

Operating costs and expenses:
     Operating expenses ..............     2,002,364     2,461,318     1,299,122
     Cost of product sales ...........       500,972       942,704       417,195
     General and administrative ......       454,942       477,370       278,647
     Interest, net ...................        12,883        24,355        13,034
                                          ----------    ----------    ----------
                                           2,971,161     3,905,747     2,007,998
                                          ----------    ----------    ----------

Operating revenues in excess
     of operating expenses ...........    $  398,416    $  645,577    $  479,464
                                          ==========    ==========    ==========












See accompanying notes to combined financial statements.

                            VIDEO WAREHOUSE II GROUP

                        Combined Statements of Cash Flows


                                                                                                          Six months
                                                                                                            ended
                                                                         Years ended December 31,          June 30,
                                                                          1993              1994             1995
                                                                          ----              ----             ----
                                                                                                          (unaudited)
Operating activities:
     Operating revenues in excess
        of operating expense                                     $        398,416  $       645,577  $        479,464
     Adjustments to reconcile to net cash provided
        by operating activities:
           (Gain) loss on disposal of
               furnishings and equipment                                   41,246          (14,170)               -
           Depreciation and amortization                                  841,005        1,168,695           661,714
           Changes in operating assets
               and liabilities:
                  Other receivables                                        36,775           22,912             2,316
                  Merchandise inventory                                        -           (16,705)           12,229
                  Deposits and other assets                                    -            (5,000)          (13,594)
                  Accounts payable                                       (148,925)          38,151           319,723
                  Accrued liabilities                                     (12,803)          (3,974)           12,001
                                                                   --------------    -------------    --------------
                  Net cash provided by
                     operating activities                               1,155,714        1,835,486         1,473,853
                                                                   --------------    -------------    --------------

Investing activities:
     Purchases of videocassette rental inventory, net                  (1,140,764)      (1,136,052)         (591,289)
     Purchases of furnishings and equipment                               (93,861)        (107,809)          (36,444)
                                                                   --------------    -------------    --------------
                  Net cash used in
                     investing activities                              (1,234,625)      (1,243,861)         (627,733)
                                                                   --------------    -------------    --------------

Financing activities:
     Proceeds from issuance of long-term debt                             129,360           58,640           200,000
     Principal payments on long-term debt                                 (41,578)         (19,195)               -
     Capital withdrawals, net                                              (8,344)        (631,170)       (1,032,245)
                                                                   --------------    -------------    --------------
                  Net cash (used in)
                     provided by
                     financing activities                                  79,438         (591,725)         (832,245)
                                                                   --------------    -------------    --------------

Increase (decrease) in cash                                                   527             (100)           13,875

Cash at beginning of period                                                 5,423            5,950             5,850
                                                                   --------------    -------------    --------------

Cash at end of period                                            $          5,950  $         5,850  $         19,725
                                                                   ==============    =============    ==============

Supplemental disclosures of cash flow information

     Cash paid during the year for interest                      $          4,430  $        31,943  $         16,944
                                                                   ==============    =============    ==============


See accompanying notes to combined financial statements.

                            VIDEO WAREHOUSE II GROUP

                     Notes to Combined Financial Statements


                            VIDEO WAREHOUSE II GROUP

                     Notes to Combined Financial Statements



(1)    Accounting Policies

       Basis of Presentation

       The accompanying combined financial statements include substantially all operating revenues and expenses and cash flows of the following commonly controlled subchapter S corporations and partnerships: Video Warehouse of Augusta #1, Inc., Video Warehouse of Augusta #2, Inc., Video Warehouse of Macon #3, Inc., Video Warehouse of Savannah #1, Inc.; Video Warehouse of Augusta #3, Video Warehouse of Macon #1 and Video Warehouse of Savannah #2. As of December 31, 1994, Video Warehouse II Group owned and operated seven video specialty stores in Georgia.

       The combined statements of operating revenues and expenses and cash flows for the six months ended June 30, 1995 have been prepared by the Group without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of operating revenues and expenses and cash flows for the six months ended June 30, 1995 have been included.

       Merchandise Inventory

       Merchandise inventory, consisting of videocassettes, children's books and confectionery items, is stated at the lower of cost or market. Cost is determined using the first-in, first-out method of accounting.

       Videocassette Rental Inventory

       Videocassette rental inventory, which includes video games, is stated at cost, and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock ("catalog titles"), together with related costs to prepare them for rent, are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of the titles per store are amortized as base stock; the fourth through ninth copies of each title per store are amortized 40% in the first year and 30% in each of the second and third years; and the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis.

       Amortization expense related to videocassette rental inventory totaled $801,150 and $1,118,393 for the years ended December 31, 1993 and 1994, respectively, and $636,564 for the six months ended June 30, 1995 (unaudited). As videocassette rental inventory is sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts and any related gain or loss is recognized.

       Income Taxes

       All of the entities of Video Warehouse II Group operate as subchapter S corporations or partnerships for income tax purposes. Accordingly, income taxes are paid by the shareholders or partners and Video Warehouse II Group has no income tax liability.

       Furnishings and Equipment

       Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (five to seven years) for furnishings and equipment and the lesser of the useful lives or lease term (primarily five to 10 years) for leased items using the straight-line method.

       Depreciation and amortization expense on furnishings and equipment was $39,855 and $50,302 for the years ended December 31, 1993 and 1994, respectively, and $25,150 for the six months ended June 30, 1995 (unaudited). Maintenance and repair expenditures are expensed as incurred and amounted to $12,352 and $12,276 for the years ended December 31, 1993 and 1994, respectively, and $7,023 for the six months ended June 30, 1995 (unaudited).

       Videocassette Revenue

       Revenue is recognized at the time of rental or sale of the videocassette.


(2)    Commitments

       Video Warehouse II Group leases one of its seven retail facilities under noncancelable operating leases from non-related parties. Future minimum payments under noncancelable operating leases as of December 31, 1994 are as follows:

                1995         $   25,200
                               =========

       Rental and related expenses amounted to $43,200 for both the years ended December 31, 1993 and 1994, and $21,600 for the six months ended June 30, 1995 (unaudited). (See note 3).


(3)    Related Party Transactions

       Six of the seven stores which comprise Video Warehouse II Group are owned by the majority shareholders of Video Warehouse II Group. The Group pays monthly rent to the owners of these stores and there are no long-term lease agreements. The amount of rent paid on these stores was $207,644 and $177,711 for the years ended December 31, 1993 and 1994, respectively, and $165,155 for the six months ended June 30, 1995 (unaudited).


(4)    Subsequent Event (unaudited)

       Under three asset purchase agreements and four merger agreements, substantially all of the assets, certain liabilities (principally store leases) and the business of Video Warehouse II Group were sold to Moovies, Inc. concurrently with the closing of the initial public offering of common stock by Moovies, Inc.

                          Independent Auditors' Report


The Board of Directors and Shareholders
XIMPEC, Inc. and Planet Video, Inc.:

We have audited the accompanying combined statements of operating revenues and expenses and cash flows of Planet Video (combined statements of XIMPEC, Inc. and Planet Video, Inc.) for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the operating revenues and expenses and cash flows of Planet Video (combined statements of XIMPEC, Inc. and Planet Video, Inc.) for the year ended December 31, 1994 in conformity with generally accepted accounting principles.



                                   KPMG Peat Marwick LLP
Greenville, South Carolina
May 24, 1995

                                  PLANET VIDEO

             Combined Statements of Operating Revenues and Expenses



                                                  Year ended         Six months
                                                 December 31,     ended June 30,
                                                     1994               1995
                                                     ----               ----
                                                                     (unaudited)
Revenues:
     Rental revenues ........................        $ 586,648        $ 394,441
     Product sales ..........................          121,313           81,189
                                                     ---------        ---------
                                                       707,961          475,630
                                                     ---------        ---------
Operating costs and expenses:
     Operating expenses .....................          492,035          361,023
     Cost of product sales ..................           71,121           31,641
     General and administrative .............          101,903           74,194
     Interest, net ..........................           17,224           14,014
                                                     ---------        ---------
                                                       682,283          480,872
                                                     ---------        ---------
Operating revenues in excess of
     operating expenses .....................        $  25,678        $  (5,242)
                                                     =========        =========











See accompanying notes to combined financial statements.

                                  PLANET VIDEO

                        Combined Statement of Cash Flows


                                                             Year ended     Six months
                                                            December 31,    ended June,
                                                                1994           1995
                                                                ----           ----
                                                                            (unaudited)
Operating activities:
     Operating revenues in excess of
        operating expenses ................................   $  25,678    $  (5,242)
     Adjustments to reconcile to net cash
        provided by operating activities:
           Depreciation and amortization ..................     106,504       80,016
           Changes in operating assets and liabilities:
               Merchandise inventory ......................     (24,437)       7,883
               Deposits and other assets ..................     (57,267)      (7,499)
               Accounts payable ...........................     134,253      (26,164)
               Accrued liabilities ........................      19,248       (3,225)
                                                              ---------    ---------

                  Net cash provided by operating activities     203,979       45,769
                                                              ---------    ---------

Investing activities:
     Purchases of videocassette rental
        inventory, net ....................................    (240,565)     (63,989)
     Purchases of furnishings and equipment ...............    (165,116)      (6,531)
                                                              ---------    ---------

                  Net cash used in investing activities ...    (405,681)     (70,520)
                                                              ---------    ---------

Financing activities:
     Proceeds from issuance of long-term debt .............     265,000         --
     Principal payments on long-term debt .................        --        (18,760)

                  Net cash provided by (used in)
                     financing activities .................     265,000      (18,760)
                                                              ---------    ---------

Increase (decrease) in cash ...............................      63,298      (43,511)

Cash at beginning of period ...............................        --         63,298

Cash at end of period .....................................   $  63,298    $  19,787
                                                              =========    =========

Supplemental disclosures of cash flow information

     Cash paid during the period for interest .............   $  17,224    $  14,014
                                                              =========    =========

     Capital contribution of videocassette
        rental inventory ..................................   $  24,743    $  16,536
                                                              =========    =========


See accompanying notes to combined financial statements.

                                  PLANET VIDEO

                     Notes to Combined Financial Statements



(1)    Accounting Policies

       Basis of Presentation The accompanying combined financial statements of Planet Video (a combined entity consisting of XIMPEC, Inc. and Planet Video, Inc.) include substantially all operating revenues and expenses and cash flows of Planet Video. As of December 31, 1994, Planet Video owned and operated two video specialty stores in New Jersey and Pennsylvania.

       The combined statements of operating revenues and expenses and cash flows for the six month period ended June 30, 1995 have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the operating revenues and expenses and cash flows for the six months ended June 30, 1995 have been included.

       Merchandise Inventory
       Merchandise inventory, consisting of videocassettes, children's books and confectionery items, is stated at the lower of cost or market. Cost is determined using the first-in, first-out method of accounting.

       Videocassette Rental Inventory
       Videocassette rental inventory, which includes video games, is stated at cost, and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock ("catalog titles"), together with related costs to prepare them for rent, are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third of the titles per store are amortized as base stock; the fourth through ninth copies of each title per store are amortized 40% in the first year and 30% in each of the second and third years; and the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis.

       Certain videocassettes in the rental inventory are leased under a revenue sharing agreement with a vendor, as broker for various studios. During the revenue sharing period, which generally is one year (but does not exceed two years), the studios retain ownership of the videocassette and Planet Video shares the rental revenue with a vendor rather than purchasing the videocassette for a fixed cost (typically $60 to $67). Under this agreement, the percentage of rental revenue retained by Planet Video generally is fixed for the first sixty days of the revenue sharing period and is then set at a higher rate for the remainder of the term. The associated handling fee per leased videocassette is amortized on a straight-line basis over the term of the lease. Revenue sharing allows Planet Video to order a larger number of copies to meet most of the temporarily heavy demand that exists during the first few weekends of a title's release. Revenue sharing reduces the risk that Planet Video will be unable to recover the acquisition cost of a videocassette through rental revenue before the popularity of the title declines significantly. At the end of the revenue sharing period for a title, Planet Video may purchase the copies of that title for generally less than $5 per copy. The purchased copies are then amortized as base stock.

       Amortization expense related to videocassette rental inventory totaled $89,653 for the year ended December 31, 1994 and $59,057 for the six months ended June 30, 1995 (unaudited). As videocassette rental inventory is sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts and any related gain or loss is recognized. (Continued)

                                PLANET VIDEO

                     Notes to Combined Financial Statements


(1)    Accounting Policies, Continued

       Furnishings and Equipment
       Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (five to seven years) for furnishings and equipment and the lesser of the useful lives or lease term (primarily five to 10 years) for leased items using the straight-line method.

       Depreciation and amortization expense on furniture and equipment was $16,851 for the year ended December 31, 1994 and $20,959 for the six months ended June 30, 1995 (unaudited). Maintenance and repair expenditures are expensed as incurred and amounted to $4,679 for the year ended December 31, 1994 and $3,120 for the six months ended June 30, 1995 (unaudited).

       Income Taxes

       Each of the corporations of Planet Video operates as subchapter S corporations for income tax purposes. Accordingly, income taxes are paid by the Shareholders and Planet Video has no income tax liability.

       Videocassette Revenue

       Revenue is recognized at the time of rental or sale of the videocassette.


(2)    Commitments

       The Company leases all of its retail facilities under noncancelable operating leases. Future minimum lease payments required under these leases as of December 31, 1994 are as follows:

                                                 1995                   $136,879
                                                 1996                    139,266
                                                 1997                    141,723
                                                 1998                    144,255
                                                 1999                     26,079
                                                                        --------

                                                                        $588,202

       Rental and related expenses amounted to $120,675 for the year ended December 31, 1994 and $85,862 for the six months ended June 30, 1995 (unaudited).


(3)    Subsequent Event (unaudited)

       Under an asset purchase agreement, substantially all of the assets, certain liabilities (principally store leases) and the business of Planet Video were sold to Moovies, Inc. concurrently with the closing of the initial public offering of common stock by Moovies, Inc.

//













                          Independent Auditors' Report




The Board of Directors
First Row Video, Inc.:

We have audited the accompanying statements of income and cash flows of First Row Video, Inc. for the years ended December 31, 1993 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of First Row Video, Inc. for the years ended December 31, 1993 and 1994, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company changed its method of computing the amortization of its videocassette rental inventory effective January 1, 1994.


                                        KPMG Peat Marwick LLP

Cleveland, Ohio
April 12, 1995

See accompanying notes to financial statements.

                                                      F-55
                              FIRST ROW VIDEO, INC.

                              Statements of Income



                                                                           Six months
                                                                              ended
                                            Years Ended December 31,        June 30,
                                             1993              1994           1995
                                                                          (unaudited)
Revenues
     Rental revenues ...................   $  7,567,608    $  9,680,173    $  4,703,206
     Product sales .....................      1,125,132       1,418,894       1,337,450
                                           ------------    ------------    ------------

                                              8,692,740      11,099,067       6,040,656
                                           ------------    ------------    ------------

Operating costs and expenses
     Operating expenses ................      6,909,559       8,722,370       4,172,938
     Cost of product sales .............        233,838         471,871         658,126
     General and administrative expenses        993,551       1,100,297         672,925
                                           ------------    ------------    ------------

                                              8,136,948      10,294,538       5,503,989
                                           ------------    ------------    ------------

Operating income .......................        555,792         804,529         536,667

Other income (expenses)
     Interest expense, net .............        (63,331)        (72,623)        (61,507)
     Other .............................       (157,374)         56,938          22,426
                                           ------------    ------------    ------------

              Income before income taxes        335,087         788,844         497,586

Income taxes ...........................        135,362         311,170         194,058
                                           ------------    ------------    ------------

              Net income ...............   $    199,725    $    477,674    $    303,528
                                           ============    ============    ============


                              FIRST ROW VIDEO, INC.

                            Statements of Cash Flows


                                                                                                         Six months
                                                                                                            ended
                                                                  Years Ended December 31,               June 30,
                                                                       1993              1994               1995
                                                                                                         (unaudited)

Cash flows from operating activities:
Net income                                                      $        199,725   $       477,674   $       303,528
Adjustments to reconcile net income to net cash
     provided by operating activities:
         Depreciation and amortization                                 3,188,770         3,737,668         1,819,947
         (Gain) loss on disposal of equipment                             67,712           (30,082)               -
         Income taxes, net                                               135,362           279,795           194,058
         Change in assets and liabilities:
              Accounts receivable                                         67,050           (14,456)         (102,828)
              Merchandise inventories                                    (23,300)         (573,136)         (229,214)
              Related party receivable and other assets                 (117,947)         (295,108)         (220,848)
              Accounts payable, accrued expenses,
                  and other liabilities                                  389,742           436,884          (186,794)
                                                                  --------------    --------------    --------------

                      Net cash provided by
                           operating activities                        3,907,114         4,019,239         1,577,849
                                                                  --------------    --------------    --------------

Cash flows from investing activities:
     Purchases of videocassette rental inventory, net                 (3,520,985)       (3,546,404)       (1,896,653)
     Purchases of furnishing and equipment                              (645,299)       (1,050,559)         (180,976)
     Proceeds from sale of fixed assets                                       -            143,877                -
                                                                  --------------   ---------------    -------------

                      Net cash used in investing activities           (4,166,284)       (4,453,086)       (2,077,629)
                                                                  --------------    --------------    --------------

Cash flows from financing activities:
     Increase (decrease) in notes payable, net                             2,011            (7,307)          (64,367)
     Increase (decrease) in long-term debt                               180,687           393,099           525,667
                                                                  --------------    --------------    --------------

                      Net cash provided by
                           financing activities                          182,698           385,792           461,300
                                                                  --------------    --------------    --------------

                      Net decrease in cash                               (76,472)          (48,055)          (38,480)

Cash and cash equivalents at beginning of year                           247,562           171,090           123,035
                                                                  --------------    --------------    --------------

Cash and cash equivalents at end of year                        $        171,090  $        123,035  $         84,555
                                                                  ==============    ==============    ==============


Supplementary disclosure of cash flow information
Cash paid during the year for
     Interest                                                   $         63,998  $         92,716  $         79,959
                                                                  ==============    ==============    ==============

                              FIRST ROW VIDEO, INC.

                          Notes to Financial Statements





(1)    The Company

       First Row Video, Inc. (the Company), an Ohio corporation, owns and operates video specialty stores located in Ohio and Pennsylvania. As of December 31, 1994, the Company operated 24 stores.

       The statements of income and cash flows for the six months ended June 30, 1995 have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of income and cash flows for the six months ended June 30, 1995 have been included.


(2)    Summary of Significant Accounting Policies

       Cash Equivalents

       Cash equivalents consist of highly liquid investments purchased with maturities of three months or less.

       Merchandise Inventories

       Merchandise inventories, consisting primarily of prerecorded videocassettes and video games available for resale, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

       Videocassette Rental Inventory

       Videocassette rental inventory, which includes video games, is recorded at cost and amortized over their estimated economic life with no provision for salvage value. Prior to 1994, videocassettes were amortized over 36 months on an accelerated basis. Effective January 1, 1994, the Company changed its method of amortization. Videocassettes which are considered base stock are amortized over 36 months on a straight-line basis. Purchases of new release videocassettes and video games are amortized whereby the first through third of each title per store are amortized as base stock; the fourth through ninth copies of each title per store are amortized over 36 months on an accelerated basis; and the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis. The adoption of this change in method of amortization increased net income for the year ended December 31, 1994 by approximately $61,000.

       Amortization expense related to videocassette rental inventory totaled $2,809,819 and $3,315,028 for the years ended December 31, 1993 and 1994, respectively, and $1,582,000 for the six months ended June 30, 1995 (unaudited). As videocassettes are sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts, and any gain or loss is recorded.

       Furnishings and Equipment

       Furnishings and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives as follows:

                Furniture and fixtures               7 years
                Equipment and vehicles               5 years
                Leasehold improvements         Shorter of estimated useful life
                                                   or lease term


       Depreciation and amortization expense on furnishings and equipment was $378,951 and $422,640 for the years ended December 31, 1993 and 1994, respectively, and $237,947 for the six months ended June 30, 1995 (unaudited).

       Revenue Recognition

       Revenue is recognized at the time of rental or sale of the videocassette.

       Income Taxes

       The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the asset and liability method of Statement 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

       The Company adopted Statement 109 effective January 1, 1993. The adoption of Statement 109 had no material effect on the amount of income tax expense reported in the year ended December 31, 1993. Prior to January 1, 1992, the Company followed Statement of Financial Accounting Standards No. 96 to account for income taxes.

(3)    Income Taxes

       The components of the provision for income tax expense are as follows:

                                                                      Six months
                                            Years ended                   ended
                                           December 31,                 June 30,
                                       1993             1994              1995
                                       ----             ----              ----
                                                                     (unaudited)
Current:
     Federal ................         $   --           $ 25,000         $ 64,234
     State ..................             --              6,375            8,000
                                      --------         --------         --------

Total current ...............             --             31,375           72,234
                                      --------         --------         --------

Deferred:
     Federal ................          115,058          237,826          108,332
     State ..................           20,304           41,969           13,492
                                      --------         --------         --------

Total deferred ..............          135,362          279,795          121,824
                                      --------         --------         --------

Total provision .............         $135,362         $311,170         $194,058
                                      ========         ========         ========


       A reconciliation of the income tax at the federal statutory rate to the Company's income tax expense is as follows:
                                                                     Six months
                                                 Years ended            ended
                                                December 31,          June 30,
                                            1993             1994       1995
                                            ----             ----       ----
                                                                     (unaudited)

Income tax at statutory rate ...........    $ 113,930    $ 268,207     $ 169,180
State tax expense, net of federal
     income tax benefit ................       20,304       48,344        14,185
Other ..................................        1,128       (5,381)       10,693
                                            ---------    ---------     ---------

                                            $ 135,362    $ 311,170     $ 194,058
                                            =========    =========     =========

(4)    Lease Commitments

       The Company occupies store facilities and a warehouse and uses equipment under operating leases extending to 2004. Rent expense charged to operations totaled $661,000 and $832,000 for the years ended December 31, 1993 and 1994, respectively, and $508,320 for the six months ended June 30, 1995 (unaudited). Most leases contain options for renewal periods. In most cases, management expects that in the normal course of business, all leases will be renewed or replaced with other leases. The following is a schedule of future minimum lease payments under leases that have initial or remaining noncancelable terms in excess of one year as of December 31, 1994:

                1995     $                                            781,154
                1996                                                  760,286
                1997                                                  747,121
                1998                                                  744,551
                1999                                                  724,160
                Thereafter                                          3,941,229
                                                                  -------------

                                                              $     7,698,501


(5)    Controlling Interest and Related Party Transactions

       All of the outstanding common stock is owned by two individuals.

       The Company  leases  various  store  facilities  and a warehouse  from an affiliated company through common ownership. Rent expense charged to operations for these facilities totaled $75,500 and $113,610 for the years ended December 31, 1993 and 1994, respectively, and $71,165 for the six months ended June 30, 1995 (unaudited). Management fee income of $38,744 and $50,704 for the years ended December 31, 1993 and 1994, respectively, and $30,203 for the six months ended June 30, 1995 (unaudited) was charged by the Company to other entities owned by the stockholders.


(6)    Retirement Plan

       During 1993, the Company adopted a 401(k) defined contribution retirement plan which covers substantially all employees. The Company matches 50 percent of employees' voluntary contributions up to 6 percent of gross pay. Participants may make voluntary contributions to the plan up to 15 percent of gross wages. Total expense under the plan was $3,934 and $21,952 for the years ended December 31, 1993 and 1994, respectively, and $23,934 for the six months ended June 30, 1995 (unaudited).

(7)    Other Income

       During 1994, the Company sold assets related to its "store within a store" operations. These assets included equipment and videocassette rental inventory. The total proceeds on the sale of these assets was $262,252, resulting in a gain of $53,352 which is included in other income on the statement of income and retained earnings.

(8)    Subsequent Event (unaudited)

       Under a merger agreement dated June 14, 1995, all of the assets, liabilities and the business of First Row Video, Inc. were sold to Moovies, Inc. concurrently with the closing of the initial public offering of common stock by Moovies, Inc.

                          Independent Auditors' Report


The Board of Directors
Video Game Trader, Inc.:

We have audited the accompanying statements of operations and cash flows of Video Game Trader, Inc. for the years ended December 31, 1993 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Video Game Trader, Inc. for the years ended December 31, 1993 and 1994 ended in conformity with generally accepted accounting principles.



                                        KPMG Peat Marwick LLP


Cleveland, Ohio
April 12, 1995

See accompanying notes to financial statements.

                             VIDEO GAME TRADER, INC.

                            Statements of Operations


                                                                     Six months
                                                  Years ended             ended
                                                 December 31,          June 30,
                                           1993         1994             1995
                                           ----         ----             ----
                                                                     (unaudited)
Revenues
     Merchandise sales ..............   $ 1,285,286    $ 2,618,785    $ 928,363

Operating costs and expenses
     Operating expenses .............       485,000        983,534      371,871
     Cost of sales ..................       824,957      1,614,061      528,048
     General and administrative .....         9,408         21,168       17,455
                                        -----------    -----------    ---------
                                          1,319,365      2,618,763      917,374
                                        -----------    -----------    ---------

Operating income (loss) .............       (34,079)            22       10,989

Other income (expenses):
     Interest expense, net ..........       (12,995)       (41,048)     (22,200)
                                        -----------    -----------    ---------

         Net Loss ...................   $   (47,074)   $   (41,026)   $ (11,211)
                                        ===========    ===========    =========

                             VIDEO GAME TRADER, INC.

                            Statements of Cash Flows


                                                                                                         Six months
                                                                                Years ended                 ended
                                                                               December 31,               June 30,
                                                                         1993              1994             1995
                                                                         ----              ----             ----
                                                                                                         (unaudited)

Cash flows from operating activities
Net loss                                                           $       (47,074) $       (41,026)  $       (11,211)
Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities
         Depreciation and amortization                                      42,243           98,239            64,824
         Change in assets and liabilities
              Accounts receivable                                             (355)            (947)           (3,336)
              Merchandise inventories                                     (415,395)         (93,024)           (1,271)
              Prepaid expenses                                              (2,859)              -                 -
              Other assets                                                 (19,580)          (1,497)           (8,074)
              Accounts payable and accrued expenses                        378,743           52,692          (236,346)
                                                                     -------------    -------------     -------------

                  Net cash provided by (used in)
                      operating activities                                 (64,277)          14,437          (195,414)
                                                                     -------------         --------     -------------

Cash flows from investing activities
Purchases of video game rental inventory, net                                   -          (116,558)          (37,039)
Purchases of equipment, net                                               (261,698)        (130,246)           (6,042)
                                                                     -------------    -------------     -------------

                  Net cash used in investing activities                   (261,698)        (246,804)          (43,081)
                                                                     -------------    -------------     -------------

Cash flows from financing activities
Proceeds from notes payable                                                 57,994          114,839           212,908
Proceeds from repayment of long-term debt, net                             335,557          161,613           (85,362)
                                                                     -------------    -------------     -------------


                  Net cash provided by financing activities                393,551          276,452           127,546
                                                                           -------    -------------     -------------

                  Net increase (decrease) in cash                           67,576           44,085          (110,949)

Cash and cash equivalents at beginning of year                              10,871           78,447           122,532
                                                                     -------------    -------------     -------------

Cash and cash equivalents at end of year                           $        78,447  $       122,532   $        11,583
                                                                     =============    =============     =============


Supplementary disclosure of cash flow information
Cash paid during the year for
     Interest                                                      $        12,995  $        34,365   $        18,870
                                                                     =============    =============     =============



                             VIDEO GAME TRADER, INC.

                    Notes to Financial Statements, Continued



(1)    The Company

       Video Game Trader, Inc. (Company), an Ohio corporation incorporated March 4, 1992, owns and operates video game specialty stores located primarily in Ohio and Pennsylvania. As of December 31, 1994, the Company operated eight stores.

       The statements of income and cash flows for the six months ended June 30, 1995 have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of income and cash flows for the six months ended June 30, 1995 have been included.


(2)    Summary of Significant Accounting Policies

       Merchandise Inventories

       Merchandise inventories, consisting primarily of video games, is stated at the lower of cost of market. Cost is determined by the first-in, first-out method.

       Video Game Rental Inventory

       Video game rental inventory is recorded at cost, and amortized over their estimated economic life with no provision for salvage value. Video games which are considered base stock are amortized over 36 months on a straight-line basis. Purchases of video games are amortized whereby the first through third copies of each game per store are amortized as base stock; the fourth through ninth copies of each game per store are amortized over 36 months on an accelerated basis; the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis.

       Amortization expense related to video game rental inventory totaled $21,421 for the year ended December 31, 1994 and $20,999 for the six months ended June 30, 1995 (unaudited).

       Property and Equipment

       Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives as follows:

           Furniture and fixtures                             7 years
           Equipment and vehicles                             5 years
           Leasehold improvements and signs         Shorter of estimated useful
                                                    life or lease term

       Depreciation and amortization expense on furnishings and equipment was $42,243 and $76,818 for the years ended December 31, 1993 and 1994, respectively, and $43,825 for the six months ended June 30, 1995 (unaudited).

       Revenue Recognition

       Revenue is recognized at the time of rental or sale.

       Income Taxes

       The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.


(3)    Income Taxes

       At December 31, 1994, the Company had an unused net operating loss carryforward of approximately $76,000 for federal income tax purposes, expiring in 2009, available for offset against future taxable income.

       Temporary differences relate to net operating loss carryforwards.


(4)    Lease Commitments

       The Company leases its facilities under operating leases extending to 2004. Following is a summary of future minimum rental payments under these leases as of December 31 1994:

                1995          $ 164,513
                1996            165,788
                1997            150,666
                1998            152,166
                1999             87,713
                Thereafter       72,408
                                 ------

                              $ 793,254

       Rent expense was $57,562, and $152,346 for the years ended December 31, 1993 and 1994, respectively, and $80,432 for the six months ended June 30, 1995 (unaudited).

(5)    Controlling Interest and Related Party Transactions

       All of the outstanding common stock is owned by two individuals.

       The Company pays management fees to a company owned by the stockholders; such management fees charged to operations totaled $9,408 and $21,168 during 1993, and 1994, respectively, and $11,648 for the six months ended June 30, 1995 (unaudited). The Company also leases one of its store facilities from its stockholders; rent expense charged to operations for this facility totaled $15,750 and $21,000 during 1993 and 1994, respectively, and $10,500 for the six months ended June 30, 1995 (unaudited).



(6)    Pension Plan

       During 1993, the Company adopted a 401(k) defined contribution retirement plan which covers substantially all employees. The Company matches 50 percent of employees' voluntary contributions up to 6 percent of gross wages. Participants may make voluntary contributions to the plan up to 15 percent of gross wages. Total expense under the plan was $43 and $1,192 for 1993 and 1994, respectively, and $890 for the six months period June 30, 1995 (unaudited).


(7)    Subsequent Event (unaudited)

       Under a merger agreement dated June 14, 1995, all of the assets, liabilities and the business of Video Game Trader, Inc. were sold to Moovies, Inc. concurrently with the closing of the initial public offering of common stock by Moovies, Inc.

                          Independent Auditors' Report


The Board of Directors and Shareholders
L.A. Video:

We have audited the accompanying combined statements of operating revenues and expenses and cash flows of L.A. Video for the years ended December 31, 1993 and 1994. These financial statements are the responsibility of L.A. Video's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the operating revenues and expenses and cash flows of L.A. Video for the years ended December 31, 1993 and 1994 in conformity with generally accepted accounting principles.


                                   KPMG Peat Marwick LLP


Greenville, South Carolina
June 30, 1995

                                   L.A. VIDEO

             Combined Statements of Operating Revenues and Expenses





                                            Years ended               Six months
                                           December 31,           ended June 30,
                                            1993         1994             1995
                                            ----         ----             ----
                                                                     (unaudited)
Revenues:
     Rental revenues .................    $2,399,088    $2,578,482    $1,714,077
     Product sales ...................       353,082       485,269       288,775
                                          ----------    ----------    ----------
                                           2,752,170     3,063,751     2,002,852
                                          ----------    ----------    ----------


Operating costs and expenses:
     Operating expenses ..............     1,656,928     1,919,817     1,312,579
     Cost of product sales ...........       286,858       384,675       220,297
     General and administrative ......       164,779       182,621       104,219
     Interest, net ...................        27,049        28,457        19,564
                                          ----------    ----------    ----------
                                           2,135,614     2,515,570     1,656,659
                                          ----------    ----------    ----------

Operating revenues in excess
     of operating expenses ...........    $  616,556    $  548,181    $  346,193
                                          ==========    ==========    ==========










See accompanying notes to combined financial statements.

                                                   L.A. VIDEO

                                       Combined Statements of Cash Flows




                                                                                                Six months
                                                              Years ended December 31,        ended June 30,
                                                                 1993              1994            1995
                                                                                                (unaudited)
Operating activities:
     Operating revenues in excess of
        operating expenses                                $      616,556  $       548,181    $      346,193
     Adjustments to reconcile to net cash
        provided by operating activities:
           Depreciation and amortization                         872,568          813,699           567,684
           Changes in operating assets and liabilities:
               Merchandise inventory                              (2,000)         (11,000)           (1,236)
               Prepaid rent                                           -            (8,533)          (17,296)
               Accounts payable                                  (35,296)         154,653           107,379
               Accrued liabilities                                (1,381)          21,530            10,525
                                                            ------------    -------------     -------------

                  Net cash provided by
                     operating activities                      1,450,447        1,518,530         1,013,249
                                                            ------------    -------------     -------------

Investing activities:
     Purchases of videocassette rental
        inventory, net                                          (838,441)        (986,612)         (519,912)
     Purchases of furnishings and equipment                      (27,894)        (353,085)          (55,975)
                                                            ------------    -------------     -------------

                  Net cash used in
                     investing activities                       (866,335)      (1,339,697)         (575,887)
                                                            ------------    -------------     -------------

Financing activities:
     Increase in advances from shareholder                            -           198,035            82,965
     Capital withdrawals                                        (572,956)        (715,501)         (295,910)
     Proceeds from issuance of long-term debt                    218,654          343,688                -
     Principal payments on long-term debt                       (227,652)         (77,943)          (77,836)
                                                            ------------    -------------     -------------

                  Net cash used in financing activities         (581,954)        (251,721)         (290,781)
                                                            ------------    -------------     -------------

Increase (decrease) in cash                                        2,158          (72,888)          146,581

Cash at beginning of period                                      100,092          102,250            29,362
                                                            ------------    -------------     -------------

Cash at end of period                                     $      102,250  $        29,362   $       175,943
                                                            ============    =============     =============


Supplemental disclosures of cash flow information

     Cash paid during the period for interest             $        28,396  $        30,130   $        20,542
                                                            =============    =============     =============


See accompanying notes to combined financial statements.

                                   L.A. VIDEO


                     Notes to Combined Financial Statements


(1)    Accounting Policies

       Basis of Presentation

       The accompanying combined financial statements of L.A. Video include substantially all operating revenues and expenses and cash flows of the following sole proprietorships or subchapter S corporations, all commonly controlled by one or two shareholders; L.A. Video of Upper Darby; L.A. Video of Upper Dublin, Inc.; and, L.A. Video of Aldan, Inc. As of December 31, 1994, L.A. Video owned and operated five video specialty stores in the Philadelphia area.

       The combined statements of operating revenues and expenses and cash flows for the six months ended June 30, 1995 have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the operating revenues and expenses and cash flows for the six months ended June 30, 1995 have been included.

       Merchandise Inventory

       Merchandise inventory, consisting of prerecorded videocassettes, children books and confectionery items, is stated at the lower of cost or market. Cost is determined using the first-in, first-out method of accounting.

       Videocassette Rental Inventory

       Videocassette rental inventory, which includes video games, is stated at cost, and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock ("catalog titles"), together with related costs to prepare them for rent, are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: and first through third copies of the titles per store are amortized as base stock; the fourth through ninth copies of each title per store are amortized 40% in the first year and 30% in each of the second and third years; and the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis.

       Amortization expense related to videocassette rental inventory totaled $734,734 and $728,867 for the years ended December 31, 1993 and 1994, respectively, and $510,784 for the six months ended June 30, 1995 (unaudited). As videocassette rental inventory is sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts and any related gain or loss is recognized.

       (Continued)

       Income Taxes

       Each of the entities comprising L.A. Video operate as subchapter S corporations or sole proprietorship for income tax purposes. Income taxes are paid by of the shareholders or owner. L.A. Video has no income tax liability.

       Furnishings and Equipment

       Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (five to seven years) for furnishings and equipment and the lesser of the useful lives or lease term (primarily five to seven years) for leasehold improvements using the straight-line method.

       Depreciation  and  amortization  expense on furniture  and  equipment was
       $65,828 and $84,832 for the years ended December 31, 1993 and 1994, respectively, and $56,900 for the six months ended June 30, 1995 (unaudited). Maintenance and repair expenditures are expensed as incurred and amounted to $12,086 and $19,213 for the years ended December 31, 1993 and 1994, respectively, and $9,606 for the six months ended June 30, 1995 (unaudited).


       Videocassette Revenue

       Revenue is recognized at the time of rental or sale of the videocassette.


(2)    Commitments

       L.A. Video leases all of its retail facilities under noncancelable operating leases. Future minimum lease payments required under these leases as of December 31, 1994 are as follows:

           1995          $   388,119
           1996              305,118
           1997              242,567
           1998              207,727
           1999              204,589
           Thereafter        555,464
                         -------------

                         $ 1,903,584

       Rental and related expenses totaled $247,886 and $281,657 for the years ended December 31, 1993 and 1994, respectively, and $231,782 for the six months ended June 30, 1995 (unaudited).

(3)    Subsequent Events (unaudited)

       Under an asset purchase agreement, substantially all of the assets, certain liabilities (principally store leases) and the business of L.A. Video were sold to Moovies, Inc. concurrently with the closing of the initial public offering of common stock by Moovies, Inc.

                          Independent Auditors' Report

To the Board of Directors
MoveAmerica, Incorporated


We have audited the accompanying balance sheets of MoveAmerica, Incorporated as of November 30, 1994 and 1993, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MoveAmerica, Incorporated as of November 30, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        McGladrey & Pollen LLP


Des Moines, Iowa
December 21, 1994

                            MOVEAMERICA, INCORPORATED
                             d/b/a/ MOVIES TO GO AND
                                   GAMES TO GO

                              Statements of Income

                                                                                                          Nine months ended
                                                                 Years ended November 30,                    August 31,
                                                                  --------------------------                ------------
                                                                  1994              1993                 1995              1994
                                                                  ----              ----                 ----              ----
                                                                                                              (unaudited)

Operating revenues:
     Movies To Go
         Rental revenues  ..............................      $  4,863,033        $ 3,852,314        $ 3,652,954          3,520,412
         Product sales .................................           523,934            622,053            409,806            418,980
                                                               -----------        -----------        -----------        -----------
                                                                 5,386,967          4,474,367          4,062,760          3,939,392
         Games To Go product sales .....................         1,138,143            298,617            694,094            946,730
                Other ..................................            11,311             19,747            206,585            212,521
                                                               -----------        -----------        -----------        -----------
                                                                 6,536,421          4,792,731          4,963,439          5,098,643
                                                               -----------        -----------        -----------        -----------

Operating costs and expenses:
         Cost of product sales - Movies To Go ..........           381,461            380,341            362,192            291,943
         Cost of product sales - Games To Go ...........           544,934            133,414            401,638            434,255
         Compensation and related payroll costs ........         1,647,040          1,207,517          1,087,629          1,278,973
         Depreciation ..................................         1,297,129            869,511          1,008,702            970,960
         Repairs and maintenance .......................           116,804             87,528            223,774            190,418
         Occupancy .....................................         1,241,509            880,818            855,532            737,245
         Advertising ...................................           355,788            359,798            137,045            368,881
         Selling, general and administrative ...........           371,574            396,611            401,064            383,908
                                                               -----------        -----------        -----------        -----------
                                                                 5,956,239          4,315,538          4,477,576          4,656,583
                                                               -----------        -----------        -----------        -----------

                Operating income .......................           580,182            477,193            485,863            442,060
                                                               -----------        -----------        -----------        -----------

Financial income (expense):
         Interest income ...............................               361                887                414                259
         Interest expense ..............................          (106,418)           (84,098)           (67,817)           (52,535)
         Other .........................................              --                 --              (50,089)           (67,569)
                                                               -----------        -----------        -----------        -----------
                                                                  (106,057)           (83,211)           (50,089)          (119,845)
                                                               -----------        -----------        -----------        -----------

                Income before income taxes .............           474,125            393,982            368,371            322,215
                                                               -----------        -----------        -----------        -----------

Federal and state income taxes:
         Current .......................................           101,891             65,982             90,540             63,000
         Deferred ......................................            83,000             86,000               --                 --
                                                               -----------        -----------        -----------        -----------
                                                                   184,891            151,982             90,540             63,000
                                                               -----------        -----------        -----------        -----------

                Net income .............................       $   289,234            242,000            277,831            259,215
                                                               ===========        ===========        ===========        ===========






See notes to financial statements.

                            MOVEAMERICA, INCORPORATED
                             d/b/a/ MOVIES TO GO AND
                                   GAMES TO GO

                            Statements of Cash Flows

                                                                                                                Nine months ended
                                                                                Years ended November 30,           August 31,
                                                                                ------------------------           ----------

                                                                                1994             1993         1995            1994
                                                                                ----             ----         ----            ----

                                                                                                                 (unaudited)
Cash flows from operating activities:
            Net income                                                        $   289,234       242,000       277,831       259,215
            Adjustments to reconcile net
                     income to net cash provided
                     by operating activities:
                     Depreciation                                               1,297,129       869,511       968,336       933,549
                     Loss on disposal of equipment                                   --           4,142          --            --
                     (Gain) on capital lease termination                          (44,136)         --            --            --
                     Deferred taxes                                                83,000        86,000        83,000          --
                     Change in assets and liabilities:
                           (Increase) decrease in income tax refund
                                 claim receivable                                   7,571        (7,571)           68         6,847
                           (Increase) in merchandise inventories                  (27,152)     (116,163)       27,211           549
                           Decrease in prepaid expenses                             9,191         2,335         5,407         8,560
                           Increase (decrease) in accounts payable                (89,588)      219,099      (182,740)     (128,678)
                           Increase (decrease) in accrued expenses                (28,954)       51,585        16,509       (57,659)
                           Increase (decrease) in income taxes
                                 payable                                           74,109       (46,161)      (40,140)       52,389
                                                                              -----------    ----------    ----------    ----------
                                 Net cash provided by
                                         operating activities                   1,570,404     1,314,777     1,155,482     1,074,772
                                                                              -----------    ----------    ----------    ----------

            Cash flows from investing activities:
                     Purchase of property and equipment                        (1,400,249)     (997,622)     (578,669)   (1,560,776)
                                                                              -----------    ----------    ----------    ----------

            Cash flows from financing activities:
                     Proceeds from long-term borrowings                           387,847       138,990          --         480,463
                     Proceeds from sale of common stock                             6,400         5,874         3,750         1,000
                     Principal payments on long-term borrowings,
                           including capital lease obligations                   (382,209)     (382,305)     (588,250)         --
                     Payment on property and equipment
                           purchased on account                                  (268,306)      (61,918)         --            --
                     Purchase of common stock for
                           retirement                                              (2,000)         --            --            --
                                                                              -----------    ----------    ----------    ----------
                                 Net cash (used in)
                                         financing activities                    (258,268)     (299,359)     (584,500)      481,463
                                                                              -----------    ----------    ----------    ----------

                                 Net increase (decrease) in cash                  (88,113)       17,796        (7,687)       (4,541)

            Cash
                     Beginning                                                    349,405       331,609       344,864       349,405
                                                                              -----------    ----------    ----------    ----------
                     Ending                                                   $   261,292       349,405       337,177       344,864
                                                                              ===========    ==========    ==========    ==========

            Supplemental  disclosures  of cash flow
              information:  Cash payments
                     for:
                           Interest                                           $   106,418        84,098        67,817        52,535
                                                                              ===========    ==========    ==========    ==========

                           Income taxes                                       $    20,211       119,714        90,540        63,000
                                                                              ===========    ==========    ==========    ==========

            Supplemental schedule of noncash investing
              and financing activities:
                           Property and equipment purchased
                                 on account                                   $   249,635       268,306       124,874       363,284
                                                                              ===========    ==========    ==========    ==========
                           Property and equipment acquired
                                 through notes payable                        $   307,161       129,149          --         307,161
                                                                              ===========    ==========    ==========    ==========
                           Capital lease termination                          $   212,886          --            --            --
                                                                              ===========    ==========    ==========    ==========
               See notes to financial statements.

                            MOVEAMERICA, INCORPORATED
                             d/b/a MOVIES TO GO AND
                                   GAMES TO GO

                          Notes to Financial Statements



                           November 30, 1994 and 1993

       (1)        Nature of Business and Significant Accounting Policies

         Nature of Business:

           The Company is principally engaged in the business of renting and selling prerecorded video movies, video games and video equipment with operations located in Des Moines, Ames, Ankeny, Davenport, Cedar Rapids and Coralville, Iowa. The Company has 13 Movies To Go stores and 5 Games To Go stores.

           The combined statements of income and cash flows for the nine months ended August 31, 1994 and 1995 have been prepared by the Company without audit. In the opinion of management, all adjustments consisting only of normal recurring adjustments, necessary for the fair presentation of income and cash flows for the nine months ended August 31, 1994 and 1995 have been included.

         Significant Accounting Policies

         Merchandise Inventories:

           Merchandise inventories, which consist primarily of prerecorded video cassettes and video games held for sale, are stated at the lower of cost (specific identification method) or market.

         Depreciation::

           The leasehold interest in building and the leasehold improvements are depreciated over the related lease terms. Depreciation of movie cassettes held for rental and rental equipment is computed over a one to three-year estimated useful life by the straight-lie method. Depreciation of office furniture and equipment is computed primarily by declining-balance methods over their estimated useful lives. It is the Company's policy to include amortization expense on assets acquired under capital lease with depreciation expense on owned assets.

         Income Taxes:

           Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

         Videocassette Revenue:

           Revenue is recognized at the time of rental or sale of the videocassette.

                          Notes to Financial Statements

(2)    Rent expense

       The Company leases sixteen of its buildings and its office space under noncancellable agreements which expire between December 1994 and April 2004 and require minimum annual rentals. These leases may be renewed for periods ranging from one to five years and require payment of property taxes, insurance and maintenance. Seven of the building leases are leased from parties related to the Company. The Company has subleased one of its buildings to another company under a noncancelable agreement which begins December 1, 1994 and expires August 31, 1996 and requires annual rentals of $78,000.

                  The minimum rental commitment at November 30, 1994 is due as follows:

                                                                       Related
                                                     Total             Parties

           Year ending November 30:
                                1995            $  930,109               436,275
                                1996               861,383               369,298
                                1997               629,024               333,298
                                1998               607,278               333,298
                                1999               429,816               178,929
                                Thereafter         666,616                  --
                                                ----------            ----------
                                                $4,124,226             1,651,098
                                                ==========            ==========

       The preceding minimum rental commitment amounts have not been reduced by the sublease rentals mentioned above totaling $136,500 which are to be received in the future.

       Rent expense for the years ended November 30, 1994 and 1993 was $851,552 and $644,112, respectively, including rent expense to related parties of $362,265 and $273,970, respectively. Rent expense for the nine months ended August 31, 1995 and 1994 (unaudited) was $749,961 and $744,866, respectively, including rent expense to related parties $358,195 and $259,726, respectively.

        (3)       Commitment

         The Company has pledged $10,000 to the Iowa Film Awards to be paid next year.

                          Independent Auditors' Report


The Board of Directors and Shareholders
Movie Store Group:

We have audited the accompanying combined statements of operating revenues and expenses and cash flows of Movie Store Group for the eleven months ended November 30, 1995. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the operating revenues and expenses and cash flows of Movie Store Group for the eleven months ended November 30, 1995 in conformity with generally accepted accounting principles.




                                   KPMG Peat Marwick LLP

Greenville, South Carolina
February 2, 1996

                                MOVIE STORE GROUP

              Combined Statement of Operating Revenues and Expenses





                                                    Eleven months     Six months
                                                        ended           ended
                                                    November 30,       June 30,
                                                        1995             1995
                                                                     (unaudited)

Revenues .....................................       $3,612,619       $1,855,625

Operating costs and expenses:
     Operating expenses ......................        2,391,752        1,316,480
     Cost of product sales ...................          300,653           19,125
     General and administrative ..............          482,276          277,594
                                                     ----------       ----------
                                                      3,174,681        1,613,199
                                                     ----------       ----------

Operating income .............................          437,938          242,426

Interest expense, net ........................           34,267           14,218
Other income, net ............................            6,446            3,706
                                                     ----------       ----------

Income before income taxes ...................          410,117          231,914

Income tax expense ...........................           53,875           30,464
                                                     ----------       ----------


Net income ...................................       $  356,242       $  201,450
                                                     ==========       ==========












See accompanying notes to combined financial statements.

                                MOVIE STORE GROUP

                        Combined Statement of Cash Flows



                                                                               Eleven months         Six months
                                                                                   ended                ended
                                                                               November 30,           June 30,
                                                                                   1995                 1995
                                                                                                     (unaudited)
Operating activities:
     Net income                                                             $       356,242     $       201,450
     Adjustments to reconcile to net cash provided
         by operating activities:
              Depreciation and amortization                                         873,824             633,892
              Changes in operating assets
                  and liabilities:
                      Other receivables                                               1,000              (6,449)
                      Merchandise inventory                                          (5,706)             23,224
                      Deposits and other assets                                         557                 658
                      Accounts payable                                               95,894              26,134
                      Accrued liabilities                                            16,778             (20,548)
                      Income taxes payable                                             (409)             21,007
                      Deferred income tax, net                                      (21,520)              9,457
                                                                              -------------       -------------
                           Net cash provided by operating activities              1,316,660             888,825
                                                                              -------------       -------------

Investing activities:
     Purchases of videocassette rental inventory, net                            (1,010,657)           (731,106)
     Purchases of furnishings and equipment                                         (83,567)           (105,585)
                                                                              -------------       -------------
                           Net cash used in investing activities                 (1,094,224)           (836,691)
                                                                                 ----------       -------------

Financing activities:
     Proceeds from issuance of long-term debt                                        25,000              75,000
     Principal payments on long-term debt                                              (665)             (2,710)
     Proceeds from issuance of notes payable to related parties                     150,000                  -
     Principal payments on notes payable to related parties                         (91,335)             (4,000)
     Capital withdrawals                                                           (265,400)           (131,985)
                                                                              -------------       -------------
                           Net cash used in financing activities                   (182,400)            (63,695)
                                                                              -------------       -------------

Increase (decrease) in cash                                                          40,036             (11,561)

Cash at beginning of period                                                          66,584              66,584
                                                                              -------------       -------------

Cash at end of period                                                       $       106,620     $        55,023
                                                                              =============       =============

Supplemental disclosures of cash flow information: Cash paid for:
         Interest                                                           $        36,515     $        15,213
         Income taxes                                                       $        76,054     $            -


See accompanying notes to combined financial statements.

                                MOVIE STORE GROUP

                      Notes to Combined Financial Statement




(1)    Accounting Policies

       Basis of Presentation

       The accompanying combined financial statements of Movie Store Group include substantially all operating revenues and expenses and cash flows of the following commonly controlled subchapter S and subchapter C corporations: The Movie Store, Inc., The Movie Store VI, Inc., Parkaire Media Associates, Ltd., and The Movie Store VII, Inc. As of November 30, 1995, Movie Store Group owned and operated eight video specialty stores in Georgia.

       The combined statements of operating revenues and expenses and cash flows for the six months ended June 30, 1995 have been prepared by the Group without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of operating revenues and expenses and cash flows for the six months ended June 30, 1995 have been included.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Merchandise Inventory

       Merchandise inventory, consisting of videocassettes, children's books and confectionery items, is stated at the lower of cost or market. Cost is determined using the first-in, first-out method of accounting.

       Videocassette Rental Inventory

       Videocassette rental inventory, which includes video games, is stated at cost, and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock ("catalog titles"), together with related costs to prepare them for rent, are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of the titles per store are amortized as base stock; the fourth through ninth copies of each title per store are amortized 40% in the first year and 30% in the each of the second and third years; and the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis.

       Amortization expense related to videocassette rental inventory totaled $823,371 for the eleven months ended November 30, 1995 and $618,409 for the six months ended June 30, 1995 (unaudited). As videocassette rental inventory is sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts and any related gain or loss is recognized.

       Income Taxes

       Each of the entities of Movie Store Group operate as subchapter S corporations or subchapter C corporations for income tax purposes. Income taxes are paid by the shareholders in the case of the S corporations.

       The C corporations account for income taxes under SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       Furnishings and Equipment

       Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (five to seven years) for furnishings and equipment and the lesser of the useful lives or lease term (primarily five to 10 years) for leasehold improvements using the straight-line method.

       Depreciation and amortization on furnishings and equipment was $50,453 for the eleven months ended November 30, 1995 and $15,483 for the six months ended June 30, 1995 (unaudited). Maintenance and repair expenditures are expensed as incurred and amounted to $48,593 for the eleven months ended November 30, 1995 and $6,816 for the six months ended June 30, 1995 (unaudited).

       Videocassette Revenue

       Revenue is recognized at the time of rental or sale of the videocassette.


(2)    Commitments

       Movie Store Group leases eight of its retail facilities and one corporate office under noncancelable operating leases from non-related parties. Future minimum payments under these leases as of November 30, 1995 are as follows:


                                                 1996                 $  720,781
                                                 1997                    671,496
                                                 1998                    634,222
                                                 1999                    456,496
                                                 Thereafter              995,747
                                                                      ----------

                                                                      $3,478,742

       Rental and related expenses amounted to $588,643 for the eleven months ended November 30, 1995 and $278,938 for the six months ended June 30, 1995 (unaudited).

(3)    Income Taxes

       Income tax expense (benefit) is as follows:

                                                 Current   Deferred       Total

Eleven months ended November 30, 1995:

     Federal .................................   $ 60,750   $(17,340)   $ 43,410
     State ...................................     14,645     (4,180)     10,465
                                                 --------   --------    --------

         Total ...............................   $ 75,395   $(21,520)   $ 53,875
                                                 ========   ========    ========

Six months ended June 30, 1995 (unaudited):

     Federal .................................   $ 17,089   $  7,693    $ 24,782
     State ...................................      3,918      1,764       5,682
                                                 --------   --------    --------

         Total ...............................   $ 21,007   $  9,457    $ 30,464
                                                 ========   ========    ========


       Income tax expense differed from the amounts computed by applying the Federal income tax rate of 34% as a result of the following:

                                                       Eleven months  Six months
                                                           ended        ended
                                                       November 30,     June 30,
                                                          1995            1995
                                                                     (unaudited)

Computed "expected" tax expense ......................   $ 139,440       78,851
Increase (decrease) in income taxes
     resulting from:
     State and local income taxes, net of Federal
         income tax benefits .........................       6,907        8,609
     Income from Subchapter S corporations,
         taxable to shareholders .....................     (92,472)     (56,996)
                                                         ---------    ---------

Actual tax expense ...................................   $  53,875       30,464
                                                         =========    =========


(4)    Related Party Transactions

       One of the eight stores which comprise Movie Store Group is owned by Rio Media Associates, Inc., which is owned by a shareholder. Movie Store pays monthly rent to the company. The amount of rent paid on this store for the eleven months ended November 30, 1995 was $42,020 and $4,408 for the six months ended June 30, 1995(unaudited).


(5)    Subsequent Event

       Under merger and purchase agreements dated December 21, 1995, all of the assets, liabilities and the business of Movie Store Group were sold to Moovies, Inc.

                          Independent Auditors' Report


The Board of Directors and Shareholders
Pic-A-Flick Group:

We have audited the accompanying combined statements of operating revenues and expenses and cash flows of Pic-A-Flick Group for the year ended December 31, 1994 and the eleven months ended November 30, 1995. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the operating revenues and expenses and cash flows of Pic-A-Flick Group for the year ended December 31, 1994 and the eleven months ended November 30, 1995 in conformity with generally accepted accounting principles.




                                    KPMG Peat Marwick LLP

Greenville, South Carolina
January 26, 1996

                                PIC-A-FLICK GROUP

             Combined Statements of Operating Revenues and Expenses





                                                   Eleven months     Six months
                                    Year Ended         ended            ended
                                    December 31,     November 30,       June 30,
                                         1994            1995            1995
                                         ----            ----            ----
                                                                     (unaudited)

Revenues ...........................   $ 6,152,378    $ 6,898,792   $ 3,893,484

Operating costs and expenses:
     Operating expenses ............     4,297,992      5,226,974     1,455,300
     Cost of product sales .........       468,974        543,547     1,481,408
     General and administrative ....       758,289        642,329       707,151
                                       -----------    -----------   -----------
                                         5,525,255      6,412,850     3,643,859
                                       -----------    -----------   -----------

Operating income ...................       627,123        485,942       249,625

Interest expense, net ..............        55,524         59,380        28,006
Other (income) expense, net ........       (23,487)        86,294       (14,655)
                                       -----------    -----------   -----------
                                            32,037        145,674        13,351

Income before income taxes .........       595,086        340,268       236,274

Income tax expense .................       150,041        121,258        88,866
                                       -----------    -----------   -----------


Net income .........................   $   445,045    $   219,010   $   147,408
                                       ===========    ===========   ===========












See accompanying notes to combined financial statements.

                                PIC-A-FLICK GROUP

                        Combined Statements of Cash Flows


                                                                                     Eleven months        Six months
                                                                    Year Ended           ended               ended
                                                                    December 31,     November 30,          June 30,
                                                                       1994              1995                1995
                                                                       ----              ----                ----
                                                                                                          (unaudited)
Operating activities:
     Net income                                                 $     445,045     $      219,010    $        147,408
     Adjustments to reconcile to net cash provided
         by operating activities:
              Loss on disposal of  furnishings
                  and equipment                                         7,675            110,596                  -
Depreciation and amortization                                       1,391,212          1,714,073             746,222
              Changes in operating assets and liabilities:
                  Other receivables                                      (652)            (1,246)              2,019
                      Merchandise inventory                           (55,000)           (28,330)             (1,749)
                  Deposits and other assets                            (3,569)            (2,432)            (53,834)
                  Accounts payable                                     94,037            219,251              (7,859)
                  Accrued liabilities                                  38,961            (32,605)             (2,233)
                  Deferred income tax, net                            150,041            121,258              88,866
                                                                  -----------       ------------      --------------
              Net cash provided by operating activities             2,067,750          2,319,575             918,840
                                                                  -----------       ------------      --------------
Investing activities:
     Purchases of videocassette rental inventory, net              (1,570,045)        (1,819,703)           (751,668)
     Purchases of furnishings and equipment                          (363,220)          (498,023)           (232,563)
     Proceeds from the sale of furnishing and equipment                31,116             22,111                  -
                                                                  -----------       ------------      -------------
              Net cash used in investing activities                (1,902,149)        (2,295,615)           (984,231)
                                                                  -----------       ------------      --------------

Financing activities:
     Principal payments on long-term debt                             (85,491)           (82,520)               (669)
     Capital withdrawals                                              (14,050)            (7,500)                 -
                                                                  -----------       -------------     -------------
              Net cash used in financing activities                   (99,541)           (90,020)               (669)
                                                                  -----------       ------------      --------------

Increase (decrease) in cash                                            66,060            (66,060)            (66,060)

Cash at beginning of period                                                -              66,060              66,060
                                                                  -----------       ------------      --------------

Cash at end of period                                           $      66,060     $           -     $             -
                                                                  ===========       ============      =============

Supplemental disclosures of cash flow information: Cash paid for:
         Interest                                               $      58,745     $       72,490    $         25,460
                                                                  ===========       ============      ==============

Supplemental disclosure regarding land and buildings:
     In 1994, the Group acquired land and a building with a note to the sellers for $396,000 and a note to the principle shareholder for $433,225. In 1995, the land and building were transferred to the principle shareholder in exchange for the note to the principle shareholder and the principle shareholder assumed the remaining balance of the note to the sellers. A loss of $90,220 was recorded on this transaction.


See accompanying notes to combined financials

                                PIC-A-FLICK GROUP

                     Notes to Combined Financial Statements




(1)    Accounting Policies

       Basis of Presentation

       The accompanying combined financial statements of Pic-A-Flick Group include substantially all operating revenues and expenses and cash flows of the following commonly controlled subchapter S and subchapter C corporations: Pic-A-Flick of Seneca, Inc.; Video Warehouse of Greenville, Inc.; Pic-A-Flick of Greenville, Inc.; Pic-A-Flick Video International, Inc.; Pic-A-Flick of Berea, Inc.; PAF-NC, Inc.; Take One Video of Simpsonville, SC, Inc.; and Pic-A-Flick of Chester, Inc. As of November 30, 1995, Pic-A-Flick Group owned and operated twenty-three video specialty stores in North and South Carolina.

       The combined statements of operating revenues and expenses and cash flows for the six months ended June 30, 1995 have been prepared by the Group without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of operating revenues and expenses and cash flows for the six months ended June 30, 1995 have been included.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Merchandise Inventory

       Merchandise inventory, consisting of videocassettes, children's books and confectionery items, is stated at the lower of cost or market. Cost is determined using the first-in, first-out method of accounting.

       Videocassette Rental Inventory

       Videocassette rental inventory, which includes video games, is stated at cost, and is amortized over its estimated economic life with no provision for salvage value. Videocassettes that are considered base stock ("catalog titles"), together with related costs to prepare them for rent, are amortized over 36 months on a straight-line basis. New release videocassettes are amortized as follows: the first through third copies of the titles per store are amortized as base stock; the fourth through ninth copies of each title per store are amortized 40% in the first year and 30% in the each of the second and third years; and the tenth and any succeeding copies of each title per store are amortized over nine months on a straight-line basis.

       Amortization expense related to videocassette rental inventory totaled $1,179,317 and $1,473,800 for the year ended December 31, 1994 and the eleven months ended November 30, 1995, respectively, and $651,356 for the six months ended June 30, 1995 (unaudited). As videocassette rental inventory is sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts and any related gain or loss is recognized.

       Income Taxes

       Each of the entities of Pic-A-Flick Group operate as subchapter S corporations or subchapter C corporations for income tax purposes. Income taxes are paid by the shareholders in the case of the S corporations.

       The C corporations account for income taxes under SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       Furnishings and Equipment

       Furnishings and equipment are stated at cost. Depreciation and amortization are provided over the estimated useful lives (five to seven years) for furnishings and equipment and the lesser of the useful lives or lease term (primarily five to ten years) for leasehold improvements using the straight-line method.

       Depreciation and amortization expense on furnishings and equipment was $211,895 and $240,273 for the year ended December 31, 1994 and the eleven months ended November 30, 1995, respectively, and $94,866 for the six months ended June 30, 1995 (unaudited). Maintenance and repair expenditures are expensed as incurred and amounted to $101,818 and $87,176 for the year ended December 31, 1994 and the eleven months ended November 30, 1995, respectively, and $30,269 for the six months ended June 30, 1995 (unaudited).

       Videocassette Revenue

       Revenue is recognized at the time of rental or sale of the videocassette.

(2)    Commitments

       Pic-A-Flick   Group  leases  16  of  its  23  retail   facilities   under
       noncancelable operating leases from non-related parties. Future minimum payments under these leases as of November 30, 1995 are as follows:


                                                 1996                 $  983,772
                                                 1997                    908,850
                                                 1998                    769,473
                                                 1999                    627,789
                                                 2000                    531,987
                                                 Thereafter              970,096
                                                                      ----------

                                                                      $4,791,967

       Rental and related expenses amounted to $854,893 and $929,453 for the year ended December 31, 1994 and the eleven months ended November 30, 1995, respectively, and $541,337 for the six months ended June 30, 1995 (unaudited).

(3)    Income Taxes

       Income tax expense (benefit) is as follows:

                                                                      Current         Deferred            Total
           Year ended December 31, 1994:
                Federal                                         $          -      $     120,896    $      120,896
                State                                                      -             29,145            29,145
                                                                  -----------       -----------      ------------
                         Total                                  $          -      $     150,041    $      150,041
                                                                  ===========       ===========      ============

           Eleven months ended November 30, 1995:
                Federal                                         $          -      $      97,703    $       97,703
                State                                                      -             23,555            23,555
                                                                  -----------       -----------      ------------

                         Total                                  $          -      $     121,258    $      121,258
                                                                  ===========       ===========      ============

           Six months ended June 30, 1995 (unaudited):
                Federal                                          $         -       $     71,586     $      71,586
                State                                                      -             17,280            17,280
                                                                  -----------       -----------      ------------

                         Total                                   $         -       $     88,866     $      88,866
                                                                  ===========       ===========      ============

       Income tax expense differed from the amounts computed by applying the Federal income tax rate of 34% as a result of the following :


                                                                                           Eleven       Six months
                                                                       Year ended,      months ended       ended
                                                                      December 31,      November 30,     June 30,
                                                                          1994              1995           1995

           Computed "expected" tax expense                           $     202,329    $    115,691  $      84,872
           Increase (decrease) in income taxes resulting from:
                State and local income taxes, net of Federal
                    income tax benefits                                     19,236          15,546         11,405
                Income from subchapter S corporations,
                    taxable to shareholders                                (71,524)         (9,979)        (7,411)
                                                                       -----------     -----------    -----------

                Actual tax expense                                   $     150,041    $    121,258  $      88,866
                                                                       ===========     ===========    ===========


(4)    Related Party Transactions

       Seven of the 23 stores which comprise Pic-A-Flick Group are owned by the principle shareholder. Pic-A-Flick pays monthly rent to the principle shareholder and there are no long-term lease agreements for the periods presented. The amount of rent paid on these stores was $361,683 and $352,833 for the year ended December 31, 1994 and the eleven months ended November 30, 1995, respectively, and $186,648 for the six months ended June 30, 1995 (unaudited).

(5)    Subsequent Event

       Under merger and purchase agreements dated December 11, 1995, all of the assets, liabilities and the business of Pic-A-Flick Group were sold to Moovies, Inc.

See accompanying notes to combined financial statements.












                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
American Multi-Entertainment, Inc.,
       d/b/a:  Premiere Video
St. Cloud, Minnesota

Members of the Board:

We have audited the accompanying combined statements of net assets of certain stores of American Multi-Entertainment, Inc., d/b/a Premiere Video as of December 31, 1994 and those respective stores as of December 31, 1995, and the related combined statements of operations, stores' capital, and cash flows, for the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of certain stores of American Multi-Entertainment, Inc., d/b/a Premiere Video as of December 31, 1994, and those respective stores as of December 31, 1995, and the results of their operations and cash flows for the years in the three year period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                          MCMAHON, HARTMANN, AMUNDSON & CO., LLP

St. Cloud, Minnesota
May 7, 1996

              Certain Stores of American Multi-Entertainment, Inc.
                              d/b/a Premiere Video

                        Combined Statements of Net Assets


                                                    December 31,        June 30,
                                              1994           1995         1996
                                                                     (unaudited)
ASSETS
Current assets:
     Cash ...............................   $    6,000   $   11,000   $   11,500
     Merchandise inventory ..............       35,756       48,036       56,650
     Prepaid expenses ...................       10,800       19,800       20,700
                                            ----------   ----------   ----------
         Total current assets ...........       52,556       78,836       88,850

Rental tape and game inventory ..........    1,043,339    1,938,527    1,732,338
Furnishings and equipment, net ..........    1,198,558    2,162,243    2,244,226
Deposits and other assets ...............      292,095      280,574      253,712
                                            ----------   ----------   ----------

                                            $2,586,548   $4,460,180   $4,319,126
                                            ==========   ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Due to AMI corporate ....................   $1,400,836   $3,237,684   $2,329,774
Stores' capital .........................    1,185,712    1,222,496    1,989,352
                                            ----------   ----------   ----------
                                            $2,586,548   $4,460,180   $4,319,126
                                            ==========   ==========   ==========

              Certain Stores of American Multi-Entertainment, Inc.
                              d/b/a Premiere Video

                      Consolidated Statements of Operations


                                                                           Six months ended
                                         Years ended December 31,               June 30,
                                 -----------------------------------    ----------------------
                                    1993       1994         1995        1995             1996
                                    ----       ----         ----        ----             ----
                                                                               (unaudited)
Revenues:
   Rental revenues ..........   $3,747,219   $4,606,308   $6,428,863   $2,799,860   $4,739,925
   Product sales ............      381,163      562,933      797,482      352,178      696,922
                                ----------   ----------   ----------   ----------   ----------
                                 4,128,382    5,169,241    7,226,345    3,152,038    5,436,847

Operating costs and expenses:
   Operating expenses .......    2,514,952    3,348,625    4,765,157    1,789,748    3,362,190
   Cost of product sales ....      596,778      910,478    1,251,830      494,573      907,732
   General and administrative      281,755      276,772      397,063      121,076      271,906
                                ----------   ----------   ----------   ----------   ----------
                                 3,393,485    4,535,875    6,414,050    1,178,880    4,541,828

Operating income ............      734,897      633,366      812,295      746,641      895,019
Interest expense ............      110,184      119,132      139,994       75,930       56,845
                                ----------   ----------   ----------   ----------   ----------
Net income ..................   $  624,713   $  514,234   $  672,301   $  670,711   $  838,174
                                ==========   ==========   ==========   ==========   ==========



              Certain Stores of American Multi-Entertainment, Inc.
                              d/b/a Premiere Video

                     Statement of Changes in Stores' Capital
                  Years ended December 31, 1993, 1994 and 1995

                                                                                                   June 30,
                                                   1993             1994            1995             1996
                                                   ----             ----            ----             ----
                                                                                                  (unaudited)

Stores' capital at beginning of period       $      606,941  $    1,013,878   $    1,185,712  $    1,222,496
    Distributions                                  (301,546)       (342,000)        (635,517)        (71,318)
    Net income                                      624,713         514,234          672,301         838,174
    Capital contributions                            83,770              -                -               -
                                               ------------    ------------     ------------    -----------

Stores' capital at end of period             $    1,013,878  $    1,185,712   $    1,222,496  $    1,989,352
                                               ============    ============     ============    ============


              Certain Stores of American Multi-Entertainment, Inc.
                              d/b/a Premiere Video

                        Combined Statements of Cash Flows


                                                                                                        Six months ended
                                                                  Years ended December 31,                  June 30,
                                                            1993          1994            1995          1995       1996
                                                                                                          (unaudited)
Operating Activities:
     Net income                                      $     624,713    $    514,234  $     672,301  $   670,711$     838,174
     Adjustments to Reconcile Net Income to
         Net Cash Provided by Operating
         Activities:
              Depreciation                                 230,703         278,504        548,849      153,742      318,864
Amortization      916,787                                1,382,729       1,695,211        569,598    1,081,590
              Merchandise Inventory                         11,920          39,916        (12,280)     (17,006)      (8,614)
              Prepaid Expenses                              (3,895)         (2,700)        (9,000)      (3,600)        (900)
                                                       -----------     -----------   ------------   ----------  -----------

                  Net Cash Provided by
                      Operating Activities               1,780,228       2,212,683      2,895,081    1,373,445    2,229,114

Investing Activities:
     Purchase of Furnishings and Equipment                     283        (653,004)    (1,512,534)    (473,433)    (400,847)
Purchase of Rental Tape and Game Inventory,
         Net                                              (969,857)     (1,353,744)    (2,499,056)    (830,728)    (825,448)
     (Increase) Decrease in Deposits and
         Other Assets                                       10,583         (92,417)       (79,822)      45,254       26,862
                                                       -----------     -----------   ------------   ----------  -----------

     Net Cash Used by Investing Activities                (958,991)     (2,099,165)    (4,091,412)  (1,258,907)  (1,199,433)

Financing activities:
     Due to AMI Corporate                                 (603,461)        230,382      1,836,848      556,516     (907,910)
     Issuance of Common Stock                               83,770              -              -            -            -
     Distributions Paid to Stockholders                   (301,546)       (342,400)      (635,517)    (669,054)    (121,271)
                                                       -----------     -----------   ------------   ----------  ------------

         Net Cash (Used by) Provided by
              Financing Activities                        (821,237)       (112,018)     1,201,331     (112,538)  (1,029,181)
                                                       -----------     -----------   ------------   ----------  -----------

Increase in Cash                                                -            1,500          5,000        2,000          500
Cash - Beginning of Period                                   4,500           4,500          6,000        6,000       11,000
                                                       -----------     -----------   ------------   ----------  -----------
Cash - End of Period                                 $       4,500    $      6,000  $      11,000  $     8,000$      11,500
                                                       ===========     ===========   ============   ==========  ===========


                                  MOOVIES, INC.

                   Notes to Consolidated Financial Statements



                                                      F-98
(1)    NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

     Description of Business

       The financial statements of certain stores of American Multi-Entertainment, Inc., d/b/a Premiere Video include substantially all assets and liabilities, operating revenues and expenses and cash flows of certain stores of American Multi-Entertainment, Inc., d/b/a Premiere Video. Excluded from the financial statements are certain assets of American Multi-Entertainment, Inc. which are not included in the purchase agreement. The excess of assets over liabilities is presented herein as stores' capital. Certain stores of American Multi-Entertainment, Inc., d/b/a Premiere Video are engaged in the video and game rental business in Iowa, Minnesota, Nebraska, South Dakota and Wisconsin.

       The combined statement of net assets as of June 30, 1996 and the combined statements of operations, stores' capital and cash flows for the six months ended June 30, 1995 and 1996 have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the net assets, results of operations and cash flows as of June 30, 1996 and for the six months ended June 30, 1995 and 1996, have been included.

     Basis of Presentation

       The accompanying combined statements of net assets, statements of operations, and statements of stores' capital have been prepared from the books and records of American Multi-Entertainment, Inc. Allocations and assumptions have been made in accordance with the purchase agreement with Moovies, Inc. (See note 6)

     Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Merchandise Inventory

       Merchandise inventory, consisting primarily of confectionery items, is stated at the lower of cost or market. Cost is determined using the first-in, first-out method of accounting.

     Rental Tape and Game Inventory

       Rental tapes and games are recorded at the lower of cost or market. Market is determined by reducing the original cost by 1/24 per month for new store openings and 1/12 per month for subsequent purchases, which has been determined to be the estimated useful life of the rental tapes and games.

       Rental tape and game inventory and related amortization are as follows:

                                               December 31,             June 30,
                                            1994          1995           1996
                                                                     (unaudited)

Rental tape and game inventory .......    $2,113,530    $3,389,292    $4,214,740
Accumulated amortization .............     1,070,191     1,450,765     2,482,402
                                          ----------    ----------    ----------

                                          $1,043,339    $1,938,527    $1,732,338
                                          ==========    ==========    ==========

       Amortization expense related to rental tape and game inventory amounted to $842,719, $1,297,661 and $1,603,868 for the years ended December 31,
       1993,  1994 and 1995,  respectively,  and $526,099 and $1,031,637 for the six months ended June 30, 1995 and 1996 (unaudited), respectively.

(1)    NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES - (CONTINUED)

     Furnishings and Equipment

       Leasehold improvements, equipment, and vehicles are carried at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance, and repairs which do not improve or extend the life of the respective assets are expensed currently.

       Depreciation of physical properties for financial reporting purposes is computed using the straight-line and declining balance methods based on the estimated useful lives of the properties as follows:


                  Leasehold Improvements             5-10 years
                  Equipment                          5-7 years
                  Vehicles                           5 years

     Income Taxes

       Effective February 1, 1993, the Company elected to be treated as a small business corporation for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. As such, income taxes have not been provided because the Company's income or loss and credits are passed through to the stockholders and combined with their other personal income and deductions to determine taxable income on their individual tax returns.

     Advertising

       The Company expenses advertising costs as incurred.

     Due to AMI Corporate

       American Multi-Entertainment, Inc. is responsible for paying all operating costs and expenses and indebtedness of Premiere Video. Due to AMI Corporate represents the amount owed to American Multi-Entertainment, Inc. as of the end of the periods presented.

     Fair Value of Financial Instruments

       The following method and assumption were used to estimate the fair value of the class of the financial instrument:

       Cash: The carrying amount approximates fair value because of the short maturity of those investments.

(2)    FURNISHINGS AND EQUIPMENT

       Furnishings and equipment consisted of the following:

                                           December 31,              June 30,
                                    1994             1995              1996
                                                                    (unaudited)

Equipment and fixtures .........    $ 1,303,287     $ 2,409,471     $
Leasehold improvements .........        438,062         829,586
                                                    -----------     -----------
                                      1,741,349       3,239,057       3,639,904
Accumulated depreciation .......       (542,791)     (1,076,814)     (1,395,678)
                                    -----------     -----------     -----------
                                    $ 1,198,558     $ 2,162,243     $ 2,244,226
                                    ===========     ===========     ===========

           Depreciation expense on furnishings and equipment was $230,703, $278,504 and $548,849 for the years ended December 31, 1993, 1994 and 1995, respectively, and $153,742 and $318,864 for the six months ended June 30, 1995 and 1996 (unaudited), respectively.

(3)    DEPOSITS AND OTHER ASSETS

     Deposits and Other Assets consisted of the following:

                                                  December 31,         June 30,
                                              1994          1995         1996
                                                                    (unaudited)

Lease and utility deposits ...........      $  5,575      $ 25,088      $ 48,179
Covenants not to compete .............       286,520       255,486       205,533
                                            --------      --------      --------
                                            $292,095      $280,574      $253,712
                                            ========      ========      ========

           Covenants not to compete are recorded at cost and are being amortized over the life of the agreements. Amortization expense on covenants not to compete were $74,068, $85,068 and $91,343 for the years ended December 1993, 1994 and 1995, respectively, and $43,499, and $49,953 for the six months ended June 30, 1995 and 1996 (unaudited), respectively.

(4)    COMMITMENTS AND CONTINGENCIES

       The Company is a party to several operating leases for various facilities. The majority of the leases provide that the Company pay, in addition to the minimum rent, all real estate taxes and insurance. Rent expense totaled $391,175, $456,837 and $679,340 for the years ended December 31, 1993, 1994 and
1995, respectively, and $289,106 and $480,076 for the six months ended June 30, 1995 and 1996 (unaudited), respectively. The following is a schedule of future minimum rent payments required under noncancellable operating leases:

                                                 1996                 $  835,583
                                                 1997                    730,737
                                                 1998                    641,268
                                                 1999                    533,479
                                                 2000                    292,536
                                                 Thereafter              241,207
                                                                      ----------

                                                                      $3,274,810


(5)    RELATED PARTY TRANSACTIONS

       The Company pays an annual management fee to Cinema Entertainment Corp., a company related through common ownership and control. Charges to income totaled $14,063, $13,637 and $30,609 for the year ended December 31, 1993, 1994 and 1995, respectively, and $13,215 and $5,000 for the six months ended June 30, 1995 and 1996 (unaudited), respectively.

(6)    SUBSEQUENT EVENT (UNAUDITED)

       Under an asset purchase agreement, substantially all of the assets, certain liabilities (principally store leases) and the business of Premiere Video are to be sold to Moovies, Inc. no later than the date of the proposed public offering of common stock by Moovies, Inc.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Certificate of Incorporation and the Bylaws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "Delaware Code").


       Section 145 of the Delaware Code authorizes indemnification when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in or not opposed to the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred by him or her in connection therewith. If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

       Article Six of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except for liability (a) for any breach of their duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the Delaware Code, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

       (a) The following exhibits, which are furnished with this Registration Statement or incorporated herein by reference, are filed as part of this Registration Statement:

EXHIBIT NO.                DESCRIPTION

  2.1*            --       Agreement and Plan of Merger dated June 15, 1995 among Moovies, Inc., Tonight's Feature,
                           Inc., Douglas Raines, Michael Yeargin and Mortco, Inc.
  2.2*            --       Agreement and Plan of Merger dated June 14, 1995 as amended by First Amendment to
                           Agreement and Plan of Merger and Waiver dated July 13, 1995 among Moovies, Inc., First
                           Row Video, Inc., Video Game Trader, Inc. Rokki Rogan and Robert Ulam.
  2.3*            --       Asset Purchase Agreement dated June 15, 1995 as amended by First Amendment to Asset
                           Purchase Agreement and Waiver dated June 30, 1995 among Moovies, Inc. and Movie Stars
                           Entertainment Corp. and Alan Daniels.
  2.4*            --       Agreement and Plan of Merger dated June 14, 1995 as amended by First Amendment to
                           Agreement and Plan of Merger and Waiver dated July 8, 1995 among Moovies, Inc.,
                           PARR-Four, Inc. d/b/a Video Express, Arthur F. Greeder, III and Ann E. Greeder.

357291.5
                                      II-1


EXHIBIT NO.                DESCRIPTION
  2.5*            --       Agreement and Plan of Merger dated June 14, 1995 as amended by First Amendment to
                           Agreement and Plan of Merger and Waiver dated July 8, 1995 among Moovies, Inc., BREM,
                           Inc. d/b/a Video Stars and Robert L. Brown, Jr.
  2.6*            --       Asset Purchase Agreement dated June 14, 1995 as amended by First Amendment to Asset
                           Purchase Agreement and Waiver dated July 13, 1995 among Moovies, Inc., Lott's Video
                           Warehouse of Athens, Lott's Video Warehouse of Athens, Inc., No. 2, Lott's Video
                           Warehouse of Dublin, Inc., Lott's Video Warehouse of Gainesville, Inc., Lott's Video
                           Warehouse of Milledgeville, Inc., Bryant Lott and Jerry W. Lott.
  2.7*            --       Asset Purchase Agreement dated June 14, 1995 as amended by First Amendment to Asset
                           Purchase Agreement and Waiver dated July 13, 1995 among Moovies, Inc., Video Warehouse of Augusta #3, Gerald Pryor and Michael Harden.
  2.8*            --       Asset Purchase Agreement dated June 14, 1995 as amended by First Amendment to Asset
                           Purchase Agreement and Waiver dated July 13, 1995 among Moovies, Inc., Video Warehouse of Macon #1, Gerald Pryor and Kevin Griffin.
  2.9*            --       Asset Purchase Agreement dated June 14, 1995 as amended by First Amendment to Asset
                           Purchase Agreement and Waiver dated July 13, 1995 among Moovies, Inc., Video Warehouse of Savannah #2, Gerald Pryor and Kevin Griffin.
  2.10*           --       Agreement and Plan of Merger dated June 14, 1995 as amended by First Amendment to
                           Agreement and Plan of Merger and Waiver dated July 13, 1995 among Moovies, Inc., Video
                           Warehouse of Savannah #1, Inc., Gerald Pryor and Kevin Griffin.
  2.11*           --       Agreement and Plan of Merger dated June 14, 1995 as amended by First Amendment to
                           Agreement and Plan of Merger and Waiver dated July 13, 1995 among Moovies, Inc., Video
                           Warehouse of Augusta #2, Inc. and Gerald Pryor.
  2.12*           --       Agreement and Plan of Merger dated June 14, 1995 as amended by First Amendment to
                           Agreement and Plan of Merger and Waiver dated July 13, 1995 among Moovies, Inc., Video
                           Warehouse of Macon #3, Inc., Gerald Pryor, Michael Harden and Eddie Williams.
  2.13*           --       Agreement and Plan of Merger dated June 14, 1995 as amended by First Amendment to
                           Agreement and Plan of Merger and Waiver dated July 13, 1995 among Moovies, Inc., Video
                           Warehouse of Augusta #1, Inc. and Gerald Pryor.
  2.14*           --       Asset Purchase Agreement dated June 14, 1995 as amended by First Amendment to Asset
                           Purchase Agreement and Waiver dated July 13, 1995 among Moovies, Inc., L.A. Video, L.A.
                           Video of Upper Dublin, Inc., L.A. Video of Aldan, Inc., Alan Warshaw and Linda Warshaw.
  2.15*           --       Agreement and Plan of Merger dated June 14, 1995 as amended by First Amendment to
                           Agreement and Plan of Merger and Waiver dated June 30, 1995 among Moovies, Inc., King
                           Video, Inc. and Thomas C. King.
  2.16*           --       Asset Purchase Agreement dated June 14, 1995 as amended by First Amendment to Asset
                           Purchase Agreement and Waiver dated July 13, 1995 among Moovies, Inc., Planet Video,
                           Inc., XIMPEC, Inc. and Robert Klein.
  2.17*           --       Asset Purchase Agreement dated August 25, 1995 among Moovies, Inc., Moviemax Video
                           Superstores, Inc., David Thomas Roberts, Deborah C. Roberts, Freeman C. Todd and
                           Carolyn C. Todd.
  2.18            --       Agreement and Plan of Merger dated September 15, 1995 among Moovies, Inc., Moovies of
                           Iowa, Inc., MoveAmerica, Incorporated d/b/a Movies to Go, Richard C. Eychaner, Andy
                           Burton, Sheila Burton, Keith West, Howard Eychaner, Mark Peters, Dave Ryan, Brian
                           Gosnell, Kurt Vanderhoef, Kirk Reinert, and Robert Keenan (Incorporated by reference to
                           Exhibit 2 to the Company's Current Report on Form 8-K dated September 18, 1995).
  2.19**          --       Asset Purchase Agreement dated October 11, 1995 among Moovies, Inc., First Row Video #6 of Belmont Avenue, Inc. d/b/a First Row Video, Mark A. Mallen, and Stephanie R. Mallen.
  2.20**          --       Asset  Purchase  Agreement  dated  November  20, 1995 among
                           Moovies,  Inc.,  Smash  Video,  Inc.,  Bobby  Harrelson,   Rex
                           Stephens, and Robert Exum.

357291.5
                                      II-2


EXHIBIT NO.                DESCRIPTION

  2.21            --       Agreement and Plan of Merger dated December 11, 1995 among Moovies, Inc., Moovies of the Carolinas, Inc., Pic-A-Flick of Berea, Inc., PAF-NC, Inc., Pic-A-Flick of Seneca, Inc.,
                           Video Warehouse of Greenville, Inc., Pic-A-Flick Video International, Inc., Joseph G.
                           Mahaffey, Sr., Joseph G. Mahaffey, Jr., and Susan J. Mahaffey (Incorporated by reference to
                           Exhibit 2.1 to the Company's Current Report on Form 8-K dated December 11, 1995).
  2.22            --       Asset Purchase Agreement dated December 11, 1995 among Moovies, Inc., Moovies of the
                           Carolinas, Inc., Pic-A-Flick of Chester, Inc., Take One Video of Simpsonville, S.C., Inc.,
                           Joseph G. Mahaffey, Sr. and Alinda W. Mahaffey (Incorporated by reference to Exhibit 2.3 to the Company's Current Report on Form 8-K dated December 11, 1995).
  2.23            --       Stock Purchase Agreement dated December 11, 1995 among Moovies, Inc., Moovies of the
                           Carolinas, Inc., Pic-A-Flick of Greenville, Inc., and Joseph G. Mahaffey, Sr. (Incorporated by
                           reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated December 11,
                           1995).
  2.24            --       Agreement and Plan of Merger dated December 21, 1995 among Moovies, Inc., Moovies of
                           Georgia, Inc., The Movie Store, Inc., The Movie Store VI, Inc., and Paul D. Love
                           (Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated
                           December 21, 1995).
  2.25            --       Asset Purchase Agreement dated December 21, 1995 among Moovies, Inc., Moovies of
                           Georgia, Inc., and Movie Store VII, Inc. (Incorporated by reference to Exhibit 2.3 to the
                           Company's Current Report on Form 8-K dated December 21, 1995).
  2.26            --       Asset Purchase Agreement dated December 21, 1995 among Moovies, Inc., Moovies of
                           Georgia, Inc., and Parkaire Media Associates, Ltd. (Incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated December 1, 1995).
  2.27***         --       Asset Purchase Agreement dated March 19, 1996, among Moovies, Inc., Showtime U.S.A.,
                           Ltd., Jerry Hilburn, Lois Hilburn, Justin Hilburn, Phil Blanton, Paige Wood, and Neil
                           Granath.
  2.28***         --       Asset Purchase Agreement dated April 30, 1996 among Moovies, Inc., American
                           Mult-Entertainment, Inc. d/b/a Premiere Video, Dave Ross, Tony Tillemans, Matthew Otto,
                           Nicole Ross, Anthony Ross, and Catherine Ross as Custodian for Mark Ross.
  3.1*            --       Restated Certificate of Incorporation of Moovies, Inc.
  3.2             --       Restated Bylaws of Moovies, Inc. (Incorporated by reference to Exhibit 3.2 in the Registrant's
                           Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).
  4.1*            --       Specimen Common Stock Certificate.
  5.1****         --       Opinion of Arnall Golden & Gregory.
 10.1*            --       Form of Registration Rights Agreement.
 10.1.1***        --       Registration Rights Agreement dated August 9, 1995 between Moovies, Inc. and Mortco, Inc.
 10.1.2***        --       Amendment and Joinder Agreement for Registration Rights Agreement dated September 18,
                           1995 among Moovies, Inc., Richard C. Eychaner, Andy Burton, Sheila Burton, Keith West,
                           Howard Eychaner, Mark Peters, Dave Ryan, Brian Gosnett, Kurt Vanderhoef, Kirk Reinert
                           and Robert Keenan.
 10.1.3***        --       Piggyback Registration Rights Agreement dated December 11, 1995 among Moovies, Inc.,
                           Joseph G. Mahaffey, Sr., Joseph G. Mahaffey, Jr. and Susan J. Mahaffey.
 10.1.4***        --       Piggyback Registration Rights Agreement dated December 21, 1995 between Moovies, Inc.
                           and Paul D. Love.
 10.2*            --       Rentrak National Account Agreement dated March 8, 1995, as amended by First Addendum dated March 8, 1995 and Amendment to First Addendum dated as of June 16, 1995.
 10.2.1**         --       Letter Agreement dated January 17, 1996, between Moovies, Inc. and Baker & Taylor
                           Entertainment, a division of Baker & Taylor.
 10.2.2***        --       Second Addendum to Rentrak National Account Agreement, dated May 18, 1995.
 10.3*            --       1995 Stock Plan and forms of Stock Option Agreements.
 10.3.1***        --       First Amendment to 1995 Stock Plan.

357291.5
                                      II-3



EXHIBIT NO.                DESCRIPTION

 10.3.2***        --       Form of Non-Qualified Stock Option Agreement
 10.4*            --       Employment Agreement effective September 1994 between Tonight's Feature, Inc. and John
                           L. Taylor.
 10.5*            --       Employment Agreement effective March 1995 between Tonight's Feature Limited Partnership
                           II and F. Andrew Mitchell.
 10.6*            --       Form of Employment Agreement between Moovies, Inc. and Douglas Raines.
 10.7*            --       Form of Employment Agreement between Moovies, Inc. and Michael Yeargin.
 10.8*            --       Form of Employment Agreement between Moovies, Inc. and Alan Daniels.
 10.9*            --       Form of Employment Agreement between Moovies, Inc. and Robert Klein.
 10.9.1***        --       Employment Agreement dated October 1, 1995 between Moovies, Inc. and Robert Klein.
 10.9.2****       --       Amendment to Employment Agreement effective June 30, 1996, between Moovies, Inc. and
                           Robert Klein.
 10.10*           --       Form of Employment Agreement between Moovies, Inc. and Rokki Rogan.
 10.11*           --       Form of Employment Agreement between Moovies, Inc. and Arthur F. Greeder, III.
 10.12*           --       Form of Employment Agreement between Moovies, Inc. and Alan Warshaw.
 10.13*           --       Loan Agreement, in the principal amount of $550,000 dated August 31, 1993 between
                           Tonight's Feature Limited Partnership II and BB&T.
 10.14*           --       Promissory Note in the principal amount of $550,000 dated August 31, 1993, between
                           Tonight's Feature Limited Partnership II and BB&T.
 10.15*           --       Promissory Note in the principal amount of $150,000 dated August 25, 1994, between
                           Tonight's Feature Limited Partnership II and BB&T.
 10.16*           --       Promissory Note in the principal amount of $125,000 dated December 15, 1994, between
                           Tonight's Feature Limited Partnership II and BB&T.
 10.17*           --       Secured Revolving Note in the principal amount of $250,000 dated November 24, 1993 between Tonight's Feature Limited Partnership II and Rentrak.
 10.18*           --       Security Agreement dated November 24, 1993 between Tonight's Feature Limited Partnership
                           II and Mortco, Inc.
 10.19*           --       Revolving Credit Agreement dated March 8, 1995 between Tonight's Feature Limited
                           Partnership II, Tonight's Feature, Inc. and Mortco, Inc., as amended by First Amendment dated June 13, 1995.
 10.20*           --       Secured Revolving Note in the principal amount of $750,000 dated March 8, 1995 between
                           Tonight's Feature and Mortco, Inc.
 10.21*           --       Security Agreement dated March 8, 1995 between Tonight's Feature and Mortco, Inc.
 10.22*           --       Promissory Notes dated August 31, 1993 between Tonight's Feature and former limited partners.
 10.23*           --       Warrant Agreement dated April 19, 1995 with Sirrom Capital Corporation, as amended June
                           14, 1995.
 10.23.1***       --       Warrant Agreement dated January 5, 1996 with Sirrom Capital Corporation.
 10.24*           --       Warrant Agreement dated April 19, 1995 with Mortco, Inc., as amended June 13, 1995.
 10.25*           --       Stock Purchase Warrant dated November 30, 1994 with Theodore J. Coburn.
 10.26*           --       Form of Warrant for former limited partners.
 10.27*           --       Loan Agreement dated April 19, 1995 by and between Tonight's Feature Limited Partnership
                           II and Sirrom Capital Corporation.
 10.27.1***       --       First Amendment to Loan Agreement and Loan Documents dated January 5, 1996 between
                           Moovies, Inc. and Sirrom Capital Corporation.
 10.27.2***       --       Secured Promissory Note in the original principal amount of $2,000,000 between Moovies,
                           Inc. and Sirrom Capital Corporation.
 10.28**          --       Promissory Note from Moovies of the Carolinas, Inc. in favor of Take One Video of
                           Simpsonville, S.C., Inc. in the amount of $1,625,000, with related Letter of Credit to secure payment thereof from Carolina First Bank.

357291.5
                                      II-4



EXHIBIT NO.                DESCRIPTION

 10.29**          --       Promissory Note from Moovies of the Carolinas, Inc. in favor of Pic-A-Flick of Chester, Inc.
                           in the amount of $375,000, with related Letter of Credit to secure payment thereof from
                           Carolina First Bank.
 10.30**          --       Promissory Note from Moovies of the Carolinas, Inc. in favor of Joseph G. Mahaffey, Sr., in the principal amount of $3,000,000, with related Letter of Credit to secure payment thereof from Carolina First Bank.
 10.31**          --       Promissory Note dated December 21, 1995 from Moovies, Inc. in favor of Movie Store VII,
                           Inc. in the original principal amount of $435,215 .
 10.32**          --       Promissory Note dated December 21, 1995 from Moovies, Inc., in favor of Parkaire Media
                           Associates, Ltd. in the original principal amount of $468,650.
 10.33**          --       Stock Purchase Warrant from Moovies, Inc. to Joseph G. Mahaffey, Sr.
 10.34***         --       Credit Agreement dated March 29, 1996, between Moovies, Inc. and First Union National
                           Bank as agent.
 10.35***         --       Sublease Agreement dated December 1, 1995 between Dow Brands, L.P. and Moovies, Inc.
 10.36***         --       Form of Severance Agreement with Executive Officers.
 10.37***         --       Form of Severance Agreement with Robert Klein.
 11****           --       Statement re computation of per share earnings.
 21.1***          --       Subsidiaries of the Company.
 23.1****         --       Consent of KPMG Peat Marwick LLP.
 23.2****         --       Consent of McGladrey & Pullen, LLP.
 23.3****         --       Consent of Arnall Golden & Gregory (contained in Exhibit 5.1).
 23.4****         --       Consent of McMahon, Hartmann, Amundson & Co., LLP
 24.1****         --       Power of Attorney (contained on Signature page of the Registration Statement).

* Incorporated by reference to the same Exhibit number in the Registrant's Registration Statement on Form S-1 (No. 33-93562).

** Incorporated by reference to the same Exhibit number in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

*** Incorporated by reference to the same Exhibit number in the Registrant's Registration Statement on Form S-1. (No. 333-4270)

****  Filed herewith.

***** To be filed by amendment.


357291.5
                                      II-5

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Moovies pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933,

357291.5
                                      II-6
each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions,or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

357291.5
                                      II-7

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina on October 10, 1996.


                                            MOOVIES, INC.




                                             By: /s/ F. ANDREW MITCHELL
                                                 -------------------------
                                                 F. Andrew Mitchell
                                                 Chief Financial Officer


                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John L. Taylor, Andrew Mitchell and Ross Miller, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any related registration statement filed pursuant to Rule 462 promulgated pursuant to the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might of could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on October 10, 1996.

         Signature                                                     Title                              Date

    /s/  JOHN L TAYLOR                               Chairman, President and Chief                       October 10, 1996
- --------------------------------------
         John L Taylor                               Executive Officer (Principal Executive
                                                     Officer) and Director

    /s/  F. ANDREW MITCHELL                          Chief Financial Officer and Director                October 10, 1996
- --------------------------------------
         F. Andrew Mitchell                          (Principal Financial and
                                                     Accounting Officer)

    /s/  DOUGLAS RAINES                              Director                                            October 10, 1996
- --------------------------------------
         Douglas Raines

    /s/  MICHAEL YEARGIN                             Director                                            October 10, 1996
- --------------------------------------
         Michael Yeargin

    /s/  THEODORE J. COBURN                          Director                                            October 10, 1996
- --------------------------------------
         Theodore J. Coburn




357291.5
                                      II-8



    /s/  ARTHUR F. GREEDER III                       Director                                            October 10, 1996
- -------------------------------------
         Arthur F. Greeder III

    /s/  ROKKI ROGAN                                 Director                                            October 10, 1996
- -------------------------------------
         Rokki Rogan

    /s/  CHARLES D. WAY                              Director                                            October 10, 1996
- -------------------------------------
         Charles D. Way

    /s/  ROBERT J. KLEIN                             Director                                            October 10, 1996
- ------------------------------------
         Robert J. Klein



357291.5
                                      II-9